As filed with the Securities and Exchange Commission on March 21, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHOLESALE AUTO RECEIVABLES LLC
(Depositor)
(Exact name of Registrant as Specified in its Charter)

Delaware	6189	38-3082709
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Mark E. Newman, Vice President
Corporation Trust Center	Wholesale Auto Receivables LLC
1209 Orange Street	200 Renaissance Center
Wilmington, Delaware 19801	Detroit, Michigan 48265
(302-658-7851)	(313-665-6266)
(Address, including zip code, and telephone number, including	(Name, address, including zip code, and telephone number,
area code, of principal executive offices of Registrant)	including area code, of agent for service)

With A Copy to:

Jeffrey S. O’Connor	Elizabeth A. Raymond
Kirkland & Ellis LLP	Mayer, Brown, Rowe & Maw LLP
200 East Randolph Drive	71 South Wacker Drive
Chicago, Illinois 60601	Chicago, Illinois 60606

Approximate date of commencement of proposed sale to the public:  from time to time after the effective date of this Registration Statement as determined in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit(1)	Offering Price(1)	Fee
Asset Backed Securities	$1,000,000	100%	$1,000,000	$30.70

(1)	Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated [  ]

Prospectus supplement to prospectus dated [  ]

SWIFT Master Auto Receivables Trust
Issuing Entity
$[ • ] Class A Floating Rate Asset Backed Notes, Series 20[  ]-[  ]
$[ • ] Class B Floating Rate Asset Backed Notes, Series 20[  ]-[  ]
$[ • ] Class C Floating Rate Asset Backed Notes, Series 20[  ]-[  ]
[$[ • ] Class D Floating Rate Asset Backed Notes, Series 20[  ]-[  ]]

Wholesale Auto Receivables LLC
Depositor

GMAC LLC
Sponsor and Servicer

You should consider carefully the risk factors beginning on page S-11 in this prospectus supplement and on page 6 in the prospectus.

The offered notes represent obligations of the issuing entity only and do not represent obligations of or interests in, and are not guaranteed by, Wholesale Auto Receivables LLC, GMAC LLC or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

The trust will issue the offered notes to the public:

Offered Notes
	[Class A]	[Class B]	[Class C]
Principal balance	$[ • ]	$[ • ]	$[ • ]
Interest rate	[One-Month LIBOR	[One-Month LIBOR	[One-Month LIBOR
	plus [ • ]% per annum]	plus [ • ]% per annum]	plus [ • ]% per annum]
Initial scheduled distribution date	[ ]	[ ]	[ ]
Expected Maturity Date	[ • ] distribution date	[ • ] distribution date	[ • ] distribution date
Legal Maturity Date	[ • ] distribution date	[ • ] distribution date	[ • ] distribution date
Distribution Frequency	Monthly	Monthly	Monthly
Price to public	[ • ]%	[ • ]%	[ • ] %
Underwriting discount	[ • ]%	[ • ]%	[ • ]%
Proceeds to depositor	$[ • ]	$[ • ]	$[ • ]

The aggregate principal amount of securities being offered under this prospectus supplement is $[ • ].

The primary assets of the issuing entity will be a revolving pool of receivables arising under floor plan financing agreements between GMAC LLC and a group of retail automotive dealers [primarily] franchised by General Motors [and other automobile manufacturers].

Credit Enhancement and Liquidity

•	Reserve fund, with an initial deposit of $[ • ].

•	Accumulation period reserve account, with an initial deposit of $[ • ].

•	Excess spread.

•	[[Class E] asset backed notes with an initial principal balance of $[ • ] will be issued by the trust. The [Series 20[ ]-[ ] Class E] notes are not being offered under this prospectus supplement.]

•	[[Class D] asset backed notes with an initial principal balance of $[ • ] will be issued by the trust. The [Series 20[ ]-[ ] Class D] notes are not being offered under this prospectus supplement.]

•	[The Series 20[ ]-[ ] Class E notes are subordinated to all the other classes of notes issued by the trust.]

•	[The Series 20[ ]-[ ] Class D notes are subordinated to the Series 20[ ]-[ ] Class A notes, the Series 20[ ]-[ ] Class B notes and the Series 20[ ]-[ ] Class C notes.]

•	[The Series 20[ ]-[ ] Class C notes are subordinated to the Series 20[ ]-[ ] Class A notes and the Series 20[ ]-[ ] Class B notes.]

•	[The Series 20[ ]-[ ] Class B notes are subordinated to the Series 20[ ]-[ ] Class A notes.]
•	This prospectus supplement and the accompanying prospectus relate only to the offering of the offered notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters for the Series 20[  ]-[  ] Class A notes, Series 20[  ]-[  ] Class B notes and Series 20[  ]-[  ] Class C notes:

[UNDERWRITER NAMES]

The date of this prospectus supplement is          .

Prospectus Supplement

Page

SUMMARY	S-1
Transaction Overview	S-1
The Parties	S-1
Securities	S-1
Payments On The Notes	S-2
Allocation of Collections	S-4
Groups	S-4
Application of Collections	S-4
Early Amortization Events	S-6
Events of Default	S-6
Optional Redemption	S-6
Credit Enhancement And Liquidity	S-7
Assets Of The Trust	S-8
Other Interests in the Trust	S-8
Servicing Fee	S-9
Tax Status	S-9
ERISA Considerations	S-9
Ratings	S-9
Risk Factors	S-10
RISK FACTORS	S-11
The trust could make principal payments on the Series 20[ ]-[ ] Class A notes sooner than the Series 20[ ]-[ ] Expected Maturity Date if an Early Amortization Event occurs	S-11
[A reorganization of General Motors under Chapter 11 of the federal bankruptcy code will not cause an Early Amortization Event for the Series 20[ ]-[ ] notes.]	S-11
Labor disruptions or a strike could negatively impact the origination of new receivables and any payments on the offered notes	S-12
The Series 20[     ]-[     ] Class B notes are subordinated to the Class A notes, and the Series 20[     ]-[     ] Class C notes are subordinated to the Class A notes and the Series 20[     ]-[     ] Class B notes, which could result in reduced or delayed payments on the Series 20[     ]-[     ] Class B notes and on the Series 20[     ]-[     ] Class C notes
S-12
[Changes in the relationship between One-Month LIBOR and the Prime Rate may adversely affect the trust	S-13
[Failure by the Basis Swap Counterparty to Make Payments to the Trust and the Seniority of Payments Owed to the Basis Swap Counterparty Could Reduce or Delay Payments on the Notes]	S-13
The ratings on the offered notes are not recommendations; they may change or be withdrawn	S-14
You may find a limited market for any resale of the offered notes	S-14
The trust has limited assets: The receivables and any forms of credit enhancement	S-15

i

Page

You may receive an early return of your investment or incur a shortfall in the return of your investment following an Event of Default under the Series 20[ ]-[ ] Indenture Supplement	S-15
Principal may be paid or accumulated with respect to other series of notes while principal is being paid or accumulated with respect to the offered notes, which could result in reduced or delayed payments on your notes
S-16
The depositor has the ability to change certain eligibility criteria and certain requirements with respect to the trust and the Series 20[     ]-[     ] notes without the consent of noteholders, which could result in reduced or delayed payments on your notes
S-16
You may have limited or no ability to control actions under the Series 20[ ]-[ ] Indenture supplement	S-17
THE TRUST	S-18
Capitalization of the Trust	S-18
The Owner Trustee	S-19
The Trust Property	S-19
THE SPONSOR	S-19
THE U.S. PORTFOLIO	S-19
General	S-19
Composition of the U.S. Portfolio of Accounts; Total As of [ ]	S-20
Composition of the U.S. Portfolio of Accounts; New Receivables As of [ ]	S-20
Composition of the U.S. Portfolio of Accounts; Used Receivables As of [ ]	S-20
Loss Experience	S-21
Loss Experience for the U.S. Portfolio	S-21
Aging Experience	S-22
Age Distribution for the U.S. Portfolio	S-22
Monthly Payment Rates	S-22
Monthly Payment Rates for the U.S. Portfolio	S-22
Dealer Credit Rating Distribution for the U.S. Portfolio	S-23
Geographic Distribution	S-23
Geographic Distribution of the U.S. Portfolio	S-23
[Dealers not Franchised by General Motors	S-23
THE POOL OF ACCOUNTS	S-24
Criteria Applicable to the Selection of Accounts and Receivables	S-24
Addition and Removal of Accounts	S-26
The Initial Pool of Accounts	S-26
Composition of the Initial Pool of Accounts; Total As of the Series Cutoff Date	S-27
Composition of Initial Pool of Accounts; New Receivables As of the Series Cutoff Date	S-27
Composition of the Initial Pool of Accounts; Used Receivables As of the Series Cutoff Date	S-27
Age Distribution for the Pool of Accounts	S-27
Dealer Credit Rating Distribution for the Pool of Accounts	S-28
Geographic Distribution	S-28

Page

SERVICING FEE	5
TAX STATUS	5
ERISA CONSIDERATIONS	5
RATINGS	5
RISK FACTORS	6
Some receivables may become uncollectible if other parties establish liens on receivables that are superior to the trust’s, which could result in reduced or delayed payments on your notes	6
Some receivables may become uncollectible if dealers make sales out of trust, which could result in reduced or delayed payments on your notes	6
If GMAC files for bankruptcy you could experience reduced or delayed payments on your notes	6
If General Motors files for bankruptcy you could experience reductions and delays in payments on your notes	7
The trust is dependent primarily on GMAC to generate new receivables; without new receivables, the trust may be unable to make payments on the notes.	8
If General Motors does not exercise its option to repurchase vehicles from dealers, you could experience reduced or delayed payments on your notes	9
Collections from dealers are generally the trust’s only source of funds to make payments on the notes and if dealers’ ability to pay on the receivables declines, you could experience reduced or delayed payments on your notes	9
The servicer has discretion over the servicing of the receivables and the manner in which the servicer applies that discretion may impact on the amount and timing of funds available to pay principal and interest on the notes	9
Temporary commingling of funds by the servicer prior to their deposit into the Collection Account may result in reduced or delayed payments on the notes	9
Replacing the servicer may result in reduced or delayed payments on the notes	10
GMAC and the depositor do not guarantee payments on the receivables or the notes, but in limited circumstances GMAC may be required to repurchase receivables	10
The addition or removal of trust assets may decrease the credit quality of the trust assets securing your notes and could result in accelerated, reduced or delayed payments on your notes	10
Issuance of additional series by the trust could affect the timing and amounts of the payments on your notes	11
THE SPONSOR	11
THE DEPOSITOR	13
THE SERVICER	14
Servicing Procedures	14
Collections
Servicer Advances	15
Servicing Compensation and Payment Of Expenses	15
THE TRUST	17
The Trust Estate	17
Capitalization of the Trust	18
THE OWNER TRUSTEE	19
THE INDENTURE TRUSTEE	20
USE OF PROCEEDS	22

v

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered notes in two separate documents:

•	the prospectus, which provides general information and terms of the notes some of which may not apply to a particular series of notes, including your series of offered notes; and

•	this prospectus supplement, which provides information regarding the pool of receivables held by the trust and specifies the terms of your series of offered notes.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the offered notes in any state where the offer is not permitted.

You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Principal Terms” beginning on page S-54 of this prospectus supplement or in the “Glossary of Terms” beginning on page S-79 in the prospectus.

Summary of Transaction Parties*

*	This chart provides only a simplified overview of the relations among the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of this offering of the offered notes, carefully read this entire document and the accompanying prospectus.

TRANSACTION OVERVIEW

The issuing entity is a master owner trust that owns a revolving pool of receivables that arise in connection with the purchase and financing by motor vehicle dealers of their new and used car and light, medium or heavy-duty truck or van inventory. The issuing entity will issue the notes backed by this revolving pool of receivables to the depositor on the closing date. The depositor will sell the notes to the underwriters who will then sell them to you.

THE PARTIES

Sponsor

GMAC LLC, or “GMAC,” will be the sponsor of the offered notes.

Issuing Entity

SWIFT Master Auto Receivables Trust, a Delaware statutory trust formed by the depositor, will be the issuing entity of the offered notes. In this prospectus supplement and the accompanying prospectus, we also refer to the issuing entity as the “trust.”

Depositor

Wholesale Auto Receivables LLC, a wholly-owned subsidiary of GMAC, will be the depositor to the trust.

Servicer

GMAC will be the servicer for the trust.

Indenture Trustee

[ ]

Owner Trustee

[ ]

[Note Insurer]

[[     ], a [     ], will be the “note insurer.”

The note insurer will issue a policy that will guarantee the timely payment of interest on and certain payments of principal of the notes on each payment date, and the payment of principal of each class of notes on the 20[  ]-[     ] Legal Maturity Date. See “The Notes—The Insurance Policy and the Note Insurer” in this prospectus supplement.]

[Basis Swap Counterparty]

[[     ], will be the “basis swap counterparty.”]

Closing Date

[ ]

Securities

On the closing date, the trust will issue the following securities:

•	[$[ • ] Class A floating rate asset backed notes, Series 20[ ]-[ ], which we refer to as the “Series 20[ ]-[ ] Class A notes.”]

•	[$[ • ] Class B floating rate asset backed notes, Series 20[ ]-[ ], which we refer to as the “Series 20[ ]-[ ] Class B notes.”]

•	[$[ • ] Class C floating rate asset backed notes, Series 20[ ]-[ ], which we refer to as the “Series 20[ ]-[ ] Class C notes.” We refer to the Series 20[ ]-[ ] Class A notes, the Series 20[ ]-[ ] Class B notes and the Series 20[ ]-[ ] Class C notes, collectively, as the “offered notes.”]

•	[$[ • ] Class D floating rate asset backed notes, Series 20[ ]-[ ], which we refer to as the “Series 20[ ]-[ ] Class D notes.”]

•	[$[ • ] Class E floating rate asset backed notes, Series 20[ ]-[ ], which we refer to as the “Series 20[ ]-[ ] Class E notes.” We refer to the offered notes, the Series 20[ ]-[ ] Class D notes and the Series 20[ ]-[ ] Class E notes, collectively, as the “Series 20[ ]-[ ] notes.”]

•	[Certificates, which will represent the Certificate Interest in the trust and which we refer to as the “certificates.” The certificates will be retained by the depositor and are not being offered under this prospectus supplement. The certificates will not provide subordination for the Series 20[ ]-[ ] notes. The depositor will retain the right to sell all or a portion of the certificates at any time.] We refer to the Series 20[ ]-[ ] notes and the certificates, collectively, as the “securities.”]

Only the offered notes are offered hereby. The [Series 20[  ]-[  ] Class D notes and the Series 20[  ]-[  ] Class E notes] are not being offered under this prospectus supplement or prospectus. The [Series 20[  ]-[  ] Class D notes and the Series 20[  ]-[  ] Class E notes] initially will be retained by the depositor. The depositor will retain the right to sell all or a portion of the [Series 20[  ]-[  ] Class D notes and the Series 20[  ]-[  ] Class E notes] at any time.

Under certain conditions as described in the prospectus under “The Notes—Additional Issuances,” the trust may, from time to time, at the direction of the sponsor, issue additional series of notes. [The trust has issued other series of notes which are also secured by the assets of the trust. Annex A to this prospectus supplement summarizes certain characteristics of each outstanding series of notes.] Noteholder approval is not required for such additional issuances. There is no requirement to give noteholders notice of such events; however, noteholders will be notified of additional issuances or borrowings in the Form 10-D filed with respect to the calendar month in which the additional securities are issued. See “The Transfer and Servicing Agreements—Reports to Noteholders.”

The offered notes will be available for purchase in denominations of $100,000 and integral multiples of $1,000 thereof in book-entry form only. The offered notes will be registered in the name of the nominee for The Depository Trust Company. You may hold your offered notes through the book-entry systems of DTC in the United States or Clearstream or Euroclear in Europe.

PAYMENTS ON THE NOTES

Interest

The trust will pay interest on the Series 20[  ]-[  ] Class A notes at a rate equal to One-Month LIBOR plus [ • ]% per annum, on the Series 20[  ]-[  ] Class B notes at a rate equal to One-Month LIBOR plus [ • ]% per annum and on the Series 20[  ]-[  ] Class C notes at a rate equal to One-Month LIBOR plus [ • ]% per annum.

The trust will pay interest on the Series 20[  ]-[  ] notes based on the actual number of days elapsed during the period for which interest is payable and a 360-day year. Interest will accrue from and including the closing date, or from and including the most recent Distribution Date, to but excluding the current Distribution Date.

The trust will pay interest on the Series 20[  ]-[  ] notes monthly on the [15th] day of each calendar month or, if that day is not a Business Day, the next Business Day, commencing [  ]. We refer to these dates as the “Distribution Dates.”

The payment of interest on the Series 20[  ]-[  ]Class B notes is subordinated to the payment of interest on the Series 20[  ]-[  ] Class A notes; the payment of interest on the Series 20[  ]-[  ] Class C notes is subordinated to the payment of interest on the Series 20[  ]-[  ] Class A notes and the Series 20[  ]-[  ] Class B notes; the payment of interest on the Series 20[  ]-[  ] Class D notes is subordinated to the payment of interest on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes and the Series 20[  ]-[  ] Class C notes; and the payment of interest on the Series 20[  ]-[  ] Class E notes is subordinated to the payment of interest on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes, the Series 20[  ]-[  ] Class C notes and the Series 20[  ]-[  ] Class D notes, in each case to the extent described in this prospectus supplement and the accompanying prospectus. No interest will be paid on the Series 20[  ]-[  ] Class B notes on any Distribution Date unless all interest due and payable on the Series 20[  ]-[  ] Class A notes has been paid; no interest will be paid on the Series 20[  ]-[  ] Class C notes on any Distribution Date unless all interest due and payable on the Series 20[  ]-[  ] Class A notes and the Series 20[  ]-[  ] Class B notes has been paid; no interest will be paid on the Series 20[  ]-[  ] Class D notes on any Distribution Date unless all interest due and payable on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes and the Series 20[  ]-[  ] Class C notes has been paid; and no interest will be paid on the Series 20[  ]-[  ] Class E notes on any Distribution Date unless all interest due and payable on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes, the Series 20[  ]-[  ] Class C notes and the Series 20[  ]-[  ] Class D notes has been paid.

In certain circumstances, Principal Collections may be reallocated for interest payments on the notes to the extent described in this prospectus supplement.

This prospectus supplement and the prospectus describe how the trust will allocate available funds to interest payments on the Series 20[  ]-[  ] notes and any other series of notes issued by the trust.

Principal Payments

[We expect that the trust will pay the entire principal balance of each class of the Series 20[  ]-[  ] notes on the “Series 20[  ]-[  ] Expected Maturity Date,” which is the Distribution Date in [ • ].]

[The trust will pay principal on each class of the Series 20[  ]-[  ] notes in fixed amounts at scheduled intervals on each Distribution Date during the “Controlled Amortization Period.” The Controlled Amortization Period for the Class 20[  ]-[  ] notes is scheduled to begin on [  ] and ends on the earlier of (1) the end of the Collection Period preceding the Distribution Date on which all of the Series 20[  ]-[  ] notes will be paid in full, and (2) the day before the start of an Early Amortization Period for the Series 20[  ]-[  ] notes. The Controlled Accumulation Period may be postponed under circumstances described in this prospectus supplement under “The Notes—Payments of Principal—Postponement of the Controlled Accumulation Period.”]

All unpaid principal on each class of the Series 20[  ]-[  ] notes will be due on the “Series 20[  ]-[  ] Legal Maturity Date,” which is the Distribution Date in [ • ].  If the trust fails to pay any class of the Series 20[  ]-[  ] notes in full on their Series 20[  ]-[  ] Legal Maturity Date, an Event of Default will occur for that class of Series 20[  ]-[  ] notes.

The payment of principal to the Series 20[  ]-[  ] Class B notes is subordinated to the payment of principal to the Series 20[  ]-[  ] Class A notes; the payment of principal to the Series 20[  ]-[  ] Class C notes is subordinated to the payment of principal to the Series 20[  ]-[  ] Class A notes and the Series 20[  ]-[  ] Class B notes; the payment of principal to the Series 20[  ]-[  ] Class D notes is subordinated to the payment of principal to the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes and the Series 20[  ]-[  ] Class C notes and the payment of principal to the Series 20[  ]-[  ] Class E notes is subordinated to the payment of principal to the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes, the Series 20[  ]-[  ] Class C notes and the Series 20[  ]-[  ] Class D notes, in each case to the extent described in this prospectus supplement and the prospectus. No principal will be paid to the Series 20[  ]-[  ] Class B notes until all principal due and payable to the Series 20[  ]-[  ] Class A notes has been paid or provided for in full; no principal will be paid to the Series 20[  ]-[  ] Class C notes until all principal due and payable to the Series 20[  ]-[  ] Class A notes and the Series 20[  ]-[  ] Class B notes has been paid or provided for in full; no principal will be paid to the Series 20[  ]-[  ] Class D notes until all principal due and payable to the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes and Series 20[  ]-[  ] Class C notes has been paid or provided for in full, and no principal will be paid to the Series 20[  ]-[  ] Class E notes until all principal due and payable to the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes, the Series 20[  ]-[  ] Class C notes and the Series 20[  ]-[  ] Class D notes has been paid or provided for in full.

ALLOCATION OF COLLECTIONS

The servicer will collect payments on the receivables. The servicer will deposit these collections, up to specified amounts, into the Collection Account. The servicer will keep track of those collections that are Interest Collections and those collections that are Principal Collections. The servicer will also keep track of the “Aggregate Dealer Defaulted Amount,” which is the amount of principal receivables that are written off as uncollectible.

Each month, the servicer will allocate Interest Collections, Principal Collections and the Aggregate Dealer Defaulted Amount among:

•	your series;

•	other outstanding series of notes that the trust has issued; and

•	the Certificate Interest.

The amounts allocated to your series will be determined based generally on the size of your series’ Net Invested Amount compared with the Nonoverconcentration Pool Balance of the trust, which is the portion of the principal receivables not allocated to the Overconcentration Interest in the trust. The Net Invested Amount of the Series 20[  ]-[  ] notes on the closing date will be $[  ]. If the Net Invested Amount of your series declines, amounts allocated and available to make required distributions for your series will be reduced.

For a more detailed description of the allocation calculations and the events that may lead to these reductions, you should read “The Notes—Investor Percentages” and “The Notes—Investor Defaulted Amount and Reallocated Principal Collections” in this prospectus supplement and “The Notes—Overconcentration Interest and Nonoverconcentration Interest” in the accompanying prospectus.

GROUPS

Your series will be included in a group of series referred to as “Excess Interest Sharing Group [  ]” and in a group of series referred to as “Principal Sharing Group [  ].” As part of these groups, your series will be entitled in certain situations to share in Excess Interest Collections and Shared Principal Collections that are allocable to other series in the same group.

For a more detailed description of these groups, you should read “The Notes—Groups” in this prospectus supplement.

APPLICATION OF COLLECTIONS

Interest Collections

On each Distribution Date, Available Investor Interest Collections will be applied in the following order of priority:

(1)	an amount equal to the Monthly Servicing Fee for that Distribution Date will be paid to the servicer;

(2)	an amount equal to the Class A Monthly Interest;

(3)	an amount equal to the Class B Monthly Interest;

(4)	an amount equal to the Class C Monthly Interest;

(5)	an amount equal to the Class D Monthly Interest;

(6)	[an amount equal to the Class E Monthly Interest;]

(7)	an amount equal to the Investor Defaulted Amount;

(8)	an amount required to fund the Reserve Fund up to the Reserve Fund Required Amount;

(9)	an amount equal to the sum of Investor Charge-Offs that have not been previously reimbursed;

(10)	an amount equal to the sum of Reallocated Principal Collections that have not been previously reimbursed;

(11)	beginning on the Accumulation Period Reserve Account Funding Date, an amount to fund the Accumulation Period Reserve Account up to the Accumulation Period Reserve Account Required Amount;

(12)	an amount equal to any Interest Collection shortfalls for other series in Excess Interest Sharing Group [ ]; and

(13)	all remaining amounts to the holders of the Certificate Interest.

For a more detailed description of these applications, you should read “The Notes—Application of Collections—Application of Interest Collections” in this prospectus supplement.

Principal Collections

The order of priority for the application of Available Investor Principal Collections on each Distribution Date will depend on whether your series is in the Revolving Period, the Controlled Accumulation Period or the Early Amortization Period.

•	Revolving Period. The Revolving Period for your series begins on the closing date and ends on the day preceding the date on which the Controlled Accumulation Period or the Early Amortization Period begins. During the Revolving Period, no principal will be paid to you or accumulated in the Note Distribution Account for your series. Instead, Principal Collections allocated to your series will be treated as Shared Principal Collections and made available to make required principal distributions and deposits for other series in Principal Sharing Group [ ], and then paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account.

•	Controlled Accumulation Period. The Controlled Accumulation Period for your series is scheduled to begin on the first day of the [ ] Collection Period, but may begin at a later date. During the Controlled Accumulation Period, Principal Collections allocated to your series will be deposited into the Note Distribution Account up to the Controlled Deposit Amount. Any remaining Principal Collections allocated to your series will be treated as Shared Principal Collections and will be made available to make required principal distributions and deposits for other series in Principal Sharing Group [ ], and then paid to the holders of the Certificate Interest, to the extent not required to be deposited into the Excess Funding Account. During the Controlled Accumulation Period for the Series 20[ ]-[ ] notes, the trust may also be setting aside or distributing Principal Collections for the repayment of other series of notes.

On the Series 20[  ]-[  ] Expected Maturity Date, the amounts on deposit in the Note Distribution Account will be paid first to the Series 20[  ]-[  ] Class A noteholders, second to the Series 20[  ]-[  ] Class B noteholders, third to the Series 20[  ]-[  ] Class C noteholders, fourth to the Series 20[  ]-[  ] Class D noteholders and fifth to the Series 20[  ]-[  ] Class E noteholders. It is possible that the trust will not repay the entire principal balance of each class of the Series 20[  ]-[  ] notes on or before the Series 20[  ]-[  ] Expected Maturity Date. If Principal Collections are slower than anticipated during the Controlled Accumulation Period, then there may not be sufficient funds to repay the principal balance of each class of the Series 20[  ]-[  ] notes in full on the Series 20[  ]-[  ] Expected Maturity Date. In that case, allocated Principal Collections and other available funds will be applied to the repayment of principal on the Series 20[  ]-[  ] notes on subsequent Distribution Dates subject to the subordination of principal payments on the Series 20[  ]-[  ] Class B notes to principal payments on the Series 20[  ]-[  ] Class A notes, the subordination of principal payments on the Series 20[  ]-[  ] Class C notes to principal payments on the Series 20[  ]-[  ] Class A notes and the Series 20[  ]-[  ] Class B notes, the subordination of principal payments on of the Series 20[  ]-[  ] Class D notes to principal payments on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes and the Series 20[  ]-[  ] Class C notes and the subordination of principal payments on the Series 20[  ]-[  ] Class E notes to principal payments on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes, the Series 20[  ]-[  ] Class C notes, and the Series 20[  ]-[  ] Class D notes as discussed below.

•	Early Amortization Period. If an Early Amortization Event occurs, the Early Amortization Period will begin. On each Distribution Date during the Early Amortization Period, Principal Collections allocated to your series will be paid first to the Series 20[ ]-[ ] Class A noteholders, second to the Series 20[ ]-[ ] Class B noteholders, third to the Series 20[ ]-[ ] Class C noteholders, fourth to the Series 20[ ]-[ ] Class D noteholders and fifth to the Series 20[ ]-[ ] Class E noteholders.

For a more detailed description of these applications, you should read “The Notes—Application of Collections—Application of Principal Collections” in this prospectus supplement.

EARLY AMORTIZATION EVENTS

The Series 20[  ]-[  ] notes are subject to specified Early Amortization Events described under “The Notes—Early Amortization Events” in this prospectus supplement, which are applicable to the Series 20[  ]-[  ] notes.

The occurrence of specified Early Amortization Events will cause an Early Amortization Period to begin with respect to Series 20[  ]-[  ].

EVENTS OF DEFAULT

The Series 20[  ]-[  ] notes are subject to specified Events of Default described under “The Notes—The Indenture—Events of Default” in this prospectus supplement, which are applicable to the Series 20[  ]-[  ] notes.

Upon the occurrence of a bankruptcy or similar event relating to the trust, the Series 20[  ]-[  ] notes will be accelerated automatically. Upon any other Event of Default, the Series 20[  ]-[  ] notes may be accelerated by the indenture trustee or the holders of a majority of the outstanding principal balance of the applicable class or classes of Series 20[  ]-[  ] notes.

For a more detailed description of the Events of Default, the application of funds and the rights of noteholders and the indenture trustee following an Event of Default, you should read “The Notes—The Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus.

OPTIONAL REDEMPTION

The [depositor/servicer] will have the option to redeem the Series 20[  ]-[  ] notes by purchasing the portion of the trust assets allocated to the Series 20[  ]-[  ] notes at any time after the remaining outstanding principal balance of the Series 20[  ]-[  ] notes is [10]% or less of the initial principal balance of the Series 20[  ]-[  ] notes.

CREDIT ENHANCEMENT AND LIQUIDITY

The trust will repay the Series 20[  ]-[  ] notes and the other securities primarily from Principal and Interest Collections on the receivables. The following will be additional sources of funds available to the trust to pay principal and interest on the Series 20[  ]-[  ] notes and to make other required payments:

•	advances by the servicer to the trust in some circumstances;

•	monies in the Reserve Fund;

•	in some circumstances, monies in the Accumulation Period Reserve Account; and

•	in some circumstances, excess spread.

In addition, the Series 20[  ]-[  ] Class B notes are subordinated to the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class C notes are subordinated to the Class A notes and the Series 20[  ]-[  ] Class B notes, the Series 20[  ]-[  ] Class D notes are subordinated to the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes and the Series 20[  ]-[  ] Class C notes, and the Series 20[  ]-[  ] Class E notes are subordinated to the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes, the Series 20[  ]-[  ] Class C notes and the Series 20[  ]-[  ] Class D notes, in each case to the extent described in this prospectus supplement and the prospectus.

Losses not covered by any credit enhancement or support will be allocated to the securities as described in “The Notes—Other Liquidity and Credit Support” in this prospectus supplement.

The series enhancement described above is available only for your series. You are not entitled to any series enhancement available to any other series that the issuing entity has already issued or may issue in the future.

Reserve Fund

A Reserve Fund will be established to assist in the payment of interest and principal on the Series 20[  ]-[  ] notes. The depositors will deposit $[  ] into the Reserve Fund on the closing date. The amount required to be on deposit in the Reserve Fund will equal [  ]% of the Net Invested Amount of the Series 20[  ]-[  ] notes.

If on any Distribution Date, the average monthly payment rate for the three preceding months is below [  ]% but greater than or equal to [  ]%, then on the next Distribution Date, the amount required to be on deposit in the Reserve Fund will be equal to [  ]% of the Net Invested Amount of the Series 20[  ]-[  ] notes.

If on any Distribution Date, the average monthly payment rate for the three preceding months is below [  ]%, then on the Distribution Date, the amount required to be on deposit in the Reserve Fund will be equal to [  ]% of the Net Invested Amount of the Series 20[  ]-[  ] notes.

The trust may experience shortfalls in Principal and Interest Collections on the receivables. The indenture trustee will withdraw cash from the Reserve Fund when these shortfalls cause the trust to have insufficient amounts to:

•	pay the monthly servicing fee; and

•	make required distributions on the notes.

On any Distribution Date, after the trust pays the monthly servicing fee and makes all deposits or payments due on the notes, the amount in the Reserve Fund may exceed the Reserve Fund Required Amount. If so, the trust will pay the excess to the Certificate Interest.

Accumulation Period Reserve Account

An Accumulation Period Reserve Account will be established to assist with the payment of interest on the Series 20[  ]-[  ] notes during the Controlled Accumulation Period. The Accumulation Period Reserve Account will be funded prior to the start of the Controlled Accumulation Period from Available Investor Interest Collections, after certain required distributions and deposits. The amount required to be on deposit in the

Accumulation Period Reserve Account will equal $[  ], or [  ]% of the initial principal balance of the Series 20[  ]-[  ] notes.

[Basis Swaps

On the closing date, the trust will enter into a separate basis rate swap with respect to each of the offered notes. For each basis swap, the basis swap counterparty will pay to the trust on each Distribution Date interest at a per annum rate of One-Month LIBOR plus the swap spread for that class and the trust will pay to the basis swap counterparty interest at a per annum rate equal to the prime rate, in each case on the outstanding balance of the related class of notes. Only the net amount due by the trust or by the basis swap counterparty, as the case may be, will be remitted.]

ASSETS OF THE TRUST

The primary asset of the trust will be a revolving pool of receivables arising under floor plan financing agreements between GMAC and a group of retail automotive dealers primarily franchised by General Motors. These agreements are lines of credit that dealers use to purchase new and used motor vehicles manufactured or distributed by General Motors and other motor vehicle manufacturers and distributors. We refer to the dealers’ obligations under these agreements as “receivables” and the receivables are comprised of interest receivables and principal receivables.

The receivables will be sold by GMAC to the depositor and then transferred by the depositor to the trust. The trust will grant a security interest in the receivables and other specified trust property to the indenture trustee for the benefit of the noteholders. The trust property will also include:

•	security interests in the collateral securing the dealers’ obligations to pay the receivables, which will include vehicles and may include parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

•	amounts held on deposit in trust accounts maintained for the trust;

•	specified rights of the depositor under the pooling and servicing agreement with GMAC;

•	all rights the trust has under the trust sale and servicing agreement with the depositor; and

•	[the basis swaps, as described above].

GMAC or the depositor may be required to repurchase receivables from the trust in specified circumstances, as detailed in the prospectus under “The Transfer and Servicing Agreements—Representations and Warranties.”

Revolving Pool

As new receivables arise, the depositor will ordinarily transfer them to the trust on a daily basis. At the same time, prior to the date on which funds will first be set aside for principal payments on the Series 20[  ]-[  ] notes, the trust will ordinarily treat Principal Collections allocable to the Series 20[  ]-[  ] notes as Shared Principal Collections to pay down the principal balances on any other series of notes. The trust may also retain Principal Collections and invest them in Eligible Investments if sufficient new receivables are not available.

Excess Funding Account

In certain circumstances, the trust assets will also include funds held in the Excess Funding Account. If funds are on deposit in the Excess Funding Account, a portion of such funds, called the “Series 20[  ]-[  ] Excess Funding Amount,” together with any other amounts on deposit in the Excess Funding Account that are allocated to the Series 20[  ]-[  ] notes, will be treated as Available Investor Principal Collections and will be available to make payments on the Series 20[  ]-[  ] notes in the circumstances described under “The Notes—Excess Funding Account” in this prospectus supplement.

OTHER INTERESTS IN THE TRUST

Overconcentration Interest

A portion of the trust’s assets will be allocated to a separate interest in the trust, which we refer to as the “Overconcentration Interest.” Collections and defaults on the receivables attributable to the Overconcentration Interest will be allocated to Overconcentration Series of notes issued by the trust. The portion of the Overconcentration Interest not allocated to a series of notes will be allocated to the Certificate Interest.

Nonoverconcentration Interest

All assets not allocated to the Overconcentration Interest will be allocated to the Nonoverconcentration Interest in the trust. Collections and defaults on the receivables attributable to the Nonoverconcentration Interest will be allocated to the Series 20[  ]-[  ] notes, other Nonoverconcentration Series of notes issued by the trust and, in some cases, Overconcentration Series. The portion of the Nonoverconcentration Interest not allocated to a series of notes will be allocated to the Certificate Interest.

See “The Notes—Overconcentration Interest and Nonoverconcentration Interest” in the accompanying prospectus for a more detailed description of the allocations of trust assets between the Overconcentration Interest and the Nonoverconcentration Interest.

Certificate Interest

The interest in the trust assets not securing your series or any other series is the “Certificate Interest.” The Certificate Interest will not provide subordination for the Series 20[  ]-[  ] notes. The Certificate Interest will be represented by the certificates, which are not offered by this prospectus supplement. The depositor will initially own the certificates, but will retain the right to sell all or portion of the certificates at any time.

SERVICING FEE

The issuing entity will pay the servicer a servicing fee each month, as described under “Certain Fees and Expenses” in this prospectus supplement and “The Servicer—Servicing Compensation and Payment of Expenses” in the accompanying prospectus. This servicing fee will receive priority over all distributions on the securities.

TAX STATUS

In the opinion of Kirkland & Ellis LLP, special tax counsel, the offered notes will be characterized as indebtedness for federal income tax purposes, and the trust will not be taxable as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

Each offered noteholder, by the acceptance of an offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes.

ERISA Considerations

Subject to further considerations discussed under the caption “ERISA Considerations” in this prospectus supplement and the prospectus, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, “ERISA,” or a plan described under Section 4975 of the Internal Revenue Code of 1986, as amended, the “Code,” may purchase the offered notes. We suggest that an employee benefit plan, any other retirement plan or arrangement, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan, consult with its counsel before purchasing the offered notes.

Ratings

We will not issue the Series 20[  ]-[  ] Class A notes unless they are rated in the highest rating category for long-term obligations (i.e., “AAA”) by at least one nationally recognized rating agency. We will not issue the Series 20[  ]-[  ] Class B notes unless they are rated in the “A” category for long-term obligations or its equivalent by at least one nationally recognized rating agency. We will not issue the Series 20[  ]-[  ] Class C notes unless they are rated in the “BBB” category for long-term obligations or its equivalent by at least one nationally recognized rating agency.

Risk Factors

Before making an investment decision, you should consider carefully the factors set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

In addition to the risk factors beginning on page 6 of the accompanying prospectus, you should consider carefully the following risk factors in deciding whether to purchase the offered notes.

The trust could make principal payments on the Series 20[ ]-[ ] Class A notes sooner than the Series 20[ ]-[ ] Expected Maturity Date if an Early Amortization Event occurs.	After the occurrence of an Early Amortization Event, which includes bankruptcy, insolvency or receivership events relating to GMAC, the servicer, if not GMAC, or the depositor, and certain bankruptcy, insolvency and receivership events that would result in the liquidation of General Motors, the transaction documents require the trust to begin making principal payments on the notes, which may result in the repayment of principal on the notes sooner than the Series 20[ ]-[ ] Expected Maturity Date. However, if the Early Amortization Event is the result of a bankruptcy, insolvency or receivership, a trustee in bankruptcy, including the servicer as debtor-in-possession, or one of the parties to the transaction documents, may contest the enforceability of those provisions, which could have the effect of delaying, or if successful, preventing the early repayment of principal. For more information regarding Early Amortization Events, see “Summary—Early Amortization Events” in this prospectus supplement. The earlier return of principal following an Early Amortization Event may occur at a time when you might not be able to reinvest those funds for a rate of return or maturity date as favorable as those on the notes. You should also consider carefully the factors with respect to a bankruptcy of GMAC and General Motors set forth under the captions “Risk Factors—If GMAC files for bankruptcy you could experience reductions and delays in payments on your notes,” “Legal Aspects—Matters Relating to Bankruptcy” and “Risk Factors—If General Motors files for bankruptcy you could experience reductions and delays in payments on your notes “in the accompanying prospectus and “— A reorganization of General Motors under Chapter 11 of the federal bankruptcy code will not cause an Early Amortization Event for the Series 20[ ]-[ ] notes” in this prospectus supplement.

[A reorganization of General Motors under Chapter 11 of the federal bankruptcy code will not cause an Early Amortization Event for the Series 20[ ]-[ ] notes.]	The only bankruptcy events relating to General Motors that will cause an Early Amortization Event for the Series 20[ ]-[ ] notes will be (a) the filing of a petition by General Motors (or by another person that is undismissed after 90 days), or the entry of an order, under Chapter 7 of the federal bankruptcy code, or (b) General Motors ceasing to operate as an automobile manufacture or undertaking to sell or liquidate all or substantially all of its automobile manufacturing assets or business after a Chapter 11 petition has been filed. A Chapter 11 reorganization bankruptcy filing by General Motors or another person will not trigger an Early Amortization Event. As a result, the Series 20[ ]-[ ] notes will continue in the Revolving Period even though it may be more difficult for General Motors to manufacture and sell new vehicles and may impair GMAC’s ability to generate new receivables. See “Risk Factors—The trust is dependent on GMAC to generate new receivables; without new receivables, the trust may be unable to make payments on the term notes” in the accompanying prospectus.

Labor disruptions or a strike could negatively impact the origination of new receivables and any payments on the offered notes.	Labor disruptions or a strike with regards to General Motors could negatively impact GMAC’s ability to generate new receivables and, if prolonged, could adversely affect the business prospects of General Motors, GMAC and General Motors-franchised dealers. See the risk factors “The trust is dependent on GMAC to generate new receivables; without new receivables, the trust may be unable to make payments on the notes,” and “If General Motors files for bankruptcy you could experience reductions and delays in payments on your notes “in the accompanying prospectus and “Risk Factors—A reorganization of General Motors under Chapter 11 of the federal bankruptcy code will not cause an Early Amortization Event for the Series 20[ ]-[ ] notes” in this prospectus supplement.

The Series 20[ ]-[ ] Class B notes are subordinated to the Class A notes, and the Series 20[ ]-[ ] Class C notes are subordinated to the Class A notes and the Series 20[ ]-[ ] Class B notes, which could result in reduced or delayed payments on the Series 20[ ]-[ ] Class B notes and on the Series 20[ ]-[ ] Class C notes.	The Series 20[ ]-[ ] Class B notes bear greater risk than the Class A notes because the payment of interest on the Series 20[ ]-[ ] Class B notes is subordinated in priority to the payment of interest due on the Class A notes and the payment of principal of the Series 20[ ]-[ ] Class B notes will not be made until the principal of the Class A notes has been paid or provided for in full. The Series 20[ ]-[ ] Class C notes bear greater risk than the Class A notes and the Series 20[ ]-[ ] Class B notes because the payment of interest on the Series 20[ ]-[ ] Class C notes is subordinated in priority to the payment of interest due on the Class A notes and the Series 20[ ]-[ ] Class B notes, and the payment of principal of the Series 20[ ]-[ ] Class C notes will not be made until the principal of the Class A notes and the Series 20[ ]-[ ] Class B notes has been paid or provided for in full. In addition, the Series 20[ ]-[ ] Class B notes bear the risk of reductions in their principal amount before the Class A notes and the Series 20[ ]-[ ] Class C notes bear the risk of reduction in their principal amount before the Series 20[ ]-[ ] Class B notes, in each case, due to charge-offs or reallocation of Principal Collections to fund shortfalls in amounts available to pay interest on that class or more senior class of securities. This subordination could result in reduced or delayed payments of principal and interest on the Series 20[ ]-[ ] Class B notes and the Series 20[ ]-[ ] Class C notes.

[Changes in the relationship between One-Month LIBOR and the Prime Rate may adversely affect the trust.	The interest rate on the receivables is presently based on the Prime Rate, while the interest rate payable on the Series 20[ ]-[ ] notes will be based on One-Month LIBOR. The Prime Rate, which is an “administered rate,” tends to lag behind One-Month LIBOR, which is a “market rate.” Therefore, the spread between the Prime Rate and One-Month LIBOR could become smaller or negative. If this occurs, sufficient Interest Collections may not be generated to make required payments of interest on the Series 20[ ]-[ ] notes and an Event of Default and an Early Amortization Event could occur. If all sources of credit enhancement were exhausted, you could experience delays or reductions in payments of interest on the offered notes.

In addition, if the Prime Rate used with respect to calculating the interest rate on the receivables for an applicable period is less than One-Month LIBOR as of a date of determination and there has been a draw on the Reserve Fund which has not been replenished within a certain period of time, an Early Amortization Event could occur and you might experience reductions or delays in payments on your offered notes. See “The Notes—Early Amortization Events” in this prospectus supplement.

During the past ten years, the Prime Rate has exceeded One-Month LIBOR at all times. However, we cannot assure you that the Prime Rate will continue to exceed One-Month LIBOR in the future.][If applicable, replace risk factor with risk factor regarding applicable swaps basis rate, interest or currency swaps.]

[Failure by the Basis Swap Counterparty to Make Payments to the Trust and the Seniority of Payments Owed to the Basis Swap Counterparty Could Reduce or Delay Payments on the Notes.]	[As described further in the “The Transfer and Servicing Agreements—Basis Swaps” in this prospectus supplement, the trust will enter into a basis rate swap with respect to each class of offered notes because the receivables owned by the trust bear interest at a floating rate based on the prime rate while the notes will bear interest at a floating rate based on One-Month LIBOR plus an applicable spread.

If the interest rate payable by the basis swap counterparty is substantially greater than the interest rate payable by the trust, the trust will be more dependent on receiving payments from the basis swap counterparty in order to make payments on the notes. In addition, if the basis swap counterparty fails to pay the net amount due, you may experience delays or reductions in the interest and principal payments on your notes.

If the interest rate payable by the basis swap counterparty is less than the interest rate payable by the trust, the trust will be obligated to make payments to the basis swap counterparty. The basis swap counterparty will have a claim on the assets of the trust for the net amount due, if any, to the basis swap counterparty under the related basis swap. Amounts owing to the basis swap counterparty may be senior to payments of interest on your notes. These payments to the basis swap counterparty could cause a shortage of funds available on any Distribution Date, in which case you may experience delays or reductions in interest and principal payments on your notes.

In addition, if a basis swap terminates as a result of a default by either party to the basis swap, a termination payment may be due to the basis swap counterparty. As further described in “The Transfer and Servicing Agreements—Application of Interest Collections” in this prospectus supplement, the payment to the basis swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the notes and would be paid from available funds, and termination payments on the basis swap may be senior to payments on your notes. The amount of the termination payment will be based on the market value of the basis swap at the time of termination. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes and certificates. In that event, you may experience delays or reductions in interest and principal payments on your notes.]

The ratings on the offered notes are not recommendations; they may change or be withdrawn.	The offered notes will be issued only if they receive their respective required ratings. A security rating is not a recommendation to buy, sell or hold the offered notes. Rating agencies may revise the ratings or withdraw them at any time. Ratings on the offered notes do not address the timing of distributions of principal on the offered notes prior to the Series 20[ ]-[ ] Legal Maturity Date for the offered notes. A withdrawal or lowering of the rating of the offered notes may impact the value of your Series 20[ ]-[ ] notes and affect their marketability.

You may find a limited market for any resale of the offered notes.	You must rely primarily on payments on the receivables and on the Reserve Fund as the repayment sources of your offered notes. In addition, you may have to look to the proceeds from the repossession and sale of collateral which secures defaulted receivables. If these sources are insufficient, you may experience reductions or delays in payments on your offered notes. For further detail, please see the section titled “The Notes—Liquidity and Credit Support” and “Legal Aspects” in the accompanying prospectus.

The underwriters may assist you in reselling the offered notes, but they are not required to do so. A secondary market for the offered notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your offered notes.

The trust has limited assets: The receivables and any forms of credit enhancement.	The only significant assets or sources of funds the trust will have will be its receivables, its rights in the Reserve Funds, or other rights or credit enhancements that this prospectus supplement specifies. The Series 20[ ]-[ ] notes will only represent interests in the trust allocated to the Series 20[ ]-[ ] notes. [Neither GMAC, the depositor, the trustee, any of their affiliates, nor any other person or entity will insure or guarantee the Series 20[ ]-[ ] notes.]

You may receive an early return of your investment or incur a shortfall in the return of your investment following an Event of Default under the Series 20[ ]-[ ] Indenture Supplement.	If an Event of Default occurs under the Series 20[ ]-[ ] Indenture Supplement, the holders of a majority of the aggregate principal balance of the affected class or the Series 20[ ]-[ ] notes given such authority pursuant to the Series 20[ ]-[ ] Indenture Supplement may declare the accrued interest and outstanding principal immediately due and payable. In that event, the indenture trustee may sell the receivables and other assets of the trust allocated to the Series 20[ ]-[ ] notes and apply the proceeds to prepay the affected class or Series 20[ ]-[ ] notes. The liquidation and distribution of those trust assets will result in an early return of principal to noteholders. You may not be able to reinvest the principal repaid to you for a rate of return or a maturity date that is as favorable as those on your notes. Also, the proceeds from sale of the trust assets allocated to your notes may not be sufficient to fully pay amounts owed on the notes. Those circumstances may result in losses to noteholders. In addition, notes of the various classes that are paid sequentially prior to an acceleration of the notes will pay proportionately in equal priority following an Event of Default that results in an acceleration of the notes under the Series 20[ ]-[ ] Indenture Supplement. That change in priority of distributions may result in greater losses to noteholders of more senior classes than would have occurred in the case of sequential payment.

Principal may be paid or accumulated with respect to other series of notes while principal is being paid or accumulated with respect to the offered notes, which could result in reduced or delayed payments on your notes.	Principal may be paid or accumulated with respect to other series of notes issued by the trust at any time specified in the indenture supplements related to those notes, and may pay or accumulate principal prior to or while principal is also being paid or accumulated with respect to the offered notes. If this occurs, funds available to be set aside for or to make principal payments on your offered notes may be reduced. The result may be that you may experience reductions or delays in principal payments on your offered notes.

The depositor has the ability to change certain eligibility criteria and certain requirements with respect to the trust and the Series 20[ ]-[ ] notes without the consent of noteholders, which could result in reduced or delayed payments on your notes.	The depositor has the ability to change the definitions of the terms “Eligible Account,” “Eligible Investment,” “Eligible Institution and “Eligible Receivable,” as each term is defined in this prospectus supplement or the accompanying prospectus, as applicable, upon the receipt from each rating agency then rating the Series 20[ ]-[ ] notes that the change will not result in a reduction or withdrawal of the ratings of the Series 20[ ]-[ ] notes, but without the consent of any noteholders of the trust. The depositor also has the ability to reduce the Required Pool Percentage with respect to the Series 20[ ]-[ ] notes and to increase or reduce the Reserve Fund Required Amount with respect to the Series 20[ ]-[ ] notes, upon the receipt from each rating agency then rating the Series 20[ ]-[ ] notes that the change will not result in a reduction or withdrawal of the ratings of the Series 20[ ]-[ ] notes, but without the consent of any noteholders of the trust.

In addition, the depositor has the ability to change the definitions of the terms “Accumulation Period Factor,” “Required Accumulation Factor Number” and “Servicing Fee Rate,” as each term is defined in this prospectus supplement, by causing the servicer to provide a certificate to the indenture trustee, stating that the change will not result in the occurrence of an Early Amortization Event or Event of Default, or will materially and adversely affect the amount or expected timing of distributions to be made to the noteholders of any series or class of notes.

The depositor’s ability to make any of the foregoing modifications may result in reduced or delayed payments of principal and interest on your offered notes.

You may have limited or no ability to control actions under the Series 20[ ]-[ ] Indenture supplement.	Your remedies will be limited if an Event of Default with respect to your series or class of notes occurs. Under the Series 20[ ]-[ ] Indenture Supplement, noteholders holding a specified percentage of the outstanding principal balance of notes of a series or class or all the notes issued by the trust may take actions, or may direct the indenture trustee to take various actions, following an event of default, including accelerating the notes. The actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in your best interest. In the case of votes by series, the most senior class of notes will generally be substantially larger than the subordinate classes of notes. The holders of the most senior class of notes will therefore generally have the ability to control the actions to be taken, and these actions may be contrary to the interests of the holders of the subordinate classes of notes.

For more details about your rights upon an event of default, you should read “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

THE TRUST

The issuing entity, SWIFT Master Auto Receivables Trust, is a statutory trust formed under the laws of the State of Delaware with a fiscal year end of December 31. The trust is a master owner trust that issues its notes in series. [The trust will be established and operated under a trust agreement to be dated on or before the closing date, the date the trust will issue the Series 20[  ]-[  ] notes, which is expected to be [  ].] [The trust has been established under a trust agreement dated as of [  ].] On the closing date, which is expected to be [  ], the trust will issue the Series 20[  ]-[  ] notes.] [The trust has issued other series of notes, each of which is also secured by the assets of the trust. Annex A to this prospectus supplement summarizes certain characteristics of each outstanding series of notes which has been issued by the trust.]

The activities of the trust will be limited. The trust may only:

•	acquire, hold and manage the receivables and other assets of the trust;

•	issue the securities;

•	make payments on the securities; and

•	take any action necessary to fulfill the role of the trust in connection with the securities issued by the trust.

The trust’s offices are in [ • ], in care of [ • ], as owner trustee, at the address listed under “—The Owner Trustee” below.

Capitalization of the Trust

The following table shows the expected capitalization of the trust on the Series Cut-Off Date after issuance of the offered notes:

Series 20[ ]-[ ] Class A Notes	$
Series 20[ ]-[ ] Class B Notes	$
Series 20[ ]-[ ] Class C Notes	$
Series 20[ ]-[ ] Class D Notes	$
Series 20[ ]-[ ] Class E Notes	$
[Series 20[ ]-[ ]]	$
Certificate Interest	$
[Overconcentration Series]	$

Those assets of the trust not allocated to a series of notes will be allocated to the Certificate Interest in the trust. As of the Series 20[  ]-[  ] Cut-Off Date, assets allocated to the Certificate Interest had an aggregate value of $[     ]. The Certificate Interest in the trust is represented by the certificates. The certificates will be issued under the trust agreement and initially will be retained by the depositor. The Series 20[  ]-[  ] Class D notes and the Series 20[  ]-[  ] Class E notes will be initially retained by the depositor. The depositor will retain the right to sell all or a portion of the Series 20[  ]-[  ] Class D notes or the Series 20[  ]-[  ] Class E notes [or the certificates] at any time.

The depositor may, at any time, allocate a portion of the Nonoverconcentration Certificate Amount to, and increase, the aggregate principal balance of the Series 20[  ]-[  ] Class E notes, provided that the allocation will not reduce the Nonoverconcentration Pool Balance below the Required Nonoverconcentration Pool Balance or the Nonoverconcentration Certificate Interest to be less than the Required Nonoverconcentration Certificate Amount. In addition, the depositor may, at any time, reduce the aggregate principal balance of the Series 20[  ]-[  ] Class E notes upon the satisfaction of the Rating Agency Condition and obtaining the written consent of all noteholders of the Series 20[  ]-[  ] Class E notes.

The Owner Trustee

[     ] is the owner trustee under the trust agreement. [     ] is a [ • ]. [Owner Trustee information to be inserted]

The Trust Property

The trust property will include the assets of the trust described under “The Trust—The Trust Estate” in the accompanying prospectus. With respect to the Series 20[  ]-[  ] notes, the following accounts have been established for the benefit of the Series 20[  ]-[  ] notes:

•	the Reserve Fund; and

•	an Accumulation Period Reserve Account.

[In addition, the trust has entered into basis swaps with respect to the Series 20[  ]-[  ] notes. The trust property will include the rights of the trust in relation to each of those basis swaps.]

THE SPONSOR

GMAC is the sponsor of the transactions set forth in this prospectus supplement and in the accompanying prospectus.

To the date of this prospectus supplement, GMAC has originated 15 dealer floor plan securitizations, of which 14 were sold to the public under registered transactions and 1 was privately placed. Through those securitizations, GMAC has sponsored the issuance of securities with an aggregate initial principal balance of approximately $[     ] billion. For further details regarding some of the prior dealer floor plan securitizations of GMAC, see “Static Pool Data” in Appendix A of this prospectus supplement. For lease assets, the number of securitizations is [     ]; [     ] of the lease securitizations was sold to the public and [     ] were privately placed; and the aggregate initial principal balance of issued securities is $[     ] billion. For retail instalment sale contracts, the number of securitizations is [     ]; [     ] of the retail securitizations were sold to the public and [     ] were privately placed; and the aggregate initial principal balance of issued securities is $[     ] billion. To date, none of the prior securitizations sponsored by GMAC have defaulted or experienced an early amortization triggering event.

THE U.S. PORTFOLIO

General

The following tables set forth information regarding GMAC’s U.S. portfolio of dealer floor plan accounts as of [  ]. “Other Receivables,” as used in the following table, includes receivables for [heavy duty] trucks and off-highway vehicles. “Prime Rate,” with respect to a calculation period, means the interest rate designated by GMAC to dealers as the effective “prime rate” during the Preceding Semi-Monthly Period, which rate is based on the “prime rate” or “corporate base rate” announced by certain financial institutions selected by GMAC immediately prior to such Preceding Semi-Monthly Period. Each of the percentages and averages in the table is computed on the basis of the amount financed of each account as of the series cutoff date. The “Weighted

Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the series cutoff date. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

[If applicable, disclosure regarding changes in underwriting criteria used to originate or purchase pool assets and changes to the servicer’s policies or procedures in servicing the function to be included.]

Composition of the U.S. Portfolio of Accounts; Total As of [ ]
Number of Accounts
Aggregate Principal Balance of All Receivables Outstanding
Percent of Receivables Representing New Vehicles
Percent of Receivables Representing Used Vehicles
Percent of Other Receivables
Average Principal Balance of Receivables in Each Account
Range of Principal Balances of Receivables in Accounts
Average Available Credit Line By Number of New Vehicles
Average Available Credit Line By Number of Used Vehicles
Weighted Average Spread Charged (Under)/Over Prime Rate

Composition of the U.S. Portfolio of Accounts; New Receivables As of [ ]
Aggregate Principal Balance of Receivables Outstanding
Average Principal Balance of Receivables in Each Account

Composition of the U.S. Portfolio of Accounts; Used Receivables As of [ ]
Aggregate Principal Balance of Receivables Outstanding
Average Principal Balance of Receivables in Each Account

For the [  ] months ended [  ], GMAC provided financing for approximately [     ]% of new factory sales to General Motors dealers in the United States.

[Credit fundamentals in GMAC’s wholesale financing portfolio remain strong. In 2006, GMAC’s wholesale financing continued at historically high levels and remained the primary funding source for General Motors dealer inventories. GMAC’s portfolio of wholesale receivables outstanding decreased slightly despite a higher amount of dealer inventories as compared to December 31, 2005. The decrease is a result of a slight decline in GMAC’s penetration of GM dealer stocks.]

Loss Experience

The following table sets forth GMAC’s average principal balance of receivables and loss experience for the entire U.S. portfolio in each of the periods shown. GMAC’s U.S. portfolio includes fleet accounts and other accounts that are not Eligible Accounts as well as dealer accounts that meet the eligibility criteria for inclusion in the trust but were not selected. Thus, the dealer accounts related to the trust represent only a portion of GMAC’s entire U.S. portfolio and, accordingly, actual loss experience with respect to those dealer accounts may be different than that of GMAC’s entire U.S. portfolio. There can be no assurance that the loss experience for receivables in the future will be similar to the historical experience set forth below. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors and GMAC to General Motors-franchised dealers, including those described in the accompanying prospectus under “The Dealer Floor Plan Financing Business—Relationship of the Dealer Floor Plan Financing Business to General Motors.” If General Motors or GMAC reduced or was unable or elected not to provide assistance or incentives, the loss experience of GMAC’s U.S. portfolio, including the dealer accounts, may be adversely affected.

Loss Experience for the U.S. Portfolio

[ ] Months
	Ended		Year Ended
	[ ]		December 31,
	[ ]	[ ]	20 [ ]	20 [ ]	20 [ ]	20 [ ]

Average Principal Receivables Balance (millions)
Net Losses (Recoveries) (millions)
Net Losses (Recoveries) as a % of Liquidations
Net Losses (Recoveries) as a % of Average Principal Receivables Balance

In the above table, average principal receivables balance is the average of the month-end principal balances of receivables, excluding any accrued interest, for each of the months during that period. Average principal receivables balances prior to and including the year ended December 31, 2003 have been restated. Revised average principal receivables balances include in-transit inventory and exclude interest receivables, whereas prior balances excluded in-transit inventory and included interest receivables. Balances for net losses (recoveries) prior to and including the year ended December 31, 2003 have been restated. Revised balances for net losses (recoveries) include amounts charged-off and recovered only, whereas prior balances included amounts charged-off and recovered as well as a provision for changes in reserve balances.

Net losses in any period are gross losses less recoveries for that period. Recoveries include recoveries from collateral security in addition to vehicles, and liquidations include all principal reductions. Net losses (recoveries) as a percentage of average principal receivables balance for the [     ] months ended [     ] and [     ] are annualized rates.

Aging Experience

The following table provides the age distribution of the receivables for all dealers in GMAC’s U.S. portfolio as a percentage of total principal balances of receivables outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit. The actual age distribution with respect to the receivables related to the trust may be different because those receivables arise in dealer accounts representing only a portion of GMAC’s entire U.S. portfolio. We cannot assure you that the aging experience for receivables in the future will be similar to the historical experience set forth below.

Age Distribution for the U.S. Portfolio

	As of		As of
	[ ],		December 31,
	[ ]	[ ]	20 [ ]	20 [ ]	20 [ ]	20 [ ]

Number of Days
1-120
121-180
181-270
Over 270

Monthly Payment Rates

The following table sets forth the highest and lowest monthly payment rates for GMAC’s U.S. portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

Payment Rate % =	(principal collections during the period)

(ending principal balance of receivables for that period)

We cannot assure you that the rate of principal collections for the dealer accounts in the trust in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to those dealer accounts may be different because, among other reasons, those dealer accounts represent only a portion of GMAC’s entire U.S. portfolio.

Monthly Payment Rates for the U.S. Portfolio

[ ] Months
	Ended		Year Ended
	[ ]		December 31,
	[ ]	[ ]	20 [ ]	20 [ ]	20 [ ]	20 [ ]

Highest Month
Lowest Month
Average for the Months in the Period

Dealer Credit Rating Distribution for the U.S. Portfolio

The following table provides the credit rating distribution for the dealer accounts in the U.S. portfolio in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because an individual dealer may have several accounts.

	As of				As of
	[ ],				December 31,
Dealer	[ ]		[ ]		20[ ]		20[ ]		20[ ]		20[ ]
Category	#	$	#	$	#	$	#	$	#	$	#	$
	(Dollars in thousands)				(Dollars in thousands)

S
L
P
N
Total

Geographic Distribution

The following table provides, as of [          ], the geographic distribution of the dealer accounts in the U.S. portfolio based on the dealer addresses. As of [          ], no other state accounted for more than [5.0]% of the principal balance of receivables outstanding in the dealer accounts.

Geographic Distribution of the U.S. Portfolio

		Percentage of	Number of	Percentage of
	Receivables	Total Receivables	Dealer	Total Number of
State	Outstanding	Outstanding	Accounts	Dealer Accounts
(Thousands of dollars)

[ ]
[ ]
[ ]
[ ]
[ ]

[Dealers not Franchised by General Motors

[If applicable, disclosure related to non-GM franchised dealers to be included.]]

THE POOL OF ACCOUNTS

Criteria Applicable to the Selection of Accounts and Receivables

Each account included in the pool, with respect to any date, is an Eligible Account. An “Eligible Account” is an account that meets certain specified criteria, including that the account is:

1. in favor of an entity or person that is not faced with voluntary or involuntary liquidation, that is not classified in “programmed” or “no credit” status;

2. established by GMAC or one of its affiliates;

3. maintained and serviced by GMAC;

4. not an account which, during the preceding [12] months GMAC has charged-off, without recovery, any amount in excess of $25,000;

5. not an account on which the obligor has materially breached its obligation to pay for a receivable upon sale of the related vehicle. A material breach, for these purposes, includes, without limitation, any failure to pay such receivable which GMAC knows to be attributable in whole or in part to such obligor’s unwillingness or financial inability to pay; and

6. is in favor of an entity or person located or organized in the United States.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition, but without the consent of any other person.

From the Eligible Accounts, only Eligible Receivables will be transferred to the trust. An “Eligible Receivable,” with respect to any date, is a receivable:

1. which was originated by GMAC in the ordinary course of business;

2. which arose under a dealer account that was an Eligible Account, and not an account that has been selected for removal from the trust, at the time of the transfer of the receivable from GMAC to the depositor;

3. which is payable in United States dollars;

4. to which GMAC had good and marketable title immediately prior to the transfer thereof by GMAC to the depositor and which has been the subject of a valid transfer and assignment from GMAC to the depositor of all of GMAC’s right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

5. which is advanced against a vehicle;

6. which at the time of the transfer thereof by GMAC to the depositor is secured by a first priority perfected security interest in the vehicle related thereto;

7. with respect to which all consents, licenses and approvals of any governmental authority in connection with the transfer thereof to the depositor and to the trust have been obtained and are in full force and effect;

8. which was created in compliance in all material respects with all requirements of law applicable thereto;

9. as to which, at all times following the transfer of the receivable to the trust, the trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all liens, other than liens permitted pursuant to the trust sale and servicing agreement;

10. which has been the subject of a valid transfer and assignment from the depositor to the trust of all the depositor’s right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

11. which is the legal, valid, binding and assignable payment obligation of the dealer relating thereto, enforceable against the dealer in accordance with its terms, except where enforceability may be limited by the insolvency laws;

12. which, at the time of transfer thereof by GMAC to the depositor, is not faced with any valid right of rescission, setoff or any other defense, including defenses arising out of violations of usury laws, of the related dealer;

13. as to which, at the time of the transfer thereof to the trust, GMAC and the depositor have satisfied in all material respects all their respective obligations with respect to the Receivable required to be satisfied at that time;

14. as to which, at the time of the transfer thereof to the trust, neither GMAC nor the depositor has taken or failed to take any action that would impair the rights of the trust or the noteholders therein;

15. which constitutes “chattel paper,” an “account” or a “payment intangible” as defined in Article 9 of the UCC as in effect in the State of New York;

16. with respect to which the related dealer has not postponed principal payment pursuant to DPP, any similar arrangement, or any instalment payment program;

17. which, at the time of the transfer thereof to the trust, is not prior to the estimated date of delivery of the related vehicle to the dealer from the manufacturer, upfitter or distributor; and

18. which, if such time of transfer is prior to the System Conversion Date, at the time of transfer thereof to the trust, does not constitute a Used Vehicle Overconcentration Receivable.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition, but without the consent of any other person.

Notwithstanding the foregoing, any other receivable identified by GMAC as an Eligible Receivable will also be deemed an Eligible Receivable unless and until that receivable is thereafter determined not to satisfy the eligibility criteria set forth above. Each such receivable will be reassigned by the trust to GMAC or the depositor pursuant to the related Transfer and Servicing Agreements.

The initial pool of accounts was selected at random from GMAC’s portfolio of accounts that meet the criteria described above and other administrative criteria utilized by GMAC from time to time. We believe that no selection procedures adverse to the noteholders were utilized in selecting the initial pool of accounts.

Addition and Removal of Accounts

After the closing date, the depositor has the right to designate additional eligible accounts for the trust subject to the same criteria as outlined above under “—Criteria Applicable to the Selection of Accounts and Receivables.” In this case, the existing and future eligible receivables of these additional accounts will be sold to the depositor and then transferred to the trust, so long as the conditions described under “The Transfer and Servicing Agreements—Addition and Removal of Accounts—Addition of Accounts” in the accompanying prospectus are satisfied. In addition, under circumstances described under “The Transfer and Servicing Agreements—Addition and Removal of Accounts—Addition of Accounts,” the depositor may be required to designate additional eligible accounts, to the extent available, to the trust.

The depositor also has the right to redesignate eligible accounts from the trust, all of the receivables of which will be removed from the trust and transferred back to the depositor. In addition, the depositor will be required to redesignate ineligible accounts. The redesignation of accounts by the depositor, whether elective or mandatory, is subject to the satisfaction of the conditions described under “The Transfer and Servicing Agreements—Addition and Removal of Accounts—Removal of Accounts” in the accompanying prospectus.

Throughout the term of the trust, the accounts giving rise to the trust’s receivables will be those designated for the trust at the time of its formation, plus any additional accounts, minus any redesignated accounts. As a result, the composition of the trust assets will change over time.

For a general description of the receivables in the trust, you should read “The Trust Portfolio” in the accompanying prospectus.

The Initial Pool of Accounts

The following table describes the initial pool of accounts as of the series cutoff date. Each of the percentages and averages in the table is computed on the basis of the amount financed of each account as of the series cutoff date. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the series cutoff date. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

Composition of the Initial Pool of Accounts; Total
As of the Series Cutoff Date

Series Cutoff Date
Number of Accounts
Aggregate Principal Balance of All Receivables Outstanding
Aggregate Principal Balance of Eligible Receivables Outstanding
Percent of Eligible Receivables Representing New Vehicles
Percent of Eligible Receivables Representing Used Vehicles
Average Principal Balance of Eligible Receivables in Each Account
Range of Principal Balances of Receivables in Accounts
Average Available Credit Line By Number of New Vehicles
Average Available Credit Line By Number of Used Vehicles
Weighted Average Spread Charged (Under)/Over Prime Rate

Composition of Initial Pool of Accounts; New Receivables
As of the Series Cutoff Date

Aggregate Principal Balance of Receivables Outstanding
Average Principal Balance of Receivables in Each Account

Composition of the Initial Pool of Accounts; Used Receivables
As of the Series Cutoff Date

Aggregate Principal Balance of Receivables Outstanding
Average Principal Balance of Receivables in Each Account

Age Distribution for the Pool of Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

As of
Number of Days	the Series Cutoff Date

1-120
121-180
181-270
Over 270

Dealer Credit Rating Distribution for the Pool of Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, the number of accounts may exceed the number of dealers because an individual dealer may have several accounts.

As of
the Series Cutoff
Date
Dealer Category	# $
(Dollars in
thousands)

S
L
P
N
Total

Geographic Distribution

The following table provides, as of the series cutoff date, the geographic distribution of the dealer accounts in the pool of accounts based on the dealer addresses. As of series cutoff date, no other state accounted for more than 5.0% of the principal balance of receivables outstanding in the dealer accounts.

Geographic Distribution of Pool of Accounts

		Percentage of	Number of	Percentage of
	Receivables	Total Receivables	Dealer	Total Number of
State	Outstanding	Outstanding	Accounts	Dealer Accounts
(Thousands of dollars)

[ ]
[ ]
[ ]
[ ]

Historical Loss Data and Monthly Payment Rates for the Pool of Accounts

[No accounts included in the current pool have experienced any losses and none of the receivables in the initial pool of accounts as of the series cutoff date was more than 30 days past due. Monthly Payment Rate data for the pool of accounts is unavailable.] [If applicable, additional loss information to be included.]

Dealer Overconcentration and Used Vehicle Overconcentration

As of the series cut-off date, the aggregate of the Dealer Overconcentration Amounts for each dealer with respect to the trust was $[     ] and the Aggregate Used Vehicle Overconcentration Amount for the trust was $[     ].”

[Dealers not Franchised by General Motors

[If applicable, disclosure related to non-GM franchised dealers to be included.]]

STATIC POOL INFORMATION

[Historical information regarding the performance of certain previously and currently securitized floor plan financing accounts is included in Appendix A of this prospectus supplement.] [Historical information with respect to the performance of the accounts included in the pool of accounts is included in Appendix A of this prospectus supplement.]

THE NOTES

General

The Series 20[  ]-[  ] notes will be issued under an indenture supplement, which we refer to as the, “Series 20[  ]-[  ] Indenture Supplement,” to be dated as of the closing date, which may be amended and supplemented from time to time, between the trust and the indenture trustee, to the Indenture, dated as of [  ], as amended and supplemented from time to time and between the trust and the indenture trustee. A copy of the indenture and the Series 20[  ]-[  ] Indenture Supplement under which the Series 20[  ]-[  ] notes will be issued will be filed with the SEC following the issuance of the Series 20[  ]-[  ] notes. You may obtain copies as described in “Where You Can Find More Information” and “Incorporation by Reference” in the prospectus. The following summary, when read in conjunction with the section titled “The Notes” in the prospectus, describes the material terms of the Series 20[  ]-[  ] notes. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Series 20[  ]-[  ] notes, the indenture, the Series 20[  ]-[  ] Indenture Supplement and the prospectus. Where particular provisions or terms used in the indenture and the Series 20[  ]-[  ] Indenture Supplement are referred to, the actual provisions are incorporated by reference as part of the summary. The offered notes will be issued in minimum denominations of $100,000 and in multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC.

[  ], a [  ], will be the indenture trustee under the indenture and the Series 20[  ]-[  ] Indenture Supplement. [Indenture Trustee Disclosure.]

All distributions will be made on each Distribution Date to the holders of the Series 20[  ]-[  ] notes of record as of the day preceding that Distribution Date. If definitive Series 20[  ]-[  ] notes are issued, distributions will be made to the holders of the Series 20[  ]-[  ] notes as of the last day of the month preceding that Distribution Date. The initial Distribution Date for the Series 20[  ]-[  ] notes will be [  ]. All payments will be made by wire transfer while the Series 20[  ]-[  ] notes are in global form and will be made in accordance with the procedures of DTC, Euroclear and Clearstream. If definitive Series 20[  ]-[  ] notes are issued, these payments will be made by check and will be mailed to the address on the register kept by the indenture trustee unless a holder gives wire transfer instructions before the relevant record date. Final payment of any definitive note will only be made against presentation and surrender of the definitive note at the place or places specified in the notice of final payment to the holder thereof.

Payments of Interest

Interest on the outstanding principal balance of the Series 20[  ]-[  ] notes will accrue from and including the closing date, or from and including the most recent Distribution Date, to but excluding the current Distribution Date. Interest on the Series 20[  ]-[  ] notes will be calculated based on the actual number of days occurring in the period for which interest is payable and a 360-day year. Each Distribution Date will be a Payment Date as defined in the prospectus. Interest accrued as of any Distribution Date, but not paid on that Distribution Date, will be due on the next Distribution Date.

The payment of interest on the Series 20[  ]-[  ] Class B notes is subordinated to the payment of interest on the Series 20[  ]-[  ] Class A notes, the payment of interest on the Series 20[  ]-[  ] Class C notes is subordinated to the payment of interest on the Class A notes and the Series 20[  ]-[  ] Class B notes, the payment of interest on the Series 20[  ]-[  ] Class D notes is subordinated to the payment of interest on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes and the Series 20[  ]-[  ] Class C notes, the payment of interest on the Series 20[  ]-[  ] Class E notes is subordinated to the payment of interest on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes, the Series 20[  ]-[  ] Class C notes and the Series 20[  ]-[  ] Class D notes, in each case to the extent described in this prospectus supplement and the accompanying prospectus.

No interest will be paid on the Series 20[  ]-[  ] Class B notes on any Distribution Date unless all interest due and payable on the Series 20[  ]-[  ] Class A notes has been paid. No interest will be paid on the Series 20[  ]-[  ] Class C notes on any Distribution Date unless all interest due and payable on the Series 20[  ]-[  ] Class A notes and the Series 20[  ]-[  ] Class B notes has been paid. No interest will be paid on the Series 20[  ]-[  ] Class D notes on any Distribution Date unless all interest due and payable on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes and the Series 20[  ]-[  ] Class C notes has been paid and no interest will be paid on the Series 20[  ]-[  ] Class E notes on any Distribution Date unless all interest due and payable on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes, the Series 20[  ]-[  ] Class C notes and the Series 20[  ]-[  ] Class D notes has been paid.

Interest due on the Series 20[  ]-[  ] notes but not paid on any Distribution Date will be payable on the following Distribution Date.

Interest payments on the Series 20[  ]-[  ] notes on any Distribution Date will be paid from Available Investor Interest Collections. However, if the amount of those Available Investor Interest Collections for any Distribution Date is insufficient to pay the interest due on the Series 20[  ]-[  ] notes, the trust will pay such shortfalls using funds from other sources in the following order of priority:

(1) Excess Interest Collections available for your series from other series in Excess Interest Sharing Group [  ];

(2) amounts on deposit in the Reserve Fund; and

(3) Reallocated Principal Collections.

LIBOR

[The interest rates for the Series 20[  ]-[  ] notes and the certificates will be based on One-Month LIBOR plus an applicable spread. “One-Month LIBOR” will be the rate for deposits in U.S. Dollars for a period of one month which appears on the Reuters Page 3750 as of 11:00 a.m., London time on the day that is two LIBOR Business Days prior to the Distribution Date immediately preceding such Distribution Date (or, in the case of the initial Distribution Date, two LIBOR Business Days prior to the closing date for the period from the closing date to but excluding the initial Distribution Date).

If the rate does not appear on that page or any other page that may replace page 3750 on the Reuters service, or if the Reuters service is no longer offered, then the indenture trustee will select the appropriate rate from another service for displaying LIBOR or comparable rates after consultation with the depositor. If no other service is available, then the rate will be the One Month Reference Bank Rate.]

Payments of Principal

You should receive payment of principal in full on the Series 20[  ]-[  ] Expected Maturity Date. You may, however, receive payments of principal earlier or later than the Series 20[  ]-[  ] Expected Maturity Date if an Early Amortization Event occurs. The holders of the Series 20[  ]-[  ] Class E notes will not receive payments of principal until the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes, the Series 20[  ]-[  ] Class C notes and the Series 20[  ]-[  ] Class D notes have been paid in full. The holders of the Series 20[  ]-[  ] Class D notes will not receive payments of principal until the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes and the Series 20[  ]-[  ] Class C notes have been paid in full. The holders of the Series 20[  ]-[  ] Class C notes will not receive payments of principal until the Series 20[  ]-[  ] Class A notes and the Series 20[  ]-[  ] Class B notes have been paid in full and the holders of the Series 20[  ]-[  ] Class B notes will not receive payments of principal until the Series 20[  ]-[  ] Class A notes have been paid in full.

Principal payments on the Series 20[  ]-[  ] notes on any Distribution Date will be made from Available Investor Principal Collections. The amount of those Available Investor Principal Collections applied to your series on each Distribution Date will depend on whether your series is in the Revolving Period, the Controlled Accumulation Period or the Early Amortization Period.

Revolving Period

The Revolving Period for the Series 20[  ]-[  ] notes begins on the closing date and ends on the day before the date on which the Controlled Accumulation Period or the Early Amortization Period begins. On each Distribution Date with respect to the Revolving Period, Available Investor Principal Collections will be treated as Shared Principal Collections and made available to make principal payments for other series in Principal Sharing Group [  ]. Any Available Investor Principal Collections not used for this purpose will be paid to the holders of the Certificate Interest, to the extent not required to be deposited into the Excess Funding Account, as described below under “The Notes—Application of Collections—Application Principal Collections” and “The Notes—Excess Funding Account.”

Controlled Accumulation Period

The Controlled Accumulation Period for the Series 20[  ]-[  ] notes is scheduled to begin on the first day of the [  ] Collection Period, but may be postponed, as described under “—Postponement of Controlled Accumulation Period.” The Controlled Accumulation Period will end on the earlier of:

(1) the end of the Collection Period preceding the Distribution Date on which the aggregate principal balance of the Series 20[  ]-[  ] notes will be paid in full; and

(2) the day before the date on which the Early Amortization Period begins.

If an Early Amortization Event occurs before the Controlled Accumulation Period begins, there will be no Controlled Accumulation Period and the Early Amortization Period will begin.

On the first Business Day of the Controlled Accumulation Period, the Series 20[  ]-[  ] Excess Funding Amount as of the end of the Revolving Period (together with any other amounts on deposit in the Excess Funding Account that are allocated to Series 20[  ]-[  ] as Shared Principal

Collections) will be deposited into the Note Distribution Account, but only to the extent of the Controlled Deposit Amount. The “Controlled Accumulation Amount” initially equals $[     ], but may be higher if the commencement of the Controlled Accumulation Period is postponed, as described under ‘‘—Postponement of Controlled Accumulation Period” and will be determined by the servicer based on the Monthly Payment Rates for the designated accounts and on the Invested Amounts of other series and on the amount of principal expected to be allocable to the noteholders of all other outstanding series in Principal Sharing Group [  ] that are expected to be amortizing or accumulating principal during the Controlled Accumulation Period for Series 20[  ]-[  ].

On each Distribution Date with respect to the Controlled Accumulation Period, the indenture trustee will deposit Available Investor Principal Collections into the Note Distribution Account in an amount equal to the Monthly Principal Amount.

If the amount of Available Investor Principal Collections (excluding any Shared Principal Collections) for any Distribution Date is insufficient to deposit the full amount needed to be deposited into the Note Distribution Account, Shared Principal Collections available for your series from other series in Principal Sharing Group [  ] will be used to cover the shortfall. However, if the amount of Available Investor Principal Collections (excluding any Shared Principal Collections) exceeds the amount needed to be deposited into the Note Distribution Account, the excess will be treated as Shared Principal Collections for other series in Principal Sharing Group [  ]. Any Available Investor Principal Collections not used for this purpose will be paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account, as described under “The Notes—Application of Collections—Payment of Principal” and “The Notes—Excess Funding Account.”

On the Series 20[  ]-[  ] Expected Maturity Date (unless paid earlier during the Early Amortization Period), all amounts in the Note Distribution Account will be paid:

(1) first, to the Series 20[  ]-[  ] Class A noteholders until the Series 20[  ]-[  ] Class A notes have been paid in full;

(2) second, to the Series 20[  ]-[  ] Class B noteholders until the Series 20[  ]-[  ] Class B notes have been paid in full;

(3) third, to the Series 20[  ]-[  ] Class C noteholders until the Series 20[  ]-[  ] Class C notes have been paid in full;,

(4) fourth, to the Series 20[  ]-[  ] Class D noteholders until the Series 20[  ]-[  ] Class D notes have been paid in full; and

(5) fifth, to the Series 20[  ]-[  ] Class E noteholders until the Series 20[  ]-[  ] Class E notes have been paid in full.

If any class of notes is not paid in full on its Series 20[  ]-[  ] Expected Maturity Date, an Early Amortization Event will occur.

Postponement of Controlled Accumulation Period. The Controlled Accumulation Period is scheduled to last [six] months. However, the servicer may elect to extend the Revolving Period and postpone the Controlled Accumulation Period if the number of months needed to fund the Note Distribution Account in full is expected to be less than [six] months.

On or before each determination date beginning in the [  ] Collection Period, and ending when the Controlled Accumulation Period begins, the servicer will review the amount of expected Principal Collections and determine the number of months expected to be required to fully fund the Note Distribution Account by the Series 20[  ]-[  ] Expected Maturity Date. In making its determination, the servicer is required to assume that the Monthly Payment Rate will be no greater than the lowest Monthly Payment Rate for the prior [12] months and will consider the amount of principal expected to be allocable to the noteholders of all other series in Principal Sharing Group [  ] that are expected to be amortizing or accumulating principal during the Controlled Accumulation Period for your series. In no case will the Controlled Accumulation Period be reduced to less than [one] month.

If the Controlled Accumulation Period is postponed, the Controlled Accumulation Amount will be equal to (a) the product of (i) the aggregate initial principal balance of the Series 20[  ]-[  ] notes, times (ii) the Accumulation Period Factor for that Collection Period, divided by (b) the Required Accumulation Factor Number.

[The method for determining the number of months required to fully fund the Note Distribution Account may be changed upon receipt by the indenture trustee of written confirmation from the servicer that the change will not result in an adverse effect on the noteholders.]

Early Amortization Period

The Early Amortization Period for the Series 20[  ]-[  ] notes will begin on the first day of the Collection Period in which an Early Amortization Event with respect to Series 20[  ]-[  ] occurs or, if the servicer is required to make daily deposits into the Collection Account, on the day an Early Amortization Event occurs, and will end on the earlier of:

(1) the end of the Collection Period preceding the Distribution Date on which the aggregate principal balance of the Series 20[  ]-[  ] notes will be paid in full; and

(2) the Series 20[  ]-[  ] Legal Maturity Date.

On the first Business Day of the Early Amortization Period, the Series 20[  ]-[  ] Excess Funding Amount as of the end of the Revolving Period (together with any other amounts on deposit in the Excess Funding Account that are allocated to Series 20[  ]-[  ] as Shared Principal Collections) will be deposited into the Note Distribution Account. On each Distribution Date during the Early Amortization Period, Available Investor Principal Collections, together with any amounts on deposit in the Note Distribution Account, will be paid:

(1) first to the Series 20[  ]-[  ] Class A noteholders until the Series 20[  ]-[  ] Class A notes have been paid in full;

(2) second, to the Series 20[  ]-[  ] Class B noteholders until the Series 20[  ]-[  ] Class B notes have been paid in full;

(3) third, to the Series 20[  ]-[  ] Class C noteholders until the Series 20[  ]-[  ] Class C notes have been paid in full;

(4) fourth, to the Series 20[  ]-[  ] Class D noteholders until the Series 20[  ]-[  ] Class D notes have been paid in full; and

(5) fifth, to the Series 20[  ]-[  ] Class E noteholders until the Series 20[  ]-[  ] Class E notes have been paid in full.

On each Distribution Date with respect to the Early Amortization Period, if Available Investor Principal Collections (excluding any Shared Principal Collections), together with any amounts on deposit in the Note Distribution Account, are insufficient to pay the Series 20[  ]-[  ] Class A notes, Series 20[  ]-[  ] Class B notes, Series 20[  ]-[  ] Class C notes, Series 20[  ]-[  ] Class D notes and Series 20[  ]-[  ] Class E notes in full, Shared Principal Collections available for your series from other series in Principal Sharing Group [  ] will be used first to pay the Series 20[  ]-[  ] Class A notes in full, second to pay the Series 20[  ]-[  ] Class B notes in full, third to pay the Series 20[  ]-[  ] Class C notes in full, fourth to pay the Series 20[  ]-[  ] Class D notes in full and fifth to pay the Series 20[  ]-[  ] Class E notes in full. However, if on any Distribution Date, the amount of Available Investor Principal Collections (excluding any Shared Principal Collections) exceeds the amount needed to pay the Series 20[  ]-[  ] Class A notes, Series 20[  ]-[  ] Class B notes, Series 20[  ]-[  ] Class C notes, Series 20[  ]-[  ] Class D notes and Series 20[  ]-[  ] Class E notes in full, the excess will be treated as Shared Principal Collections for other series in Principal Sharing Group [  ]. Any Available Investor Principal Collections not used for this purpose will be paid to the holders of the Certificate Interest, as described under “The Notes—Application of Collections—Applications of Principal Collections.”

For a discussion of the events that might lead to the commencement of the Early Amortization Period, you should read “The Notes—Early Amortization Events.”

Credit Enhancement and Other Enhancement

The credit enhancement and other enhancement with respect to your series is described below.

Reserve Fund

[The indenture trustee will establish and maintain with an Eligible Institution a segregated trust account for the benefit of the Series 20[  ]-[  ] noteholders to serve as the Reserve Fund. If on any Distribution Date, Available Investor Interest Collections, together with Excess Interest Collections available for your series from other series in Excess Interest Sharing Group [  ] are insufficient to fund certain of the amounts required to be distributed on that date, as described under “—Application of Collections—Payment of Interest, Fees and Other Items,” then funds on deposit in the Reserve Fund (exclusive of any net investment earnings) will be used to cover shortfalls of those amounts.

On the closing date, $[     ] (or [     ]% of the initial principal balance of the Series 20[  ]-[  ] notes) will be deposited into the Reserve Fund. The “Reserve Fund Required Amount” for any Distribution Date is an amount equal to [     ]% of the Net Invested Amount of the Series 20[  ]-[  ] notes on that Distribution Date (after giving effect to any changes in that amount on that date). If on any Distribution Date, the average monthly payment rate for the three preceding months is below [  ]% but greater than or equal to [  ]%, then on the next Distribution Date, the Reserve Fund Required Amount will be equal to [  ]% of the Net Invested Amount of the Series 20[  ]-[  ] notes. If on any Distribution Date, the average monthly payment rate for the three preceding months is below [  ]%, then on the Distribution Date, the Reserve Fund Required Amount will be equal to [  ]% of the Net Invested Amount of the Series 20[  ]-[  ] notes. However, the depositor may elect to increase or reduce this amount so long as the Rating Agency Condition is satisfied.

If, on any Distribution Date, the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount, the indenture trustee will deposit available funds, up to the amount of the shortfall, into the Reserve Fund. Any such shortfall will be funded from Available Investor Interest Collections and Excess Interest Collections available for your series from other series in Excess Interest Sharing Group [  ] allocable to your series, after other required distributions and deposits have been made from such sources, as described under “—Application of Collections—Payment of Interest, Fees and Other Items.”

At the direction of the servicer, the indenture trustee will invest funds in the Reserve Fund in Eligible Investments that mature no later than the following Distribution Date. Net investment earnings on funds in the Reserve Fund will be deposited in the Collection Account and included in Available Investor Interest Collections.

If, on any Distribution Date before payment in full of the Series 20[  ]-[  ] notes, after giving effect to all withdrawals from and deposits into the Reserve Fund, the amount on deposit in the Reserve Fund (excluding net investment earnings) exceeds the Reserve Fund Required Amount, the excess will be distributed to the holders of the Certificate Interest. After the earlier of the payment in full of the Series 20[  ]-[  ] notes and the Series 20[  ]-[  ] Legal Maturity Date, any funds remaining in the Reserve Fund will be treated as Available Investor Principal Collections and made available to cover shortfalls for other series in Principal Sharing Group [  ]. Any excess not used for other series in Principal Sharing Group [  ] will be paid to the holders of the Certificate Interest.]

Accumulation Period Reserve Account

The indenture trustee will establish and maintain with an Eligible Institution a segregated trust account for the benefit of the Series 20[  ]-[  ] noteholders to serve as the “Accumulation Period Reserve Account.” The purpose of the Accumulation Period Reserve Account is to assist with the payment of interest on the Series 20[  ]-[  ] notes during the Controlled Accumulation Period.

Commencing on the Accumulation Period Reserve Account Funding Date, the indenture trustee will deposit available funds on each Distribution Date to increase the amount in the Accumulation Period Reserve Account to the Accumulation Period Reserve Account Required Amount. Funds to be applied for this purpose will be Available Investor Interest Collections and Excess Interest Collections available for your series from other series in Excess Interest Sharing Group [     ], after other required distributions and deposits have been made from such sources, as described under “—Application of Collections—Application of Interest Collections.”

If on any Distribution Date, after giving effect to all withdrawals from and deposits into the Accumulation Period Reserve Account, the amount on deposit in this account (excluding amounts relating to net investment earnings) exceeds the Accumulation Period Reserve Account Required Amount, the excess will be distributed to the holders of the Certificate Interest.

On or before each Distribution Date with respect to the Controlled Accumulation Period and on or before the first Distribution Date with respect to an Early Amortization Period, the indenture trustee will withdraw from the Accumulation Period Reserve Account and deposit into the Collection Account an amount equal to the lesser of:

(1) the amount on deposit in the Accumulation Period Reserve Account (excluding net investment earnings); and

(2) the “Accumulation Period Reserve Draw Amount” for that Distribution Date, which is the excess of (a) the actual number of days in the related Collection Period divided by 360, times the product of (i) the amount in the Note Distribution Account (excluding net investment earnings) as of the preceding Distribution Date and after giving effect to any deposits on that Distribution Date, times (ii) One-Month LIBOR plus [     ]%, over (b) the portion of Available Investor Interest Collections for that Distribution Date constituting net investment earnings on the Note Distribution Account and the Accumulation Period Reserve Account for that Distribution Date.

Amounts withdrawn from the Accumulation Period Reserve Account and net investment earnings on any Distribution Date will be included as Available Investor Interest Collections for your series for that Distribution Date.

The Accumulation Period Reserve Account will terminate on the earliest to occur of:

(1) the first Distribution Date with respect to the Early
Amortization Period;

(2) the payment in full of the Series 20[  ]-[  ] notes; and

(3) the Series 20[  ]-[  ] Legal Maturity Date.

After the termination of the Accumulation Period Reserve Account, any funds remaining in the Accumulation Period Reserve Account will be treated as Available Investor Interest Collections and made available to cover shortfalls for other series in Excess Interest Sharing Group [  ]. Any excess not used for other series in Excess Interest Sharing Group [  ] will be paid to the holders of the Certificate Interest.

Excess Spread

Excess spread for Series 20[  ]-[  ] for any distribution date will be the amount by which Interest Collections during the related Collection Period allocated to Series 20[  ]-[  ] exceeds certain fees of the trust relating to Series 20[  ]-[  ], including interest payments on the Series 20[  ]-[  ] notes. Any excess spread for a series in Excess Interest Sharing Group [  ], including Series 20[  ]-[  ], that is not used to cover shortfalls for that series will be available on each distribution date to cover certain shortfalls for other series in Excess Interest Sharing Group [  ], including Series 20[  ]-[  ], and any remaining excess spread will be distributed to the holders of the Certificate Interest.

Subordination

Distributions on the Series 20[  ]-[  ] Class B notes will be subordinated to payments on the Series 20[  ]-[  ] Class A notes. Distributions on the Series 20[  ]-[  ] Class C notes will be subordinated to payments on the Series 20[  ]-[  ] Class A notes and the Series 20[  ]-[  ] Class B notes. Distributions on the Series 20[  ]-[  ] Class D notes will be subordinated to payments on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes and the Series 20[  ]-[  ] Class C notes. Distributions on the Series 20[  ]-[  ] Class E notes will be subordinated to payments on the Series 20[  ]-[  ] Class A notes, the Series 20[  ]-[  ] Class B notes, the Series 20[  ]-[  ] Class C notes and the Series 20[  ]-[  ] Class D notes, in each case, to the extent described herein.

Events of Default

An “Event of Default” for the Series 20[  ]-[  ] notes, will consist of any of the following:

(1) any failure to pay interest on the Series 20[  ]-[  ] notes as and when the same becomes due and payable, which failure continues unremedied for 35 days;

(2) any failure (a) to make any required payment of principal on the Series 20[  ]-[  ] (other than as set forth in clause (3) below), or (b) to observe or perform in any material respect any other covenants or agreements in the indenture or the Series 20[  ]-[  ] Indenture Supplement, which failure in the case of a default under this clause (2)(b) materially and adversely affects the rights of related noteholders, and which failure in either case continues for 30 days after written notice is given of the failure (x) to the trust, the depositor, or the servicer, as applicable, by the indenture trustee or (y) to the trust, the depositor, the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the principal balance of the related notes;

(3) failure to pay the unpaid principal balance of any Series 20[  ]-[  ] notes by the Series 20[  ]-[  ] Legal Maturity Date; and

(4) specified events of bankruptcy, insolvency or receivership with respect to the trust.

If an Event of Default for the Series 20[  ]-[  ] notes occurs because of the occurrence of a bankruptcy or similar event relating to the trust, the Series 20[  ]-[  ] notes will be automatically accelerated. If an Event of Default for the Series 20[  ]-[  ] notes occurs for any other reason, the notes may be accelerated by the indenture trustee or the holders of at least a majority of the outstanding principal balance of each affected series, class or tranche of notes. If the Series 20[  ]-[  ] notes are accelerated, you may receive principal before the Series 20[  ]-[  ] Expected Maturity Date for your notes.

For a more detailed description of the acceleration of the notes as well as the rights and remedies available to the indenture trustee and the Series 20[  ]-[  ] noteholders when an Event of Default occurs, you should read “The Notes—The Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus.

Early Amortization Events

The Revolving Period will continue until the Controlled Accumulation Period begins, unless an Early Amortization Event occurs before that date.

If any of the following occurs with respect to the Series 20[  ]-[  ] notes:

(1) failure on the part of the depositor, GMAC or the servicer to observe or perform in any material respect any of its covenants or agreements set forth in the pooling and servicing agreement or the trust sale and servicing agreement, as applicable, which failure continues unremedied for a period of 60 days after written notice; provided, however, that no Early Amortization Event will be deemed to exist if the receivables affected by that failure are repurchased by the depositor, GMAC or the servicer, as applicable, in accordance with the Transfer and Servicing Agreements;

(2) any representation or warranty made by GMAC in the pooling and servicing agreement or by the depositor in the trust sale and servicing agreement or any information contained on the Schedule of Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the noteholders are materially and adversely affected; provided, however, that no Early Amortization Event will be deemed to occur if the receivables relating to the representation or warranty are repurchased by GMAC or the depositor, as applicable, in accordance with the Transfer and Servicing Agreements;

(3) failure to pay or set aside for payment all amounts required to be paid as principal on the Series 20[  ]-[  ] notes on the Series 20[  ]-[  ] Expected Maturity Date;

(4) on any Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than [     ]%;

(5) the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount on three consecutive Distribution Dates;

(6) on any Distribution Date, the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the Reserve Fund by more than the Reserve Fund Trigger Amount as specified in this prospectus supplement;

(7) [on any Distribution Date the amount of funds drawn from the Reserve Fund to pay interest on the Series 20[  ]-[  ] notes on the preceding Distribution Date is not replaced on or prior to such Distribution Date, and on such Distribution Date and on each of the Business Days since the Distribution Date preceding such Distribution Date the prime rate used with respect to calculating the interest rate on the receivables for the period beginning on each such date is less than LIBOR as of such date];

(8) a notice has been given setting forth an Event of Default under the Series 20[  ]-[  ] Indenture Supplement and declaring the unpaid principal balance of the outstanding notes (together with any accrued and unpaid interest thereon) immediately due and payable;

(9) the occurrence of specified events of bankruptcy, insolvency or receivership relating to any of (a) the servicer, (b) GMAC, if it is not the servicer, or (c) the depositor;

(10) the amounts on deposit in the Excess Funding Account exceed [     ]% of the sum of the Net Invested Amounts of all outstanding Series (including Series 20[  ]-[  ]) for three consecutive Collection Periods, after giving effect to any distributions to be made on each related Distribution Date;

(11) the trust or the depositor is required to register under the Investment Company Act of 1940;

(12) (a)(i) the filing of a petition by General Motors, or (ii) the filing of a petition by a person other than General Motors that remains undismissed after 90 days, or (iii) the entry of an order for relief against General Motors, in each case under Chapter 7 of the U.S. Bankruptcy Code or a similar provision of state or federal law that would result in the liquidation of General Motors; or (b) General Motors ceases to operate as an automobile manufacturer or undertakes to sell or liquidate all or substantially all of its automobile manufacturing assets or business (or files a motion or other pleading requesting approval of any such actions), in either case after a petition has been filed under Chapter 11 of the U.S. Bankruptcy Code or a similar provision of state or federal law; and

(13) [a Basis Swap related to the Series 20[  ] notes is terminated for any reason other than (i) in connection with the issuance of additional Series 20[  ] notes and the replacement of the Basis Swap in connection therewith; (ii) the payment in full of such the Series 20[  ]-[  ] notes; or (iii) the replacement of the Basis Swap Counterparty pursuant to the terms of the Basis Swap;]

then, an “Early Amortization Event” will occur (i) in the case of any of the events specified in the foregoing clauses [(9) or (12)], immediately and, (ii) in the case of any events specified in the foregoing clauses [(1) through (8), (10), (11) or (13)], upon the expiration of any applicable grace period, and the delivery to the appropriate parties of a written declaration of an Early Amortization Event.

Excess Funding Account

The indenture trustee has established and will maintain the Excess Funding Account as described under “The Notes—Bank Accounts—Excess Funding Account” in the accompanying prospectus. As of [the Series 20[  ]-[  ] Cut-Off Date], the balance in the Excess Funding Account was $[     ].

Note Distribution Account

The indenture trustee will establish and maintain with an Eligible Institution a segregated trust account for the benefit of the Series 20[  ]-[  ] noteholders to serve as the Note Distribution Account. During the Controlled Accumulation Period, the indenture trustee, at the direction of the servicer, will transfer Available Investor Principal Collections up to an amount equal to the Monthly Principal Amount, for each related Distribution Date from the Collection Account to the Note Distribution Account, as described under “—Application of Collections—Payment of Principal.”

On the first Distribution Date with respect to the Early Amortization Period, the indenture trustee will apply the amounts on deposit in the Note Distribution Account, together with Available Investor Principal Collections for that date, to pay the principal of the Series 20[  ]-[  ] notes, as described below under “—Application of Collections—Payment of Principal.”

At the direction of the servicer, the indenture trustee will invest funds on deposit in the Note Distribution Account in Eligible Investments that mature no later than the following Distribution Date. The indenture trustee will deposit net investment earnings on funds in the Note Distribution Account into the Collection Account and such amounts will be included in Available Investor Interest Collections for that Distribution Date.

Additional Issuances

The depositor may, subject to the requirements described under “The Notes—New Issuances” in the accompanying prospectus, issue additional series of notes.

In addition, the Series 20[  ]-[  ] Indenture Supplement provides that the depositor may, with notice to the Rating Agencies but without notice to or the consent of the noteholders of the Series 20[  ]-[  ] notes, cause the trust to issue additional Series 20[  ]-[  ] notes, equal in rank to any of the classes or tranches of Series 20[  ]-[  ] notes previously offered in all respects or in all respects except for the payment of interest accruing prior to the issuance date of these additional Series 20[  ]-[  ] notes in a class or tranche of Series 20[  ]-[  ] notes or except for the first payment of interest following the issuance date of the additional class or tranche of Series 20[  ]-[  ] notes. When issued, the additional Series 20[  ]-[  ] notes of a class or tranche will equally and ratably be entitled to the benefits of the indenture and the Series 20[  ]-[  ] Indenture Supplement with the other outstanding notes of that class or tranche without preference, priority or distinction. These additional Series 20[  ]-[  ] notes may be consolidated and form a single class or tranche with the previously issued Notes and will have the same terms as to status, redemption or otherwise as the previously issued Notes. The additional Series 20[  ]-[  ] notes may be consolidated with a previously issued class or tranche of Series 20[  ]-[  ] notes to form a single class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued Series 20[  ]-[  ] notes.

[In order for the trust to issue additional Series 20[  ]-[  ] notes, the conditions specified under “The Notes—New Issuances” in the accompanying prospectus must be satisfied.] These additional Series 20[  ]-[  ] notes may be offered under the accompanying prospectus or through one or more private placements.

Investor Percentages

The servicer will allocate Nonoverconcentration Principal Collections, Nonoverconcentration Interest Collections and Nonoverconcentration Defaulted Amounts for each Collection Period among:

(1) the Series 20[  ]-[  ] notes;

(2) other outstanding series of notes that the trust has issued; and

(3) the Certificate Interest.

These amounts will be allocated to the Series 20[  ]-[  ] notes based on the applicable Investor Percentage for the Series 20[  ]-[  ] notes. Each Investor Percentage is calculated by reference to the Invested Amount or the Net Invested Amount of the Series 20[  ]-[  ] notes. The “Investor Percentages” for the Series 20[  ]-[  ] notes are:

(1) the “Floating Investor Percentage,” which is the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Net Invested Amount on the last day of the preceding Collection Period (or, for the first Collection Period, the initial principal balance of the Series 20[  ]-[  ] notes), and (b) the denominator of which is the greater of (i) the Adjusted Nonoverconcentration Pool Balance as of the last day of the preceding Collection Period (or, for the first Collection Period, the Adjusted Nonoverconcentration Pool Balance as of the Series Cut-Off Date) and (ii) the sum of the numerators used to calculate the applicable floating investor percentages for allocating Nonoverconcentration Interest Collections to all outstanding Series (including Series 20[  ]-[  ]) with respect to that Collection Period, and

(2) the “Fixed Investor Percentage,” which is the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Net Invested Amount on the close of business on the last day of the Revolving Period, and (b) the denominator of which is the greater of (i) the Adjusted Nonoverconcentration Pool Balance as of the last day of the preceding Collection Period and (ii) the sum of the numerators used to calculate the applicable fixed investor percentages for allocating Nonoverconcentration Principal Collections to all outstanding series (including Series 20[  ]-[  ]) for that Collection Period.

The Floating Investor Percentage is used for allocating Interest Collections and the Aggregate Dealer Defaulted Amount at any time and for allocating Principal Collections during the Revolving Period. The Fixed Investor Percentage is used for allocating Principal Collections during the Controlled Accumulation Period or Early Amortization Period.

In addition, the “Series Required Certificate Amount” for your series will equal, for any date, the product of (a) the excess, if any, of (i) the Required Pool Percentage over (ii) 100% and (b) the Net Invested Amount on that date. The “Required Pool Percentage” for the Series 20[  ]-[  ] notes, means [     ]%, except that the depositor may reduce this percentage upon the satisfaction of the Rating Agency Condition and without the consent of any other person.

Certificate Collections

On each Business Day, the servicer will allocate to the holders of the Certificate Interest all Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and Nonoverconcentration Defaulted Amounts that are not otherwise allocable to any series of notes issued by the trust.

Application of Collections

Payments of interest and principal on the Series 20[  ]-[  ] notes will be made on each Distribution Date from Available Investor Interest Collections and Available Investor Principal Collections.

Application of Interest Collections

On each Distribution Date, the servicer will direct the indenture trustee to apply Available Investor Interest Collections on deposit in the Collection Account in the following order:

(1) the monthly servicing fee for that Distribution Date, together with any unpaid monthly servicing fees for prior Distribution Dates, will be paid to the servicer;

(2) the Class A Monthly Interest for that Distribution Date, together with any unpaid Class A Monthly Interest for prior Distribution Dates and any additional interest on the unpaid amount for that Distribution Date, will be paid to the Series 20[  ]-[  ] Class A noteholders;

(3) the Class B Monthly Interest for that Distribution Date, together with any unpaid Class B Monthly Interest for prior Distribution Dates and any additional interest on the unpaid amount for that Distribution Date, will be paid to the Series 20[  ]-[  ] Class B noteholders;

(4) the Class C Monthly Interest for that Distribution Date, together with any unpaid Class C Monthly Interest for prior Distribution Dates and any additional interest on the unpaid amount for that Distribution Date, will be paid to the Series 20[  ]-[  ] Class C noteholders;

(5) the Class D Monthly Interest for that Distribution Date, together with any unpaid Class D Monthly Interest for prior Distribution Dates and any additional interest on the unpaid amount for that Distribution Date, will be paid to the Series 20[  ]-[  ] Class D noteholders;

(6) [the Class E Monthly Interest for that Distribution Date, together with any unpaid Class E Monthly Interest for prior Distribution Dates and any additional interest on the unpaid amount for that Distribution Date, will be paid to the Series 20[  ]-[  ] Class E noteholders;]

(7) the Investor Defaulted Amount, if any, for the related Collection Period, will be treated as Investor Principal Collections and will be redeposited into the Collection Account and further applied as described under “—Payment of Principal;”

(8) the excess, if any, of the Reserve Fund Required Amount over the amount then on deposit in the Reserve Fund will be deposited into the Reserve Fund;

(9) the sum of Investor Charge-Offs that have not been previously reimbursed will be treated as Investor Principal Collections and will be redeposited into the Collection Account and further applied as described under “—Payment of Principal;”

(10) the sum of Reallocated Principal Collections that have not been previously reimbursed will be treated as Investor Principal Collections and will be redeposited into the Collection Account and further applied as described under “—Payment of Principal;”

(11) beginning on the Accumulation Period Reserve Account Funding Date, the excess, if any, of the Accumulation Period Reserve Account Required Amount over the amount then on deposit in the Accumulation Period Reserve Account will be deposited into the Accumulation Period Reserve Account;

(12) the shortfalls in Interest Collections for other outstanding series in Excess Interest Sharing Group [  ] will be treated as Excess Interest Collections and applied to cover these shortfalls; and

(13) all remaining Available Investor Interest Collections will be distributed to the holders of the Certificate Interest, but only to the extent that those remaining Available Investor Interest Collections are not otherwise required to be deposited into the Excess Funding Account or the Cash Collateral Account.

If Available Investor Interest Collections for any Distribution Date are insufficient to make the full distribution of the amounts required above, the indenture trustee will apply available funds from the following sources on that Distribution Date in the following order to make up certain shortfalls:

•	First, from Excess Interest Collections available from other series in Excess Interest Sharing Group [ ], to cover shortfalls in the distributions required under clauses (1) through (11) in that order.

•	Second, from the Reserve Fund, to cover shortfalls in the distributions required under clauses (1) through (7) and clause (9) in that order.

•	Third, from Reallocated Principal Collections for that Distribution Date, to cover shortfalls in the distributions required under clauses (1) through (6) in that order. The Invested Amount of, first the Series 20[ ]-[ ] Class E notes, second the Series 20[ ]-[ ] Class D notes, third the Series 20[ ]-[ ] Class C notes, fourth the Series 20[ ]-[ ] Class B notes and fifth the Series 20[ ]-[ ] Class A notes will be reduced by the amount of Reallocated Principal Collections as described under “—Investor Defaulted Amount and Reallocated Principal Collections,” but may be subsequently increased by the amount of any Reallocated Principal Collections reimbursed under clause (10).

Application of Interest Collections and Other Amounts(1)

Application of Principal Collections

On each Business Day, the servicer will direct the indenture trustee to apply Available Investor Principal Collections as follows:

•	On each Business Day with respect to the Revolving Period, Available Investor Principal Collections will be treated as Shared Principal Collections and applied, as described below under “—Groups—Principal Sharing Group [ ]” and under “Description of the Notes—

Groups—Principal Sharing Groups” in the accompanying prospectus. Any Available Investor Principal Collections not used for this purpose will be paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account as described under the heading “—Excess Funding Account.”

•	On each Business Day with respect to the Controlled Accumulation Period or the Early Amortization Period, Available Investor Principal Collections will be applied as follows:

(1) During the Controlled Accumulation Period and before payment in full of the Series 20[  ]-[  ] notes, (i) on each Business Day, an amount equal to the excess of the Monthly Principal Amount for the related Collection Period over the amount already deposited during that Collection Period, will be deposited into the Note Distribution Account, and (ii) on each Distribution Date, an amount equal to the Series 20[  ]-[  ] Excess Funding Amount (up to the applicable Controlled Deposit Amount) will be withdrawn from the Excess Funding Account and deposited into the Note Distribution Account.

(2) So long as the Early Amortization Period has not commenced, on the Series 20[  ]-[  ] Expected Maturity Date, all Available Investor Principal Collections for that date, together with all available amounts then on deposit in the Note Distribution Account (including any Series 20[  ]-[  ] Excess Funding Amount deposited therein during the related Collection Period), will be distributed first to the Series 20[  ]-[  ] Class A noteholders until paid in full, second to the Series 20[  ]-[  ] Class B noteholders until paid in full, third to the Series 20[  ]-[  ] Class C noteholders until paid in full, fourth to the Series 20[  ]-[  ] Class D noteholders until paid in full and fifth to the Series 20[  ]-[  ] Class E noteholders until paid in full.

(3) during the Early Amortization Period, (i) on each Business Day, all Investor Principal Collections up to the Monthly Principal Amount will be deposited into the Note Distribution Account, and (ii) on each Distribution Date, all Available Investor Principal Collections for such Distribution Date, together with all available amounts, if any, then on deposit in the Note Distribution Account (including any Series 20[  -  ] Excess Funding Amount deposited therein during the related Collection Period or on such Distribution Date), will be distributed first to the Series 20[  ]-[  ] Class A noteholders until paid in full, second to the Series 20[  ]-[  ] Class B noteholders until paid in full, third to the Series 20[  ]-[  ] Class C noteholders until paid in full, fourth to the Series 20[  ]-[  ] Class D noteholders until paid in full and fifth to the Series 20[  ]-[  ] Class E noteholders until paid in full;

(4) On each Distribution Date with respect to the Controlled Accumulation Period and the Early Amortization Period, the balance of Available Investor Principal Collections will be treated as Shared Principal Collections with respect to Principal Sharing Group [  ] and applied as described below under “—Groups—Principal Sharing Group [  ]” and under “Description of the Notes—Groups—Principal Sharing Groups” in the accompanying prospectus. Any remaining funds not needed for other series in Principal Sharing Group [  ] will be paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account, as described under “—Excess Funding Account.”

Application of Principal Collections to the Series 20[  ]-[  ] Notes(1)

Aggregate Dealer Principal Collections
= Principal Collections on Receivables
+ Principal Portion of Warranty and Administrative Payments
Nonoverconcentration Principal Collections
Overconcentration Principal Collections
Series 20 [ ]-[ ] Available Investor Principal Collections
Available Investor Principal Collections for Other Outstanding Nonoverconcentration Series
Distribute to Certificateholders
Pay or Set Aside Amounts Related to Overconcentration Series, if any
Distribute to Certificateholders
Pay or Set Aside Amounts Related to Nonoverconcentration Series or Treat as Shared Principal Collections
Controlled Accumulation Period in Effect?
Yes
No
Set Aside for Series 20 [ ] – [ ] Class A Notes P
Early Amortization Period in Effect?
Yes
No
Repay Series 20 [ ] – [ ] Class A Notes P
Set Aside for Series 20 [ ]-[ ] Class B Notes P
Revolving Period in Effect?
Yes
Treat as Shared Principal Collections
Repay Series 20 [ ] – [ ] Class B Notes P
Set Aside for Series 20 [ ]-[ ] Class C Notes P
Distribute to Certificateholders
Repay Series 20 [ ] – [ ] Class C Notes P
Set Aside for Series 20 [ ]-[ ] Class D Notes P
Repay Series 20 [ ] – [ ] Class D Notes P
Set Aside for Series 20 [ ]-[ ] Class E Notes P
Repay Series 20 [ ] – [ ] Class E Notes P
Treat as Shared Principal Collections
Distribute to Certificateholders
Distribute to Certificateholders

Notes:

(1) This chart provides only a simplified overview of the application of Aggregate Dealer Principal Collections. Refer to the text this prospectus supplement and the accompanying prospectus for a further description.

P Principal may be allocated from other Nonoverconcentration Series in Principal Sharing Group [ ] to cover any shortfalls on these amounts resulting from insufficient Available Investor Principal Collections.

Investor Defaulted Amount and Reallocated Principal Collections

For each Collection Period, the servicer will allocate to the Series 20[  ]-[  ] notes a portion of the Nonoverconcentration Defaulted Amount. The portion of the Nonoverconcentration Defaulted Amount allocated to the Series 20[  ]-[  ] notes for a Collection Period will equal the product of the Floating Investor Percentage for that Collection Period times the Nonoverconcentration Defaulted Amount for each day in that Collection Period. This amount is the “Investor Defaulted Amount” for the Series 20[  ]-[  ] notes.

The Investor Defaulted Amount represents your series’ share of losses on principal receivables allocated to the Nonoverconcentration Interest. The Investor Defaulted Amount for any Distribution Date will be funded from Available Investor Interest Collections, Excess Interest Collections available to your series from other series in Excess Interest Sharing Group [  ] and available amounts on deposit in the Reserve Fund. Any remaining unfunded Investor Defaulted Amount will reduce the Invested Amount of your series.

For the Series 20[  ]-[  ] notes for any Distribution Date, “Reallocated Principal Collections” means the amount of Available Investor Principal Collections for that Distribution Date reallocated to cover shortfalls in payments of interest on the Series 20[  ]-[  ] notes, except that Available Investor Principal Collections reallocated for this purpose may not exceed:

(a) for the Series 20[  ]-[  ] Class A notes, the sum of the Invested Amounts of the Series 20[  ]-[  ] Class E notes, the Series 20[  ]-[  ] Class D notes, the Series 20[  ]-[  ] Class C notes, the Series 20[  ]-[ ] Class B notes and the Series 20[  ]-[  ] Class A notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date;

(b) for the Series 20[  ]-[  ] Class B notes, the sum of the Invested Amounts of the Series 20[  ]-[  ] Class E notes, the Series 20[  ]-[  ] Class D notes, the Series 20[  ]-[  ] Class C notes and the Series 20[ ]-[  ] Class B notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date;

(c) for the Series 20[  ]-[  ] Class C notes, the sum of the Invested Amounts of the Series 20[  ]-[  ] Class E notes, the Series 20[  ]-[  ] Class D notes and the Series 20[  ]-[  ] Class C notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date;

(d) for the Series 20[  ]-[  ] Class D notes, the sum of the Invested Amounts of the Series 20[  ]-[  ] Class E notes and the Series 20[  ]-[  ] Class D notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date; and

(e) for the Series 20[  ]-[  ] Class E notes, the Invested Amount of the Series 20[  ]-[  ] Class E notes as of that Distribution Date after giving effect to any change in that amount on that date.

If, on any Distribution Date, Reallocated Principal Collections are applied, then the Invested Amount will be reduced by the amount of such application. The reduction in the Invested Amount for that Distribution Date due to these Reallocated Principal Collections will be allocated as follows:

(1) first, the Invested Amount of the Series 20[  ]-[  ] Class E notes will be reduced by the amount of this reduction until the Invested Amount of the Series 20[  ]-[  ] Class E notes is reduced to zero; then

(2) second, the Invested Amount of the Series 20[  ]-[  ] Class D notes will be reduced by the amount of this reduction until the Invested Amount of the Series 20[  ]-[  ] Class D notes is reduced to zero; then

(3) third, the Invested Amount of the Series 20[  ]-[  ] Class C notes will be reduced by the amount of this reduction until the Invested Amount of the Series 20[  ]-[  ] Class C notes is reduced to zero; then

(4) fourth, the Invested Amount of the Series 20[  ]-[  ] Class B notes will be reduced by the amount of this reduction until the Invested Amount of the Series 20[  ]-[  ] Class B notes is reduced to zero; and then

(5) fifth, the Invested Amount of the Series 20[  ]-[  ] Class A notes will be reduced by the amount of this reduction until the Invested Amount of the Series 20[  ]-[  ] Class A notes is reduced to zero.

Reductions in the Invested Amount from unfunded Investor Defaulted Amounts and Reallocated Principal Collections may be reimbursed from subsequent Available Investor Interest Collections and Excess Interest Collections available from other series in Excess Interest Sharing Group [ ], as described under “—Application of Collections—Payment of Interest, Fees and Other Items.” If the Invested Amount is reduced to zero, your series will not receive any further allocations of Interest Collections and Principal Collections.

Groups

Excess Interest Sharing Group [  ]

Your series will be included in a group of series referred to as “Excess Interest Sharing Group [  ].” Excess Interest Collections for your series will be made available to any other series in Excess Interest Sharing Group [ ] whose share of Interest Collections and other amounts treated like Interest Collections are not sufficient to make required distributions or deposits for that series. If Available Investor Interest Collections for your series are insufficient to make all required distributions and deposits for your series, your series will have access to Excess Interest Collections from other series in Excess Interest Sharing Group [  ]. Each series that is part of Excess Interest Sharing Group [  ] and has a shortfall will receive a share of the total amount of Excess Interest Collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in Excess Interest Sharing Group [  ] for that same month.

Principal Sharing Group [  ]

Your series will be included in a group of series referred to as “Principal Sharing Group [  ].” Available Investor Principal Collections for any Collection Period allocated to the Invested Amount will first be used to cover, during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Note Distribution Account, and during the Early Amortization Period, payments to the noteholders. The servicer will determine the Shared Principal Collections, which is the amount of collections of principal receivables for any Collection Period allocated to the Invested Amount remaining after covering required payments to the Series 20[  ]-[  ] noteholders and any similar amount remaining for any other series in Principal Sharing Group [  ]. Shared Principal Collections will be determined and allocated by the servicer to cover principal shortfalls. Shared Principal Collections will not be used to cover unfunded Investor Defaulted Amounts. Each series that is part of Principal Sharing Group [  ] and has a principal shortfall will receive a share of the total amount of Shared Principal Collections available for that Collection Period based on the amount of shortfall for that series, divided by the total shortfall for all series in Principal Sharing Group [  ] for that same Collection Period. To the extent that Shared Principal Collections exceed principal shortfalls, the balance will be paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account, as described above under “—Excess Funding Account.”

Optional Purchase by the [Depositor/Servicer]

The [depositor/servicer] will have the option to redeem the Series 20[ ]-[  ] notes by purchasing the portion of the trust assets allocated to the Series 20[  ]-[  ] notes at any time after the remaining outstanding principal balance of the Series 20[  ]-[  ] notes is [10]% or less of the initial principal balance of the Series 20[  ]-[  ] notes. The redemption price will equal:

(1) the outstanding principal balance of the Series 20[  ]-[  ] notes, plus

(2) any accrued and unpaid interest through the day preceding the Distribution Date on which the redemption occurs or, if the redemption occurs on any other date, through the day preceding such redemption date.

If exercising the optional redemption of the Series 20[  ]-[  ] notes, the [depositor/servicer] will notify the [depositor/servicer], the indenture trustee, the trust and, if applicable, other holders of the Certificate Interest of the intended redemption. The indenture trustee will provide notice to the noteholders of the redemption. The Series 20[  ]-[  ] notes will be retired on the day following the Series 20[  ]-[  ] Legal Maturity Date, whether as a result of optional redemption or otherwise.

[Basis Swaps

[To be inserted: Disclosure regarding any currency swaps as required by Item 1115 of Regulation AB.]

[Basis Swap Counterparty.]

[[  ] is the basis swap counterparty. It is organized as a [  ] under the laws of [  ]. [Description of the general character of the business of the basis swap counterparty]. [The long-term credit rating assigned to the basis swap counterparty by Moody’s is currently “[  ]” and by Standard and Poor’s is currently “[  ].” The short term credit rating assigned to the basis swap counterparty by Moody’s is currently “[  ]” and by Standard and Poor’s is currently “[  ].”

[Based on a reasonable good faith estimate of maximum probable exposure calculated in accordance with GMAC’s general risk management procedures, the significance percentage of the basis rate swap agreements is less than 10%.]]

[The Insurance Policy and the Note Insurer]

[To be inserted by note insurer: Disclosure about the note insurer and the insurance policy as required by Item 1114 of Regulation AB. The financial information required by Items 1114 (b)(1) and (2) of Regulation AB will be provided if the aggregate liability or contingent liability of the insurance policy is calculated to be 10% or more.]

[Servicer Advances

The servicer will agree to make advances to the extent that the servicer, in its sole discretion, expects to recoup those advances from subsequent Collections and other amounts available for that purpose.]

Delivery of Offered Notes

The offered notes will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and Euroclear against payment in immediately available funds.

THE TRANSFER AND SERVICING AGREEMENTS

The parties [will enter] [entered] into the Transfer and Servicing Agreements on the trust’s initial issuance date. The Transfer and Servicing Agreements will be filed with the SEC following the closing date. You may obtain copies as described in “Where You Can Find More Information” and “Incorporation by Reference” in the prospectus. The following summary, when read in conjunction with the section titled “The Transfer and Servicing Agreements” in the prospectus, describes the material terms of the Transfer and Servicing Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements and the prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Investment of Funds

Collections on the accounts and any money in the transaction accounts are held in accounts with eligible depositary institutions, which accounts are subject to the security interest of the Indenture Trustee for the benefit of the noteholders. Such accounts will be established with the Indenture Trustee. All amounts held in the transaction accounts will be invested at the written direction of the Servicer. The servicer will invest and reinvest collections in Eligible Investments.

The servicer is entitled to receive all investment earnings (net of losses and investment expenses), except for investment earnings on funds in the Accumulation Period Reserve Account.

The activity in the transaction accounts will be verified by the servicer and the Indenture Trustee.

Reports to Noteholders

With respect to the trust and the notes, on or prior to each Distribution Date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the holders of the Series 20[  ]-[  ] notes on the Distribution Date. Each statement will include the information described under “Book Entry Securities; Reports to Noteholders” in the accompanying prospectus as to the Series 20[  ]-[  ] notes with respect to the Distribution Date or the period since the previous Distribution Date, as applicable.

Information regarding any additional securities issued by the trust will be included in the Form 10-D filed with respect to the calendar month in which the additional securities are issued. In addition, during the Revolving Period, information regarding the purchase of additional receivables by the trust will be included in the Form 10-D filed with respect to the applicable calendar month.

Each year, the indenture trustee will mail a brief report, as described in “The Indenture Trustee” in the prospectus, to all noteholders of the trust.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any Series 20[  ]-[  ] notes are outstanding, the indenture trustee will furnish or cause to be furnished to each person or entity who at any time during the preceding calendar year was a holder of record of an offered note—initially Cede & Co., as the nominee of DTC—and received any payment thereon from the trust, a statement containing information for the purpose of assisting that Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the offered notes is Cede & Co., as nominee of DTC, beneficial owners of the offered notes will receive tax and other information from DTC participants and indirect DTC participants rather than from the indenture trustee. See “Federal Income Tax Consequences” in the accompanying prospectus.

CERTAIN FEES AND EXPENSES

The following table indicates all fees and expenses to be paid out of collections on the pool of accounts:

Monthly Servicing Fee	1.00% per annum

The Monthly Servicing Fee payable to the servicer on any Distribution Date other than the first Distribution Date will be equal to one-twelfth of 1% multiplied by the Floating Investor Percentage of the Nonoverconcentration Pool Balance on the last day of the preceding Collection Period The Monthly Servicing Fee payable to the servicer on the first Distribution Date will be [  ]/360 of 1% multiplied by the Floating Investor Percentage of the Nonoverconcentration Pool Balance as of the Series Cut-Off Date. Only the Monthly Servicing Fee will be paid out of collections on the accounts. The servicer also will be entitled to an additional servicing fee, which will not be paid out of collections, and will include late fees and other administrative fees and expenses collected during the month and investment earnings on the trust accounts.

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the issuing entity, the sponsor, the servicer or the depositor that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the notes.

Each of the owner trustee and the indenture trustee has represented to the issuing entity that it is not a party to any current legal proceedings, nor is its management aware of any legal proceedings threatened against it that, if determined adversely to such party, would be expected to be material to noteholders.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the servicer, the sponsor, the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of the dealer floor plan accounts.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the servicer, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of dealer floor plan accounts.

The sponsor, the depositor and the servicer are affiliates and engage in transactions with each other involving the securitization of dealer floor plan accounts, including those described in this prospectus and others. Additionally, Wholesale Auto Receivables LLC and GMAC have entered into an Intercompany Advance Agreement, through which Wholesale Auto Receivables LLC may borrow funds from GMAC. Advances under the Intercompany Advance Agreement are used by Wholesale Auto Receivables LLC to pay for a portion of the receivables in some securitizations in which Wholesale Auto Receivables LLC acts as the depositor. Under the Intercompany Advance Agreement, the loans bear a market rate of interest and have documented repayment terms.

[Insert any applicable disclosure regarding affiliations between underwriters and trustees or any derivative counterparties.]

On the closing date, the trust is issuing certificates not offered hereby. The depositor will retain the certificates, which represent the Certificate Interest in the trust. Therefore, the issuing entity is a direct subsidiary of the depositor and an indirect subsidiary of the sponsor and will be included in the consolidated financial statements of the sponsor. The depositor retains the right to sell all or a portion of the certificates at any time. Following any such sale to an unaffiliated third party, the trust may cease to be an affiliate of either the sponsor or the depositor. The trust has not engaged, and will not engage, in any material transactions with the sponsor or the depositor that are outside of the ordinary course of business or that are other than at arm’s length.

ERISA CONSIDERATIONS

[Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the offered notes would be treated as indebtedness without substantial equity features for purposes of the plan assets regulation, as defined in the prospectus. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes could change, subsequent to their issuance, if the trust incurred losses. This risk of recharacterization is enhanced for the Series 20[  ]-[  ] Class B notes and the Series 20[  ]-[  ] Class C notes because they are subordinated to the Series 20[  ]-[  ] Class A notes. However, without regard to whether offered notes are treated as an equity interest for purposes of the plan asset regulation, the acquisition or holding of offered notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the depositor, the servicer, the trust, the owner trustee, the indenture trustee, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a benefit plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds;

and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption. For additional information regarding treatment of the offered notes under ERISA, see “ERISA Considerations” in the prospectus.

By acquiring an offered note, each purchaser and transferee will be deemed to represent and warrant that either (a) it is not acquiring the offered note with the plan assets of a benefit plan, as defined in the prospectus, or other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code; or (b) the acquisition, disposition and holding of the offered note will not give rise to a non-exempt prohibited transaction under, or a violation of, Section 406(a) of ERISA, Section 4975 of the Code or any substantially similar applicable law.]

FEDERAL INCOME TAX CONSEQUENCES

[In the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, for U.S. federal income tax purposes, the offered notes will be characterized as indebtedness for federal income tax purposes, and the trust will not be taxable as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. Each offered noteholder, by the acceptance of a offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes. Kirkland & Ellis LLP expresses no opinion on the characterization of the Series 20[  ]-[  ] Class D notes or the 20[  ]-[  ] Class E notes.

The certificates initially will be held by the depositor. Accordingly, so long as the depositor is the only beneficial owner of the trust, the trust will be disregarded for federal income tax purposes. See “Federal Income Tax Consequences—Tax Characterization of the Trust” in the prospectus.

Prospective investors should note that legislation and Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such legislation and Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

The legislation imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with applicable disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

See “Federal Income Tax Consequences” and “State, Local and Foreign Tax Consequences” in the prospectus.]

UNDERWRITING

Based on the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the depositor, the principal amount of Series 20[  ]-[  ] Class A notes, Series 20[  ]-[  ] Class B notes and Series 20[  ]-[  ] Class C notes set forth opposite its name below:

Aggregate Principal Amount to be Purchased

	[Series 20[ ]-[ ]	[ ]Series 20[ ]-[ ]	[Series 20[ ]-[ ]
Underwriter	Class A Notes]	Class B Notes]	Class C Notes]

[ • ]
[ • ]
[ • ]
[ • ]
[ • ]
[ • ]
[ • ]

Total

[ • ] are responsible for jointly leading and managing the offering of the offered notes.

The depositor has been advised by the underwriters that the several underwriters propose initially to offer the offered notes to the public at the prices set forth on the cover page of this prospectus supplement, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for the offered notes. The underwriters may allow, and the dealers may re-allow to other dealers, a subsequent concession not in excess of the percentage set forth below for the offered notes. After the initial public offering, the public offering price and these concessions may be changed.

Selling
	Concession	Reallowance

[Series 20[ ]-[ ] Class A notes]
[Series 20[ ]-[ ] Class B notes]
[Series 20[ ]-[ ] Class C notes]
[Series 20[ ]-[ ] Class D notes]

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934.

Over-allotment transactions involve short sales by the underwriters of the offered notes. Short sales involve the sale by the underwriters of a greater number of offered notes than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.

Covered short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional offered notes in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing offered notes in the open market. In determining the source of offered notes to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes available for purchase in the open market as compared to the price at which they may purchase offered notes through the over-allotment option.

Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing offered notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Stabilizing transactions permit the underwriters to make bids on or purchase the offered notes so long as the stabilizing bids or purchase prices do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes. Neither the depositor nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

The underwriters may act through one or more of their affiliates when selling securities outside the United States.

In the ordinary course of its business, one or more of the underwriters and their affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the trust and their affiliates.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the offered notes.

As a Percentage of Initial
Principal Balance of the
	Amount in Dollars	Offered Notes

Sale of the offered notes proceeds			%

Underwriting discount on the offered notes			%

Additional offering expenses			%

Net proceeds to the depositor			%

LEGAL OPINIONS

Specified matters relating to the offered notes and certain federal income tax matters will be passed upon for the trust, the depositor and GMAC by Kirkland & Ellis LLP. In addition, some of the legal matters relating to the offered notes will be passed upon for the trust, the depositor and

GMAC by Richard V. Kent, Esq., General Counsel of the depositor. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Specified matters relating to the offered notes will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP, which has from time to time represented, and is currently representing, General Motors Corporation, GMAC and their affiliates.

REPORTS AND ADDITIONAL INFORMATION

For a summary of reports to be provided to noteholders, see “Reports to Noteholders” in this prospectus supplement.

The servicer will file with the SEC all required annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports about the trust under SWIFT Master Auto Receivables Trust, Commission file number [  ]. These reports will be made available on the world wide web at http://www.gmacfs.com/us/en/business/investing/securitization/sectoc.htm. For further information on how to obtain these reports, see “Where You Can Find More Information” in the prospectus.

GLOSSARY OF PRINCIPAL TERMS

The following are given the meanings shown below to help describe the payments and cash flows on the Series 20[  ]-[  ] notes.

“Accumulation Period Factor” means, with respect to any Collection Period, a fraction:

(a) the numerator of which is equal to the sum of the initial invested amounts of all outstanding series in Principal Sharing Group [  ] (including the Initial Invested Amount for Series 20[  -  ]); and

(b) the denominator of which is equal to the sum of (i) the Initial Invested Amount for Series 20[  ]-[  ], plus (ii) the initial invested amounts of all outstanding series in Principal Sharing Group [  ] (other than the Initial Invested Amount for Series 20[  -  ]) that are not expected to be in their revolving periods from the date of the calculation to the Series [  -  ] Expected Maturity Date.

This definition may be changed at any time upon receipt by the indenture trustee of an officer’s certificate from the servicer certifying that such change will not (a) result in the occurrence of an Early Amortization Event or an Event of Default or (b) materially and adversely affects the amount or expected timing of distributions to be made to the noteholders of any series or class pursuant to the trust sale and servicing Agreement, the indenture or the indenture supplement.

“Accumulation Period Reserve Account” has the meaning set forth on page S-[35].

“Accumulation Period Reserve Account Funding Date” means the Distribution Date occurring in the [second] month preceding the start of the Controlled Accumulation Period, or such earlier or later date as may be directed by the servicer; provided, however, that, if the Accumulation Period Reserve Account Funding Date occurs on a later date, the servicer expects the Accumulation Period Reserve Account to be fully funded by the commencement of the Controlled Accumulation Period.

“Accumulation Period Reserve Account Required Amount” means, for each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until the Accumulation Period Reserve Account is terminated, an amount equal to [          ]% of the initial principal balance of the Series 20[ ]-[  ] notes.

“Accumulation Period Reserve Draw Amount” has the meaning set forth on page S-35.

“Aggregate Dealer Defaulted Amount” has the meaning set forth on page S-4.

“Available Investor Interest Collections” for any Distribution Date will equal the sum of (a) the Floating Investor Percentage of Nonoverconcentration Interest Collections for the related Collection Period and net investment earnings on the Collection Account and the Excess Funding Account, plus (b) net investment earnings from Eligible Investments credited to the Reserve Fund, the Note Distribution Account and the Accumulation Period Reserve Account (net of losses and investment expenses) during the [related Collection Period], plus (c) all withdrawals from the Accumulation Period Reserve Account, plus (d) upon the earliest of the payment in full of the Series 20[  ]-[  ] notes, the Legal Maturity Date or the first Distribution Date relating to an Early Amortization Period, all remaining amounts on deposit in the Accumulation Period Reserve Account.

“Available Investor Principal Collections” for any Distribution Date will equal the excess of (a) the sum of (i) the Investor Principal Collections for such Distribution Date, plus (ii) any Shared Principal Collections with respect to other Series in Principal Sharing Group [  ]

(including any amounts on deposit in the Excess Funding Account that are allocated to Series 20[  ]-[  ] pursuant to the Indenture for application as Shared Principal Collections), plus (iii) upon the termination of the Reserve Fund, all remaining amounts on deposit in the Reserve Fund (excluding amounts relating to investment earnings and after the application of available funds), plus (iv) any Available Investor Interest Collections, Reserve Fund Available Amounts and Excess Interest Collections from other Series in the same Excess Interest Sharing Group as the Series 20[  ]-[  ] Notes that are treated as Available Investor Principal Collections with respect to that Distribution Date over (b) any Reallocated Principal Collections for such Distribution Date.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, be closed.

“Certificate Interest” has the meaning set forth on page S-9.

“Certificate Amount” for the trust will be that portion of the Certificate Interest that equals an amount equal to the sum of (a) the Nonoverconcentration Certificate Amount on that date and (b) the Overconcentration Certificate Amount on that date.

“certificates” has the meaning set forth on page S-2.

“Class A Monthly Interest” means, with respect to any Distribution Date, the product of (i) a fraction, the numerator of which is the actual number of days elapsed from and including the prior Monthly Distribution Date (or, if there is no prior Monthly Distribution Date, from and including the closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, times (ii) the Series 20[  ]-[  ] Class A Note Interest Rate for the related Distribution Date, times (iii) the outstanding principal balance of the Series 20[  ]-[  ] Class A Notes as of the close of business on the last day of the related Collection Period.

“Class B Monthly Interest” means, with respect to any Distribution Date, the product of (i) a fraction, the numerator of which is the actual number of days elapsed from and including the prior Monthly Distribution Date (or, if there is no prior Monthly Distribution Date, from and including the closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, times (ii) the Series 20[  ]-[  ] Class B Note Interest Rate for the related Distribution Date, times (iii) the outstanding principal balance of the Series 20[  ]-[  ] Class B Notes as of the close of business on the last day of the related Collection Period.

“Class C Monthly Interest” means, with respect to any Distribution Date, the product of (i) a fraction, the numerator of which is the actual number of days elapsed from and including the prior Monthly Distribution Date (or, if there is no prior Monthly Distribution Date, from and including the closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, times (ii) the Series 20[  ]-[  ] Class C Note Interest Rate for the related Distribution Date, times (iii) the outstanding principal balance of the Series 20[  ]-[  ] Class C Notes as of the close of business on the last day of the related Collection Period.

“Class D Monthly Interest” means, with respect to any Distribution Date, the product of (i) a fraction, the numerator of which is the actual number of days elapsed from and including the prior Monthly Distribution Date (or, if there is no prior Monthly Distribution Date, from and including the closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, times (ii) the Series 20[  ]-[  ] Class D Note Interest Rate for the related Distribution Date, times (iii) the outstanding principal balance of the Series 20[  ]-[  ] Class D Notes as of the close of business on the last day of the related Collection Period.

“Class E Monthly Interest” means, with respect to any Distribution Date, the product of (i) a fraction, the numerator of which is the actual number of days elapsed from and including the prior Monthly Distribution Date (or, if there is no prior Monthly Distribution Date, from and including the closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, times (ii) the Series 20[  ]-[  ] Class E Note Interest Rate for the related Distribution Date, times (iii) the outstanding principal balance of the Series 20[  ]-[  ] Class E Notes as of the close of business on the last day of the related Collection Period.

“Controlled Accumulation Amount” has the meaning set forth on page S-32.

“Controlled Accumulation Period” means, unless an Early Amortization Event has occurred prior thereto, the period beginning on the first day of the [  ] Collection Period or, under circumstances specified in the Series 20[  ]-[  ] Indenture Supplement, a later date, and ending on the earlier to occur of (a) the close of business on the day immediately preceding the commencement of the Early Amortization Period and (b) the end of the Collection Period immediately preceding the Distribution Date on which the principal balance on the Series 20[  ]-[  ] notes will be paid in full.

“Controlled Amortization Period” has the meaning specified on page S-3.

“Controlled Deposit Amount” means, for any Collection Period with respect to the Controlled Accumulation Period, equals the sum of (1) the Controlled Accumulation Amount for that Distribution Date, plus (2) any shortfalls in required deposits of the Controlled Accumulation Amount for the preceding Distribution Date.

“Determination Date” means the [tenth] day of each calendar month, or if the [tenth] day is not a Business Day, the next succeeding Business Day.

“Distribution Date” has the meaning specified on page S-2.

“Early Amortization Event” has the meaning specified on page S-38.

“Eligible Account” has the meaning specified on page S-24.

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which, at the time made, evidence:

(a) direct obligations of and which are fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from Standard & Poor’s, Moody’s and Fitch, if such obligation is rated by Fitch, in the highest investment category granted thereby;

(c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s, Moody’s and Fitch, if such commercial paper is rated by Fitch, in the highest investment category granted thereby;

(d) investments in money market or common trust funds having a rating from Standard & Poor’s, Moody’s and Fitch, if such funds are rated by Fitch, in the highest investment category granted thereby for money market funds (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating, provided, however, that no funds in the Cash Accumulation Accounts or the Note Distribution Subaccounts for the Series 20[  ]-[  ] notes will be invested in Eligible Investments described in this clause (d);

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a person or entity in the highest investment category granted thereby or otherwise approved by the rating agencies; and

(g) any other investment for which the Rating Agency Condition has been satisfied.

Unless otherwise permitted by the rating agencies then rating the notes, any Eligible Investments must mature (A) not later than the Business Day immediately preceding the next Distribution Date, or (B) on such next Distribution Date if either (x) such investment is issued by the institution with which the Note Distribution Account is then maintained or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are rated at least P-1 by Moody’s, A-1+ by Standard & Poor’s and F1 by Fitch, if rated by Fitch on the date such investment is made) shall advance funds on such Distribution Date to the Note Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on the notes on such Distribution Date. Unless the Indenture Trustee objects prior to the time an investment is made, the Indenture Trustee shall be deemed to have agreed to make such advance with respect to such investment.

As used in this definition, a rating is in the “highest investment category” of a rating category which has relative gradations within that category only if it has the highest rating within that category (so that, for example, commercial paper with a rating of “A-1” is not considered to be in the “highest investment category,” but a rating of “A-1+” is within the “highest investment category”).

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition, but without the consent of any other person.

“Eligible Receivable” has the meaning specified on page S-24.

“Excess Interest Collections” means the Aggregate Dealer Interest Collections allocated to your series in excess of the amount needed to make required deposits or distributions for that series.

“Excess Interest Sharing Group [  ]” has the meaning set forth on page S-47.

“Event of Default” has the meaning specified on page S-36.

“Fitch” means Fitch, Inc.

“Fixed Investor Percentage” has the meaning set forth on page S-40.

“Floating Investor Percentage” has the meaning set forth on page S-40.

“Initial Cut-Off Date” means [  ], 2007.

“Initial Invested Amount” means, with respect to the Series 20[  -  ] Notes, $[     ].

“Investor Defaulted Amount” has the meaning set forth on page S-46.

“Investor Interest Collections” means, for any Distribution Date, the amount of Nonoverconcentration Interest Collections for the related Collection Period allocated to the Series 20[  -  ], which equals the product of (i) the Investor Interest Percentage for the related Collection Period and (ii) the Nonoverconcentration Interest Collections for such Collection Period.

“Investor Interest Percentage” means, for any Collection Period, the Floating Investor Percentage.

“Investor Percentages” has the meaning set forth on page S-40.

“Investor Principal Collections” means, for any date, the amount of Nonoverconcentration Principal Collections for that date allocated to the Series 20[  ]-[  ], which equals to the product of (i) the Investor Principal Percentage for that date and (ii) the Nonoverconcentration Principal Collections for such that date.

“Investor Principal Percentage” means, for any date, (a) during the Revolving Period, the Floating Investor Percentage and (b) during the Controlled Accumulation Period or the Early Amortization Period, the Fixed Investor Percentage.

“LIBOR Business Day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

“LIBOR Determination Date” means (a) [  , 20  ], for the period from and including the closing date through but excluding [  , 20  ], and (b) for subsequent periods, the second London Business Day before the applicable Distribution Date.

“Monthly Payment Rate” means, for any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the Principal Collections for that Collection Period with respect to Principal Receivables arising under Scheduled Accounts and (b) the denominator of which is the average daily aggregate principal balance of all Principal Receivables arising under the Scheduled Accounts during that Collection Period.

“Monthly Interest” means, for any Distribution Date, the sum of (a) the Class A Monthly Interest for such Distribution Date, plus (b) the Class B Monthly Interest for such Distribution Date, plus (c) the Class C Monthly Interest for such Distribution Date, plus (d) the Class D Monthly Interest for such Distribution Date, plus (e) the Class E Monthly Interest for such Distribution Date.

“Monthly Principal Amount” means, for any Collection Period, the least of:

(1) Available Investor Principal Collections on deposit in the Collection Account with respect to that Collection Period,

(2) for each Collection Period with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for that Collection Period, and

(3) the Net Invested Amount as of the Distribution Date related to that Collection Period (as adjusted for any unreimbursed Investor Charge-Offs and Reallocated Principal Collections on that Distribution Date).

“Monthly Servicing Fee” means, with respect to any Distribution Date other than the first Distribution Date, an amount equal to one-twelfth of the product of (a) 1.00%, (b) the Floating Investor Percentage for the related Collection Period and (c) the Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period, provided that with respect to the first Distribution Date, the Monthly Servicing Fee will equal the product of (a) [  ]/360 of the Servicing Fee Rate, (b) the Floating Investor Percentage for the related Collection Period and (c) the Nonoverconcentration Pool Balance as of the Series Cut-Off Date.

“Net Invested Amount” means, with respect to the Series 20[  -  ] Notes as of any Determination Date of determination, the excess of (a) the Invested Amount as of such date, over (b) the Note Distribution Account Amount on such date.

“One-Month LIBOR” has the meaning specified on page S-30.

“One Month Reference Bank Rate” means, for a Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the depositor) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month commencing on such preceding Distribution Date in amounts approximately equal to the then outstanding principal balance of the applicable series of notes or class of certificates issued by the trust for which such One Month Reference Bank Rate is being determined. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the indenture trustee after consultation with the depositor, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of one month commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the applicable series of notes or class of certificates. If no such quotation can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.

“Preceding Semi-Monthly Period,” with respect to a calculation period, means the semi-monthly period in the preceding calendar month corresponding to the semi-monthly period in which such calculation period occurs (so that, e.g., the Preceding Semi-Monthly Period for the May 31 calculation period is the semi-monthly period from April 16 through April 30).

“Prime Rate,” with respect to a calculation period, means the interest rate designated by GMAC to dealers as the effective “prime rate” during the Preceding Semi-Monthly Period, which rate is based on the “prime rate” or “corporate base rate” announced by certain financial institutions selected by GMAC immediately prior to such Preceding Semi-Monthly Period.

“Principal Sharing Group [  ]” has the meaning set forth on page S-47.

“Rating Agency Condition” means, with respect to an action, the condition that each of the rating agencies rating the notes have notified the depositor, the servicer and the trust in writing that such action will not result in a downgrade, suspension or withdrawal of the then current rating of the Series 20[ ]-[ ] notes, and, with respect to Fitch, it shall be sufficient that Fitch will be given ten Business Days prior notice thereof.

“Reallocated Principal Collections” has the meaning set forth on page S-46.

“Required Accumulation Factor Number” means a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest Monthly Payment Rate on the accounts included in the trust, expressed as a decimal, for the 12 months preceding the date of such calculation; provided, however, that this definition may be changed at any time upon receipt by the indenture trustee of a certificate from the servicer that such change will not (a) result in the occurrence of an Early Amortization Event or Event of Default, [or (b) materially and adversely affects the amount or expected timing of distributions to be made to the noteholders of any series or class of notes.]

“Required Pool Percentage” has the meaning set forth on page S-40

“Reserve Fund Required Amount” has the meaning set forth on page S-34.

“securities” has the meaning set forth on page S-2

“Series 20[  ]-[  ] Class A notes” has the meaning set forth on page S-1

“Series 20[  ]-[  ] Class A Note Interest Rate” means, for any Monthly Distribution Date, an interest rate equal to One-Month LIBOR plus [  ]% per annum.

“Series 20[  ]-[  ] Class B Notes” has the meaning set forth on page S-1

“Series 20[  ]-[  ] Class B Note Interest Rate” means, for any Monthly Distribution Date, an interest rate equal to One-Month LIBOR plus [  ]% per annum.

“Series 20[  ]-[  ] Class C Notes” has the meaning set forth on page S-1

“Series 20[  ]-[  ] Class C Note Interest Rate” means, for any Monthly Distribution Date, an interest rate equal to One-Month LIBOR plus [  ]% per annum.

“Series 20[  ]-[  ] Class D Notes” has the meaning set forth on page S-2

“Series 20[  ]-[  ] Class D Note Interest Rate” means, for any Monthly Distribution Date, an interest rate equal to One-Month LIBOR plus [  ]% per annum.

“Series 20[  ]-[  ] Class E Notes” has the meaning set forth on page S-2.

“Series 20[  ]-[  ] Class E Note Interest Rate” means, for any Monthly Distribution Date, an interest rate equal to One-Month LIBOR plus [  ]% per annum.

“Series Cut-Off Date” means the close of business on [  , 20  ].

“Series 20[  ]-[  ] Indenture Supplement” has the meaning set forth on page S-29.

“Series 20[  ]-[  ] Excess Funding Amount” has the meaning set forth on page S-8.

“Series 20[  ]-[  ] Expected Maturity Date” has the meaning set forth on page S-3.

“Series 20[  ]-[  ] Legal Maturity Date” has the meaning set forth on page S-3.

“Series 20[  ]-[  ] notes” has the meaning set forth on page S-2.

“Series Required Certificate Amount” has the meaning set forth on page S-40.

“Servicing Fee Rate” means, with respect to the trust, 1.00%.

“Shared Principal Collections” means, with respect to Series 20[  ]-[  ] for any Distribution Date, the excess, if any, of (a) the Available Investor Principal Collections for such Distribution Date (without giving effect to clause (a)(ii) of the definition thereof), over (b) the full amount required to be deposited or distributed, without duplication, on such Distribution Date.

[“System Conversion Date” means the date, which will be the last day of a Collection Period, specified as such in a prior written notice from the servicer to the trust, the depositor, the sponsor and each rating agency.]

APPENDIX A: STATIC POOL DATA

The following information represents data from the prior five years of each dealer floor plan securitized pool originated by the Sponsor. The following information is not deemed to be part of the prospectus or the registration statement. In the following tables, “N/A” means that information is either nonexistent or unavailable without unreasonable effort or expense. [If applicable, disclosure regarding the SWIFT Master Auto Receivables Trust pool of accounts to be included]

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST [  ]*

Each of the percentages and averages in the tables is computed on the basis of the amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

	As of	As of
	[ ],	December 31,
Composition of Securitized Accounts	20[ ]	20[ ]	20[ ]

Number of Accounts
Aggregate Principal Balance of All Receivables Outstanding
Aggregate Principal Balance of Eligible Receivables
Outstanding
Percent of Receivables Representing New Vehicles
Percent of Receivables Representing Used Vehicles
Percent of Other Receivables
Average Principal Balance of Receivables in Each Account
Range of Principal Balances of Receivables in Accounts
Average Available Credit Line by Number of Vehicles
Weighted Average Spread Charged (Under)/Over Prime Rate

*	The closing date for Superior Wholesale Inventory Financing Trust [ ] was [ ]. [Superior Wholesale Inventory Financing Trust [ ] was terminated in [ ].]

Monthly Payment Rates on the Securitized Accounts

The following table sets forth the highest and lowest Monthly Payment Rates for the securitized accounts during any month in the periods shown and the average of the Monthly Payment Rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

(principal collections during the period)
Payment Rate % =
(ending principal balance of receivables for that period)

A-1

Three Months
	Ended [ ],	Year Ended December 31,
	20[ ]	20[ ]	20[ ]

Highest Month
Lowest Month
Average for the Months in the Period

Age Distribution of the Securitized Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

	As of	As of
	[ ],	December 31,
	20[ ]	20[ ]	20[ ]

Number of Days
1-120
121-180
181-270
Over 270

Dealer Credit Rating Distribution for the Securitized Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because certain dealers have more than one account included in the pool.

	As of	As of
	[ ]	December 31,
Dealer	20[ ]	20[ ]		20[ ]
Category	# $	#	$	#	$

S
L
P
N
Total

A-2

Annex A

OTHER SERIES ISSUED AND OUTSTANDING

The information in this Annex A is an integral part of this prospectus supplement and is incorporated by reference into the body of this prospectus supplement.

Series [ ] notes

Initial invested amount	$[ ]
Initial Class [ ] principal balance	$[ ]
Class [ ] note interest rate	[Index] + [ ]% per annum
Expected Maturity Date	[ ] distribution date
Legal Maturity Date	[ ] distribution date
Closing date	[ ]
Excess interest sharing group designation	[ ]
Principal sharing group designation	[ ]
[If applicable, other material information to be disclosed]

Prospectus

SWIFT Master Auto Receivables Trust
Issuing Entity of the Asset Backed Notes

Wholesale Auto Receivables LLC
Depositor

GMAC LLC
Sponsor and Servicer

You should consider carefully the risk factors beginning on page 6 in this prospectus.

The notes issued by the issuing entity do not represent obligations of or interests in, and are not guaranteed by, Wholesale Auto Receivables LLC, GMAC LLC or any of their affiliates.

This prospectus may be used to offer and sell notes only if accompanied by a prospectus supplement.

The trust—

•	is a master owner trust formed by an owner trustee and the depositor;

•	has assets consisting primarily of a revolving pool of wholesale automotive receivables generated under a portfolio of dealer floor plan financing agreements;

•	will issue one or more series of notes, which will be described in a prospectus supplement; and

•	may also issue one or more series of notes or certificates that will not be sold under this prospectus.

The notes—

•	will represent indebtedness of the trust;

•	will be paid only from the assets of the trust;

•	will represent the right to payments in the amounts and at the times described in the related prospectus supplement; and

•	will benefit from one or more forms of credit enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          .

SUMMARY OF TERMS

This Summary of Terms highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read this entire document and the accompanying prospectus supplement carefully.

THE PARTIES

Sponsor

GMAC LLC, or “GMAC,” will be the sponsor of the trust.

Issuing Entity

SWIFT Master Auto Receivables Trust is a Delaware statutory trust formed by the depositor and the owner trustee and operates under the trust sale and servicing agreement. The trust is a master owner trust issuing its notes in series. At the time that the trust issues a series, the trust may be newly or previously formed and may have issued other series or classes of notes that remain outstanding. The prospectus supplement for your series will specify whether the trust has previously issued other series or classes that remain outstanding.

Depositor

Wholesale Auto Receivables LLC, a wholly-owned subsidiary of GMAC, will be the depositor for the trust.

Servicer

GMAC will be the servicer for the trust.

Indenture Trustee

The prospectus supplement will specify the indenture trustee.

Owner Trustee

The prospectus supplement will specify the owner trustee.

SECURITIES ISSUED BY THE TRUST

Notes

The trust will issue one or more series of asset backed notes. Each series of notes will consist of one or more classes, some of which may be subordinated notes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued under an indenture supplement to the indenture between the trust and the indenture trustee. Each series of notes will have a stated principal balance and will pay interest at a specified rate or rates. Each series of notes will have its own interest rate, which may be fixed, variable, contingent or adjustable or any combination of these characteristics. The prospectus supplement will specify the terms of the notes, including, the principal amount, the interest rate or the method for determining the interest rate, the expected maturity date, the legal maturity date, the rights to any series enhancement and the relative priority of the notes.

Some series or classes may not be offered by this prospectus. They may be retained by the depositor or offered through private placements and may be secured by trust assets that are not available to secure the series of notes offered by this prospectus.

PAYMENTS ON THE SECURITIES

Interest

The trust will pay interest on the notes monthly, or with any other frequency as is specified in the prospectus supplement. The sources of funds which the trust will use to pay interest will be specified in the prospectus supplement. Typically, these sources will include:

•	interest collections on the receivables;

•	swap payments that the trust receives, if specified by the accompanying prospectus supplement;

•	servicer advances, if specified by the accompanying prospectus supplement; and

•	available credit enhancement.

Principal

Each note will entitle the holder to receive payments of interest and principal as described in the prospectus supplement. The timing and priority of payments among classes may differ and will be described in the prospectus supplement. The amount of principal collections allocated to a series or class will depend on whether such series or class is in a revolving period or an accumulation or amortization period.

The prospectus supplement will specify the sources of funds which the trust will use to pay principal. Typically, these sources will include:

•	principal collections on the receivables; and

•	interest collections used to fund defaulted amounts.

Revolving Period

Each series of notes will begin with a revolving period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. During the revolving period, the trust may pay principal allocated to that series to the noteholders of other series that the trust has issued in the same principal sharing group or to the holders of the Certificate Interest. In limited circumstances described under “The Notes—Application of Collections” in this prospectus, the trust may deposit principal collections allocated to your series into the excess funding account for the trust. The revolving period for a series or class begins on its closing date and ends on the day before the start of an accumulation or amortization period for that series or class.

Accumulation or Amortization Periods

Following the revolving period, each series or class of notes will have one or more of the following periods:

•	a controlled accumulation period during which principal is accumulated in specified amounts each month and paid on an expected final payment date;

•	a controlled amortization period during which principal is paid in fixed amounts on each distribution date; or

•	an early accumulation period or an early amortization period during which principal is accumulated or paid in varying amounts each month based on the amount of principal collections following an amortization event.

The trust may also issue a series of notes that consist of variable funding notes upon which the trust may draw up to a specified amount. It is possible that principal payments will begin earlier than the planned date or dates specified in the prospectus supplement. If an Early Amortization Event occurs, the trust will apply principal collections allocable to your series to the repayment of the outstanding principal balance of the notes. This type of event will likely result in repayment of principal on the notes earlier than the planned date or dates.

Events of Default

The Events of Default and the remedies upon an Event of Default applicable to your notes will be specified in the accompanying prospectus supplement. As further specified in the accompanying prospectus supplement, upon the occurrence of an Event of Default, your notes may be accelerated.

Early Amortization Events

The Early Amortization Events applicable to your notes will be specified in the accompanying prospectus supplement. Upon the occurrence of an Early Amortization Event, an Early Amortization Period will begin.

Defeasance

With respect to a series of notes, the depositor may terminate its obligations in respect of that series by depositing with the indenture trustee, amounts sufficient to make all remaining scheduled interest and principal payments on that series on the dates scheduled for those payments and to pay all amounts owing to any Series Enhancers with respect to that series.

For more information about defeasance, you should read “The Notes—Defeasance” in this prospectus.

Groups

The notes of a series may be included in one or more groups of series of notes issued by the trust that share or reallocate interest collections, principal collections or both. The prospectus supplement will identify whether your series has been included in one or more of the following groups:

•	a group of series, called an excess interest sharing group, that shares excess interest collections;

•	a group of series, called an interest reallocation group, that combines and reallocates interest collections and other similar amounts among the series in that group; or

•	a group of series, called a principal sharing group, that shares excess principal collections.

For more information about these groups, you should read “The Notes—Groups” in this prospectus.

ASSETS OF THE TRUST

The primary asset of the trust will be a revolving pool of wholesale receivables. These receivables will arise under floor plan financing agreements between GMAC and a group of retail automotive dealers franchised by General Motors and other manufacturers’ franchisees. These agreements pertain to lines of credit which dealers use to purchase their inventory of new and used motor vehicles manufactured by General Motors and others. We refer to the dealers’ obligations under these agreements as “receivables.” In addition, the trust may acquire other assets as described under “The Trust—The Trust Estate.”

GMAC will sell the receivables in the trust to the depositor and the depositor will then transfer them to the trust. The trust will grant a security interest in the receivables and the other trust property to the indenture trustee on behalf of the noteholders. The trust property may also include:

•	Security interests in the collateral securing the dealers’ obligation to pay the receivables, which will include vehicles and may include parts inventory, equipment, fixtures, service accounts and real estate, and guarantees;

•	A currency swap or swaps, interest rate swap or swaps, or any other swap, interest rate caps or other derivative products, if any, specified in the prospectus supplement;

•	Funds and investments held in bank accounts of the issuing entity;

•	Some of the rights of the depositor under the pooling and servicing agreement with GMAC;

•	All rights the trust has under the trust sale and servicing agreement with the depositor; and

•	Any additional property, or exclusions of the foregoing types of property, described in the prospectus supplement.

In addition to the accounts designated for the trust as of the initial cut-off date for the trust, under circumstances and subject to the conditions described in this prospectus under “The Transfer and Servicing Agreements—Addition and Removal of Accounts,” the depositor may designate additional accounts to the trust. Once an account has been designated for the trust, as new receivables arise in that account, the depositor will ordinarily transfer them to the trust on a daily basis. The trust could apply the Principal Collections to pay down the principal balance on other notes issued by the trust, including notes included in any series of notes that consist of variable funding notes. The trust could also retain Principal Collections and invest them in Eligible Investments, if sufficient new receivables are not available.

However, upon the occurrence of certain events, if any, specified by the accompanying prospectus supplement, all or a substantial portion of Principal Collections allocable to your notes may be retained by the trust, even though new receivables are available to the trust. Rather than pay these Principal Collections to the certificateholders or use them to repay any series of notes that consist of variable funding notes or any other series of notes, the trust will instead invest them in Eligible Investments in a note cash accumulation account dedicated to the noteholders of that series. The trust will continue to invest these funds in Eligible Investments until the planned date or dates for repayment of the notes of that series, or until any sooner repayment following the occurrence of an Early Amortization Event that requires repayment of the notes of that series.

Collections and Allocations

For the trust, the servicer will receive collections on the receivables. The servicer will keep track of them as either Interest Collections or Principal Collections. The servicer will further allocate Interest Collections between the Overconcentration Interest in the trust and the Nonoverconcentration Interest in the trust. Similarly, the servicer will allocate Principal Collections between the Overconcentration Interest in the trust and the Nonoverconcentration Interest in the trust.

The servicer will allocate Overconcentration Principal Collections and Overconcentration Interest Collections among each outstanding Overconcentration Series of notes issued by the trust, the Certificate Interest in the trust and, under certain circumstances, outstanding Nonoverconcentration Series of notes issued by the trust. These allocated collections will be deposited by the servicer up to specified amounts into the collection account for the trust.

The servicer will then allocate Nonoverconcentration Principal Collections and Nonoverconcentration Interest Collections among each outstanding Nonoverconcentration Series of notes issued by the trust, the Certificate Interest in the trust and, under certain circumstances, outstanding Overconcentration Series of notes issued by the trust. These allocated collections will be deposited by the servicer up to specified amounts into the collection account for the trust.

The allocations of Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and defaulted receivables allocated to the Nonoverconcentration Interest to your series of notes will be based on varying investor percentages. The prospectus supplement will describe the investor percentages applicable to your series of notes.

The interest in the trust assets not allocated to any series of notes is the Certificate Interest. The amount of the Certificate Interest, called the Certificate Amount, will fluctuate based on the principal amount of receivables held by the trust and on the amount of notes outstanding. The depositor will retain the right to sell all or a portion of the certificates, which will represent the Certificate Interest.

Trust assets allocated to the Nonoverconcentration Interest of the trust will be available to make payments on your series of notes, while trust assets allocated to Overconcentration Interest in the trust will not, unless otherwise specified in the accompanying prospectus supplement, be available to make payments on your series of notes. For a discussion of the allocations of trust assets and collections between the Nonoverconcentration Interest and the Overconcentration Interest, see “The Notes—Overconcentration Interest and Nonoverconcentration Interest” in this prospectus.

Credit Enhancement and Other Enhancement

The prospectus supplement will describe the credit enhancement or other enhancement, designed to protect noteholders against losses on the receivables and delays or defaults in payments on the notes. Enhancement for a series or class may consist of one or more of the following:

•	excess spread;

•	subordination of other series or classes of notes;

•	a reserve fund or spread account;

•	an accumulation period reserve account;

•	a cash collateral account or guaranty;

•	a letter of credit or other credit facility;

•	a surety bond or insurance policy;

•	a guaranteed investment contract or guaranteed rate agreement; or

•	an interest rate or basis rate swap or cap.

For a more detailed description of the credit enhancements, you should read “The Notes—Liquidity and Credit Support” in this prospectus and “The Notes—Credit Enhancement and Other Enhancement” in the accompanying prospectus supplement.

SERVICING FEE

For each series of notes, the trust will pay the servicer a set monthly fee as compensation for servicing the receivables.

TAX STATUS

In the opinion of Kirkland & Ellis LLP, special tax counsel, the notes offered under this prospectus will be characterized as indebtedness for federal income tax purposes.

Each noteholder, by the acceptance of a note offered under this prospectus, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

See “Federal Income Tax Consequences” and “State, Local and Foreign Tax Consequences” in this prospectus concerning the application of federal, state and local tax laws.

ERISA CONSIDERATIONS

Subject to the considerations discussed under “ERISA Considerations” and unless the accompanying prospectus supplement states otherwise an employee benefit plan regulated by ERISA or a plan described under Section 4975 of the Internal Revenue Code may purchase the notes and any subordinated notes that the trust may issue. An employee benefit plan and any other retirement plan or arrangement should consult with its counsel before purchasing the notes.

RATINGS

At least one nationally recognized rating agency will rate the notes offered under this prospectus as investment grade securities.

The prospectus supplement will describe any further required ratings for the notes.

We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement.

A note rating is not a recommendation to buy the notes. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal. The rating does not consider either the notes’ price, their suitability to a particular investor, or the timing of principal payments.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the securities.

Some receivables may become uncollectible if other parties establish liens on receivables that are superior to the trust’s, which could result in reduced or delayed payments on your notes.	GMAC and the depositor will file financing statements, where appropriate under applicable law, with respect to the pool of receivables sold to the trust. These financing statements perfect the security interests that the depositor and the trust have in the pool of receivables. GMAC will take the necessary legal steps to perfect the security interests where filing financing statements is not the appropriate legal method to perfect its security interest. However, GMAC will serve as the custodian of the receivables and will not physically segregate or mark the receivables from other GMAC receivables to indicate that they have been sold to the trust. Instead the receivables will be held as discussed in the section in this prospectus titled “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security.”

It is possible that another party could acquire an interest in the receivables superior to the trust’s interest. This would happen if the other party purchases or takes a security interest in the receivables:

• for value;

• in the ordinary course of business; and

• without actual knowledge of the depositor’s or the trust’s interest.

In such an event, the trust could receive less than the full amount of collections on the receivables and you could experience reduced or delayed payments on your notes.

Some receivables may become uncollectible if dealers make sales out of trust, which could result in reduced or delayed payments on your notes.	A dealer who purchases financed vehicles gives GMAC a security interest in those vehicles. When a financed vehicle is sold or leased in the ordinary course of business, GMAC’s security interest in the vehicle will generally terminate regardless of whether the dealer pays GMAC for the vehicle. A sale out of trust occurs when a dealer sells or leases a vehicle but fails to pay GMAC the amount owed on the receivable for that vehicle. If this happens, GMAC will no longer be able to look to that vehicle as security for the receivable. This may impair GMAC’s ability to collect the receivable, in which case you might experience reductions or delays in payments on your notes.

If GMAC files for bankruptcy you could experience reduced or delayed payments on your notes.	If GMAC becomes subject to a bankruptcy case under the federal bankruptcy code or any state insolvency laws, a court may:

• consolidate the assets and liabilities of GMAC with those of the depositor;

• decide that the sale of the receivables to the depositor was not a “true sale”; or

• disallow a transfer of receivables prior to the bankruptcy.

The result of this court ruling could be that the receivables become part of GMAC’s bankruptcy estate. However, in the opinion of Kirkland & Ellis LLP, the depositor’s special counsel, in a correctly decided case, a court will not take these actions. Nonetheless, if that were to happen, you might experience reductions or delays in payments on your notes. In addition, tax or other liens might have priority over the trust’s interest. For a more detailed discussion of this risk, see ‘‘Bankruptcy Aspects of the Accounts—Payments on the Notes and Certificates” in this prospectus.

In addition, if GMAC files for bankruptcy under the federal bankruptcy code or any state insolvency laws, the General Motors-franchised dealers who are obligated to make payments on the receivables might respond by delaying or withholding payments on the receivables. They might do this even though they have no legal or contractual justification to stop payments. The result might be that you experience reductions or delays in payments on your notes.

If General Motors files for bankruptcy you could experience reductions and delays in payments on your notes.	If General Motors becomes subject to a bankruptcy case under the federal bankruptcy code or any state insolvency laws, General Motors’s ability to manufacture new vehicles and, consequently, GMAC’s ability to generate new receivables may be impaired. The result might be that you experience reductions or delays in payments on your notes.

If General Motors becomes subject to a bankruptcy case under the federal bankruptcy code or any state insolvency laws, the General Motors-franchised dealers who are obligated to make payments on the receivables might respond by delaying or withholding payments on the receivables. They might do this even though they have no legal or contractual justification to stop payments. The result might be that you experience reductions or delays in payments on your notes.

In addition, if General Motors becomes subject to a bankruptcy case under the federal bankruptcy code or any state insolvency laws, General Motors may change or reduce its vehicle marketing and purchase incentive programs with dealers or may determine not to exercise its option to repurchase vehicles from dealers. See “If General Motors does not exercise its option to repurchase vehicles from dealers, you could experience reduction and delays in payments on your notes” in this prospectus.

The trust is dependent primarily on GMAC to generate new receivables; without new receivables, the trust may be unable to make payments on the notes.	GMAC extends credit primarily to General Motors-franchised dealers to finance their wholesale automobile purchases, and these credit extensions generate receivables. In addition, General Motors has in the past provided financial assistance to dealers, including capital contributions in the form of minority equity investments. GMAC must be able to generate new receivables in order to meet the trust’s obligations to pay interest and principal on the securities. GMAC does not guarantee that it will continue to generate receivables at historical levels. The following events could negatively impact GMAC’s ability to generate new receivables:

• A change in the terms offered by GMAC to dealers;

• Defaults on dealer accounts;

• Termination of dealer franchises;

• A decline in the manufacture and sale of General Motors automobiles and light trucks due to an economic downturn, a labor disruption, competitive pressure, or any other factors;

• A General Motors bankruptcy;

• A change in General Motors’s vehicle distribution practices;

• A change in dealer inventory management practices;

• A change in the amounts of the credit lines offered by GMAC to dealers;

• A change in the interest rates charged by GMAC to dealers;

• Dealers filing for bankruptcy;

• A change in other financial support offered by GMAC to dealers;

• Seasonal fluctuations in the sale and leasing of vehicles;

• Competition from banks or other financing sources available to dealers; or

• A change in General Motors’s vehicle marketing or purchase incentive programs.

If GMAC generates new receivables at lower levels than it has done in the past, you might experience reductions or delays in payments on your notes. The payment reductions or delays may reflect the decrease in receivables.

If General Motors does not exercise its option to repurchase vehicles from dealers, you could experience reduced or delayed payments on your notes.	If General Motors terminates a dealer franchise, in most cases, General Motors is not obligated to repurchase most new vehicles from that dealer. If GMAC or another creditor forecloses on a dealer’s property, General Motors has the option, but not the obligation, to repurchase the dealer’s new, current model, undamaged vehicles at invoice price. If General Motors exercises this option, the proceeds of the purchase will generally be available to pay on the receivables. However, if General Motors chooses not to exercise this option you may experience reductions or delays in payments on your notes.

Collections from dealers are generally the trust’s only source of funds to make payments on the notes and if dealers’ ability to pay on the receivables declines, you could experience reduced or delayed payments on your notes.	The trust’s ability to make payments on the notes generally depends on collections from dealers on the receivables. The prospectus supplement will provide historical dealer payment data on similar receivables. However, we do not guarantee that dealers will pay on the receivables at the same rate they have in the past or in any other pattern.

We cannot be certain of when dealers will sell and lease vehicles. The timing of sales depends on many economic, marketplace, financial and social factors that are beyond the control of GMAC, the depositor and the trust. Sales incentive programs and financing incentive programs of General Motors and other vehicle manufacturers also affect the sale and lease of vehicles.

If the dealers’ ability to pay on the receivables declines for whatever reason, you might experience reductions or delays in payments on your notes.

The servicer has discretion over the servicing of the receivables and the manner in which the servicer applies that discretion may impact on the amount and timing of funds available to pay principal and interest on the notes.	The servicer has discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. The manner in which the servicer exercises that discretion will have an impact on the amount and timing of receipts by the trust from the receivables. If the servicing techniques of the servicer do not maximize the receipts from the receivables, the resulting shortfalls may result in losses or delay in payment on the notes.

Temporary commingling of funds by the servicer prior to their deposit into the Collection Account may result in reduced or delayed payments on the notes.	The servicer receives collections on the receivables into an account of the servicer that contains other funds of the servicer and amounts collected by the servicer in respect of receivables relating to various note offerings and generally is not required to transfer those funds to the Collection Account until two Business Days following receipt or, if specified conditions are met, the day prior to a required payment on the notes. This temporary commingling of funds prior to the deposit of collections on the receivables into the Collection Account may result in a delay or reduction in the amounts available to make payments on the notes if, in the event of a bankruptcy of the servicer, there is a resulting delay or absence of ability of the servicer or the bankruptcy trustee to specifically identify those funds and there are competing claims on those funds by other creditors of the servicer.

Replacing the servicer may result in reduced or delayed payments on the notes.	If GMAC were to cease acting as servicer, collection practices of a successor servicer, which under certain circumstances, may be the indenture trustee, may vary from those of GMAC. In addition, after a successor servicer is appointed, the successor servicer may experience some inefficiencies as a result of the transition. While GMAC is not permitted to resign or be terminated as servicer until a replacement servicer is installed, if GMAC were to become incapable of acting as servicer, a successor servicer had not yet accepted appointment and the indenture trustee failed to satisfy its obligations to act as replacement servicer, there could be a disruption in servicing that could result in a delay or decrease in collections on the receivables.

GMAC and the depositor do not guarantee payments on the receivables or the notes, but in limited circumstances GMAC may be required to repurchase receivables.	GMAC, the depositor and their respective affiliates are not obligated to make any note payments to you, and they do not guarantee payments on the receivables or your notes. However, GMAC will make representations and warranties about the characteristics of the receivables to the depositor, and the depositor will then assign those representations and warranties to the trust. If GMAC breaches the representations and warranties regarding specific receivables, the trust will require GMAC to repurchase the applicable receivables from the trust.

If GMAC fails to repurchase those receivables, you might experience reductions or delays in payments on your notes.

The addition or removal of trust assets may decrease the credit quality of the trust assets securing your notes and could result in accelerated, reduced or delayed payments on your notes.	The depositor may periodically choose, or be obligated, to transfer to the trust receivables arising in additional accounts. While each additional account must be an eligible account at the time of its designation, additional designated accounts may not be of the same credit quality as the accounts currently designated for the trust. For example, additional designated accounts may have been originated or acquired by GMAC using credit criteria different from those applied by GMAC to the initial accounts designated for the trust. Conversely, the depositor may periodically choose to remove accounts from the trust and remove the related receivables.

In addition, the depositor has the ability to transfer to the trust other floor plan assets not described in this prospectus or the accompanying prospectus supplement upon the satisfaction of the Rating Agency Condition, but without the consent of any noteholders of any series of the notes. These assets may include participation interests in receivables, receivables originated by GMAC under syndicated floor plan financing arrangements each between a dealer and a group of lenders, one of which is GMAC, dealer floor plan receivables originated by third-parties, and dealer floor plan receivables originated by third-parties representing payment obligations of dealers in respect of vehicles in-transit to dealers. These assets may not be of the same credit quality as the accounts currently designated for the trust

Consequently, we cannot assure you that the assets designated for the trust at any time in the future will have the same credit quality as the assets currently designated for the trust. If the addition or removal of trust assets reduces the credit quality of the trust assets, it will increase the likelihood of accelerated, reduced or delayed payments on your notes.

Issuance of additional series by the trust could affect the timing and amounts of the payments on your notes.	The trust may issue additional series of notes from time to time. The trust may issue series with terms that are different from your series without your consent. The terms of a new series could affect the timing and amounts of payments on any other outstanding series. In addition, some actions require the consent of a majority of the noteholders of all outstanding series. The interests of the holders of any new series of notes issued by the trust could be different from your interests.

For more information about the issuance of new series, you should read “The Notes—New Issuances” in this prospectus.

THE SPONSOR

GMAC is the sponsor of the transactions set forth in this prospectus and in the applicable prospectus supplement.

GMAC, formerly known as General Motors Acceptance Corporation, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished that status and became a Delaware corporation on January 1, 1998. GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153, Tel. No. 212-418-6120, and administrative offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-556-5000. It provides services from hundreds of locations around the world.

On July 20, 2006, GMAC converted to a Delaware limited liability company and changed its name to GMAC LLC. On November 30, 2006, General Motors sold 51% of the common limited liability company interests of GMAC to FIM Holdings LLC. We refer to that transaction as the “Acquisition.” FIM Holdings LLC is an investment vehicle formed for the purpose of the Acquisition by Cerberus FIM Investors, LLC and wholly owned subsidiaries of Aozora Bank Limited, Citigroup Inc. and The PNC Financial Services Group, Inc. The remaining common limited liability company interests of GMAC continue to be held by General Motors.

GMAC operates directly and through subsidiaries and associated companies in which it has equity investments. It provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world and to other dealerships in which franchised General Motors dealers have an interest and to the customers of those dealerships. In that line of business, GMAC and its subsidiaries principally finance the acquisition and resale by franchised General Motors dealers of various new and used automotive and non-automotive products manufactured by General Motors or its subsidiaries and associates, and acquires from those dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new and used General Motors products as well as those of other manufacturers. GMAC and its subsidiaries also provide asset-based lending, equipment finance, structured finance and invoice discounting services, commercial and residential mortgage financing, global relocation services, insurance services, investment services and other wholesale and retail financial services.

GMAC’s financing operations are organized into two reporting segments—North American Automotive Finance Operations and International Automotive Finance Operations and one operating segment—Commercial Finance Group. The products and services offered by GMAC’s financing operations include the funding of retail instalment sale contracts and leases, extension of term loans, dealer floor plan financing and other lines of credit, fleet leasing, and factoring of receivables.

In the wholesale market, GMAC and its subsidiaries also finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or its subsidiaries and associates.

In the retail market, GMAC provides vehicle financing to consumers through automotive dealerships, primarily those franchised by General Motors, around the world under the GMAC, GMAC Bank GmbH, Holden Financial Services, Banco GMAC, Saab Financial Services, Online Finance and Nuvell Credit brand names. In most cases, GMAC purchases retail instalment sale contracts and lease contracts for new and used vehicles from franchised General Motors affiliated dealers. In some markets outside the United States, GMAC is a direct lender to the consumer. GMAC also finances products of other manufacturers, new and used, and provides leases for capital equipment.

GMAC has been securitizing assets actively since 1990 and uses the securitization of receivables arising from loans to dealers for the financing of dealer inventory originated by it as one means of funding its ongoing operations. In addition to receivables arising from dealer floor plan accounts, GMAC also securitizes the receivables generated from retail vehicle instalment sale contracts and leases originated by it.

When the sponsor securitizes automotive retail instalment sale contracts, wholesale finance receivables, mortgage loans and mortgage-backed securities, it generally retains an interest in the sold assets. These interests may take the form of asset-and mortgage-backed securities (including senior and subordinated interests in the form of interest-only, principal-only, investment grade, non-investment grade, or unrated securities).

GMAC will select the receivables from its U.S. portfolio active, wholesale, dealer credit lines. See “The Pool of Accounts,” in the accompanying prospectus supplement.

GMAC will also service the receivables. As part of its securitization program, GMAC agrees to service the transferred assets for a fee and may earn other related ongoing income, such as supplemental and late fees, from the receivables. See “The Servicer”.

Neither GMAC nor any of its affiliates other than the issuing entity will be obligated to make, or otherwise guarantee, any principal, interest or other payment on the notes or the certificates.

THE DEPOSITOR

Wholesale Auto Receivables LLC, the depositor, a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 24, 1992. The depositor is organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in related activities. The principal executive offices of the depositor are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, Tel. No. 302-658-7581. On October 20, 2006, Wholesale Auto Receivables LLC converted into a Delaware limited liability company and changed its name from Wholesale Auto Receivables Corporation to Wholesale Auto Receivables LLC.

The depositor and the securitization transactions are structured in a manner intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the depositor’s assets and liabilities with GMAC’s. These steps include creating the depositor as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing various limitations. These limitations include restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. Under some circumstances, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an independent director. In addition, under the trust agreement, the trust, the owner trustee on the trust’s behalf and the related certificateholders, by accepting the certificates or an interest in the certificates, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the depositor any bankruptcy, reorganization or other proceeding under any insolvency law.

If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the depositor should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing was made under the United States Bankruptcy Code or similar applicable state laws by or against the depositor, or an attempt was made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of these distributions, could occur. See also “Bankruptcy Aspects of the Accounts—Payments on the Notes and Certificates” in this prospectus.

Securities issued by the trust may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus and by the accompanying prospectus supplement. The depositor may also retain all or a portion of the certificates or of one or more classes of notes issued by the trust as described in the accompanying prospectus supplement. In addition, the depositor may have ongoing obligations to repurchase warranty receivables from the trust, to participate in the transfer of additional receivables from the originator to the trust, or to authorize, execute or file financing statements relating to the receivables, all as further described in “The Transfer and Servicing Agreements,” in this prospectus.

THE SERVICER

On the closing date, GMAC will be appointed the servicer of the pool of dealer accounts to be owned by the trust pursuant to a pooling and servicing agreement between GMAC and the depositor. GMAC also will have serviced those dealer accounts on its own behalf as the owner of those accounts prior to the transfer under the pooling and servicing agreement.

A table in the accompanying prospectus supplement under “The U.S. Portfolio” sets forth the size and composition of the total portfolio of dealer accounts for which GMAC has provided servicing in each of the last five years.

Servicing Procedures

Pursuant to the pooling and servicing agreement and trust sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables under the dealer accounts. The servicer will conduct these activities in accordance with customary and usual procedures for servicing its own portfolio of revolving dealer floor plan lines of credit, as described in “The Dealer Floor Plan Financing Business” in this prospectus, except where the failure to so act would not have a material adverse effect on the interests of the noteholders.

Some of the principal functions of the servicer are tracking the balances of accounts, notifying dealers of the amounts and due dates of their required payments, communicating with dealers regarding their accounts, seeking to collect overdue payments and, where necessary, charging off accounts and foreclosing upon and liquidating the related motor vehicles. Subject to its customary standards, policies and procedures, comparable to practices followed by the servicer in servicing receivables for itself or other third parties, and to its obligation under the transaction documents to make reasonable efforts to collect all payments on the receivables, the servicer has discretion in servicing the receivables.

The servicer is allowed, for example, without the prior consent of the issuing entity, the indenture trustee, the owner trustee, or any other person, to establish the means and timing for contacting dealers in respect of overdue payments, foreclose on the vehicles securing the accounts, deliver notices, demands, claims, complaints, responses or other documents in connection with any proceedings, and execute any instruments of satisfaction or cancellation. The servicer is not liable for the exercise of discretion made in good faith and in accordance with its established servicing procedures.

Pursuant to the pooling and servicing agreement and trust sale and servicing agreement, the servicer may only modify the contractual terms of the dealer accounts included in the pool of accounts in general if:

(1) in the servicer’s reasonable belief, no Early Amortization Event will occur as a result of the change;

(2) the change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the servicer and not only to those dealer accounts; and

(3) in the case of a reduction in the rate of finance charges on the receivables transferred to the trust, the servicer does not reasonably expect that the reduction will, after considering amounts due and amounts payable under any interest rate swaps or caps or similar agreements for the relevant period and Investment Proceeds for the related period, reduce the Net Receivables Rate below the sum of (a) the weighted average of the rates of interest payable to noteholders and (b) the Monthly Servicing Fee for the relevant period.

The servicer is not, however, precluded from renegotiating the contractual terms of agreements with dealers on a case-by-case basis in a manner consistent with its servicing guidelines.

The servicer maintains the account information with respect to each serviced account. That information resides on a centralized accounts receivable system that is currently maintained by Electronic Data Systems Corporation and for which GMAC has a right of use pursuant to a perpetual license.

The securitized pool relating to offerings made under this prospectus contains large numbers of dealer accounts entered into by dealers located throughout the United States. This requires that the servicer of those accounts have a breadth and scale of operations that may not be required to effectively service many other types of assets. In addition, the security for each contract is a motor vehicle. The processing and maintenance of title and other information related to those motor vehicles requires specific systems capabilities and experience. In addition, foreclosure upon those assets when appropriate requires knowledge and experience as to the methods for taking possession of and retitling the motor vehicle and contacts with the vehicle manufacturers through which the foreclosed vehicles are liquidated and with entities which are able to purchase troubled dealerships.

Servicer Advances

The servicer will make a servicer advance to the trust to the extent and for the purposes set forth in the accompanying prospectus supplement.

Servicing Compensation and Payment Of Expenses

With respect to the trust, unless the accompanying prospectus supplement states otherwise, as compensation for its servicing activities with respect to the receivables allocated to the Nonoverconcentration Interest, on each Distribution Date, the servicer will receive a servicing fee for each Nonoverconcentration Series of notes—the Monthly Servicing Fee—which for each such series of notes will be specified in the accompanying prospectus supplement. The Monthly Servicing Fee will be payable to the servicer solely to the extent amounts are available for distribution therefor as described in the accompanying prospectus supplement.

The Monthly Servicing Fee with respect to each series for each monthly period and any portion of the Monthly Servicing Fee that remains unpaid from prior Distribution Dates will be paid at the beginning of that monthly period out of Interest Collections allocable to such series for that monthly period. In addition, for the trust, the servicer will retain any late fees, prepayment charges or similar fees and charges collected during a monthly period and, if specified in the accompanying prospectus supplement, any investment earnings on certain accounts related to a series of notes during a monthly period, subject to any limitations set forth in the applicable prospectus supplement.

The servicer will also service the receivables included in the Retained Property as well as the receivables transferred to the trust.

The Monthly Servicing Fee is intended to compensate the servicer for performing the functions of a third party servicer of wholesale receivables as an agent for their beneficial owner. These duties include, without limitation,

•	collecting and recording payments;

•	communicating with dealers;

•	investigating payment delinquencies;

•	evaluating the increase of credit limits; and

•	maintaining records with respect to the dealer accounts and receivables arising thereunder. With respect to any pool of accounts, the servicer will service the receivables included in the Retained Property as well as the receivables sold to the trust.

The Monthly Servicing Fee will also compensate the servicer for managerial and custodial services performed by the servicer on behalf of the trust. These include:

•	accounting for collections;

•	furnishing monthly and annual statements to the owner trustee and the indenture trustee with respect to payments and distributions;

•	making servicer advances, if any;

•	providing assistance in any inspections of the documents and records relating to the dealer accounts and receivables by the indenture trustee and the owner trustee pursuant to the trust sale and servicing agreement; and

•	providing data processing and reporting services for noteholders and on behalf of the indenture trustee and owner trustee.

The Monthly Servicing Fee will also serve to reimburse the servicer for additional expenses the servicer incurs in connection with administering the pool of accounts. These expenses include:

•	taxes, other than the trust’s or the noteholders’ federal, state and local income and franchise taxes, if any;

•	the owner trustee’s and the indenture trustee’s fees;

•	accounting fees;

•	outside auditor fees; and

•	data processing costs and other costs.

THE TRUST

The Trust Estate

The revolving pool of receivables constituting the trust portfolio will be those arising in designated accounts based upon specified account eligibility criteria selected from GMAC’s U.S. portfolio of dealer floor plan accounts, which we refer to as “Scheduled Accounts.” Only the Eligible Receivables relating to Scheduled Accounts will be sold by GMAC to the depositor, and then transferred by the depositor to the trust. The Scheduled Accounts themselves will not be sold or transferred to the trust. GMAC will continue to own the Scheduled Accounts and will remain obligated under the terms of the dealer financing agreement to make all related advances. When an account is designated for the trust, all Eligible Receivables in that account at that time will be transferred to the trust. Afterwards, all new Eligible Receivables arising in that designated account will be transferred automatically to the trust, unless the account becomes an ineligible account or the account is otherwise redesignated from the trust. Any dealer may have one or more accounts, depending on how many dealership locations the dealer has, the number of credit lines (e.g., new, used, car, light truck, heavy truck, commercial or fleet credit lines) or both. The depositor may choose to designate all or only a portion of the accounts relating to any dealer to the trust.

The property of the trust will include the following:

(1) the depositor’s right, title and interest in, to and under:

•	the Eligible Receivables existing in each Scheduled Account on [ ], the “Initial Cut-Off Date” for the trust, and the Eligible Receivables generated in each Scheduled Account from time to time thereafter and purchased during the term of the trust;

•	the Eligible Receivables existing in each Scheduled Account added to the trust from time to time after the Initial Cut-Off Date, and the Eligible Receivables generated in those additional Scheduled Accounts from time to time thereafter and purchased during the term of the trust;

•	Collections on the Eligible Receivables;

•	the related Collateral Security;

•	specified rights and remedies of the depositor under the pooling and servicing agreement;

•	any account established for a series of notes issued by the trust, owned by the depositor and pledged to the indenture trustee;

(2) the rights of the trust in relation to the following, including, with respect to each account, the amounts held therein for the benefit of your series of notes:

•	the Collection Account;

•	the Excess Funding Account;

•	the Cash Collateral Account;

•	the Distribution Accounts for each series of notes issued by the trust;

•	specified rights and remedies of the trust under the trust sale and servicing agreement; and

(3) any other assets transferred to the trust after the date of formation of the trust.

Each Scheduled Account is an individual line of credit or related lines of credit represented by a dealer floor plan financing agreement extended or maintained by GMAC to an United States corporation or other entity or person engaged generally in the business of purchasing vehicles from a manufacturer or distributor thereof and holding the vehicles for sale or lease in the ordinary course of business. The Scheduled Accounts consist of all dealer accounts identified on the Schedule of Accounts as amended and supplemented from time to time pursuant to the pooling and servicing agreement and trust sale and servicing agreement.

Pursuant to the trust sale and servicing agreement, the depositor will have the right from time to time and the obligation from time to time to designate additional dealer accounts to be included in the trust as Scheduled Accounts and from time to time to randomly remove Scheduled Accounts from the trust. Once a Scheduled Account is so designated for removal, or if a Scheduled Account ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See “The Transfer and Servicing Agreements—Addition and Removal of Accounts” in this prospectus.

To the extent specified in the accompanying prospectus supplement, interest rate cap or swap agreements, basis rate swap agreements, cash collateral accounts and other credit, liquidity and other enhancement arrangements may be held by the owner trustee or the indenture trustee for the benefit of holders of any securities. These items may be included as assets of the trust or may be held outside of the trust. Arrangements for the benefit of holders of one series or class of securities of the trust may not be available to the holders of other series or classes of the same trust.

Subject to the satisfaction of the Rating Agency Condition, but without the consent of any other person, the trust may acquire and hold interests in other assets. These assets may include, among other things, participation interests in receivables, receivables originated by GMAC under syndicated floor plan financing arrangements between a dealer and a group of lenders, one of which is GMAC, dealer floor plan receivables originated by third-parties, and dealer floor plan receivables originated by third-parties representing payment obligations of dealers in respect of vehicles in-transit to dealers.

Only the portion of trust property allocated to the your series of notes, the accounts established with respect to your series of notes, and, under certain circumstances, Excess Interest Collections, Reallocated Interest Collections and Shared Principal Collections allocable to other series of notes in the same Excess Interest Sharing Group, Interest Reallocation Group or Principal Sharing Group, respectively, will be available to make payments on your series of notes.

The principal offices of the trust will be specified in the accompanying prospectus supplement.

Capitalization of the Trust

Prior to the trust’s initial issuance date, the trust will have no assets or liabilities. The trust is not expected to engage in any activities other than

(1) acquiring, managing and holding;

(a) the related receivables;

(b) other assets contemplated in this document and in the accompanying prospectus supplement; and

(c) the proceeds from the assets in paragraphs (a) and (b);

(2) issuing securities; and

(3) making payments and distributions on those securities and related activities.

The trust is not expected to have any source of capital other than its assets and any related credit, liquidity or other enhancement arrangement.

The trust will be structured to permit it to periodically issue notes in series. Each series of notes will consist of one or more classes, which may be issued at the same time or at different times. If the trust has other series or classes of notes outstanding at the time it issues your notes, the prospectus supplement for your series will list the main characteristics of those other series in an annex to the prospectus supplement. See “The Notes,” and “The Certificates” in this prospectus. From time to time, if specified in the accompanying prospectus supplement, the trust may issue additional notes to be included in an already outstanding series or class. The accompanying prospectus supplement will set forth certain information with respect to other outstanding series or classes of notes issued by the trust. The certificates will represent the Certificate Interest. The accompanying prospectus supplement will set forth the portion of the certificates issued on the initial issuance date. To the extent applicable, the accompanying prospectus supplement will also set forth the portion of the certificates issued since the initial issuance date. The depositor or its affiliates may retain all or a portion of the certificates or they may be sold to third party investors that are unaffiliated with the depositor, GMAC and the trust.

THE OWNER TRUSTEE

The owner trustee for the trust will be specified in the accompanying prospectus supplement. The owner trustee may, in the name of the trust, conduct the business of the trust, make and execute contracts and other instruments on behalf of the trust and sue and be sued on behalf of the trust. The consent of certificateholders representing at least a majority of the voting interests of certificateholders as of the close of the preceding Distribution Date is needed to require the owner trustee to take action. Upon notification to the certificateholders, and unless such certificateholders have notified the owner trustee that such consent is withheld, the owner trustee shall have the duty to initiate or compromise any action or claim involving the trust, amend the indenture or administration agreement, or appoint certain successor agents. The owner trustee shall give prompt written notice to the certificateholders upon any termination of, or appointment of a successor to, the servicer.

Unless the depositor is the sole certificateholder, on each Distribution Date, the owner trustee shall distribute to the certificateholders amounts equal to the amounts deposited in the Certificate Distribution Account pursuant to the trust sale and servicing agreement on or prior to such Distribution Date. The owner trustee shall also send each certificateholder the statement provided to the owner trustee by the servicer pursuant to the trust sale and servicing agreement on such Distribution Date; provided, that no such distributions shall be required to be made nor any statements shall be required to be sent by the owner trustee if and for so long as the depositor is the sole certificateholder. The owner trustee will retain from amounts otherwise distributable to the certificateholders sufficient funds for the payment of any tax that is legally owed by the trust. The owner trustee will maintain or cause to be maintained the books of the trust on a calendar year basis on the accrual method of accounting, deliver to each certificateholder the information required to enable each certificateholder to prepare its federal income tax return, file such tax returns relating to the trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute, rule or regulation so as to maintain the appropriate characterization of the trust for federal income tax purposes.

The owner trustee does not have any obligation to independently verify or confirm any underlying data. If the owner trustee receives notice from the indenture trustee or applicable noteholders of a servicer default and subsequent termination of the servicer’s obligations under the indenture and the pooling and servicing agreement, the servicer may transfer to the owner trustee for administration by it of all cash amounts held at that time by the servicer for deposit.

The owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the owner trustee set forth in the trust agreement governing the trust. The owner trustee will not be liable for the default or failure of any of the administrator, the trust, servicer or other trustees to carry out their respective obligations under any of the basic documents, nor will the owner trustee be liable under any basic document under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct in the performance of any act. An owner trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor trustee. The administrator of the trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. In those circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Costs associated with the termination of the owner trustee and the appointment of a successor will be borne by the servicer. There are no indemnification provisions that entitle the owner trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.

THE INDENTURE TRUSTEE

The indenture trustee for a series of notes will be specified in the accompanying prospectus supplement. The trust grants to the indenture trustee all right, title and interest of the trust in, to and under the collateral listed on the schedule of receivables. That grant includes all rights and powers (but none of the obligations, if any) of the trust under any agreement or instrument included in the collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the receivables included in the collateral and all other monies payable under the collateral.

On each Distribution Date, the indenture trustee is required to notify the holder of the Note Distribution Account to to distribute to the noteholders all amounts on deposit in that account, except that, if the accompanying prospectus supplement specifies that the servicer is entitled to investment earnings on the note distribution account, those funds will not be distributed to noteholders. If required by the Trust Indenture Act of 1939, as amended, the indenture trustee shall mail to each noteholder summaries of any necessary information, documents or reports. So long as no default or Event of Default is continuing the indenture trustee is required to invest and reinvest all funds in the Collection Account and any Reserve Accounts in Eligible Investments.

If any default occurs in the making of any payment or performance under any agreement or instrument that is part of the trust estate, the indenture trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If a default occurs and is continuing and if it is known to a responsible officer of the indenture trustee, the indenture trustee is required to mail to each noteholder notice of the default within ninety (90) days after it occurs. Except in the case of a default in payment of principal of or interest on any note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.

Subject to the payment of its fees and expenses pursuant to the indenture and the indenture supplement, the indenture trustee may, and when required by the provisions of the indenture or the indenture supplement, as applicable, shall execute instruments to release property from the lien of the indenture, or convey the indenture trustee’s interest in the same. The indenture trustee shall, at such time as there are no notes outstanding and all sums due to the indenture trustee have been paid and all amounts owing under each third party instrument have been paid, release any remaining portion of the trust estate that secured the notes and the other secured obligations from the lien of the indenture and release to the trust or any other person entitled thereto any funds then on deposit in the designated accounts. The indenture trustee shall release property from the lien of the indenture only upon receipt by it of the trust request and an officer’s certificate, an opinion of counsel and, if required by the Trust Indenture Act of 1939, as amended, independent certificates in accordance therewith.

The trust and the indenture trustee may, when authorized by a trust order, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the notes, enter into supplemental indentures for the purpose of materially changing the rights of the noteholders. The indenture trustee may in its discretion determine whether or not any notes would be affected (such that the consent of each noteholder would be required) by any supplemental indenture proposed and any such determination will be binding upon the holders of all notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective.

Upon sufficient notice from the servicer or trust prior to the date on which any notes are redmeemed, the indenture trustee (based on such notice) will be required to withdraw from the Collection Account and deposit into the Note Distribution Account, on the redemption date, the aggregate redemption price of the notes, whereupon all such notes shall be due and payable on the redemption date.

The indenture trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the indenture trustee will not be liable for interest on any money received by it except if it agrees in writing with the trust and shall have no liability or responsibility for the acts or omissions of any other party to any of the basic documents. The indenture trustee does not have any obligation to independently verify or confirm any underlying data.

The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes incapable of acting. In these circumstances, the trust will be obligated to appoint a successor trustee. The holders of a majority in outstanding amount of the controlling class also have the right to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. There are no indemnification provisions that entitle the indenture trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.

The indenture trustee for the trust will be required to mail each year to all noteholders for the trust, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as indenture trustee under the trust’s indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

USE OF PROCEEDS

Unless the accompanying prospectus supplement states otherwise, the net proceeds to be received by the depositor from the sale of the securities will be applied to purchase receivables from GMAC.

THE DEALER FLOOR PLAN FINANCING BUSINESS

The dealer accounts are individual lines of credit represented by dealer floor plan financing agreements extended or maintained by GMAC to United States dealers. The lines of credit for all these dealers constitute the U.S. portfolio. Dealers use credit extended under these arrangements, which are known generally as “wholesale” or “floor plan” financing, primarily to purchase new and used motor vehicles manufactured or distributed by General Motors and other motor vehicle manufacturers and distributors pending sale or lease to the ultimate customer. In general, each receivable generated in a dealer account is secured by all vehicles owned by the related dealer and, in some instances, by other collateral security owned or guarantees by that dealer. GMAC services the U.S. portfolio through its administrative office located in Detroit, Michigan and through a network of branch offices located throughout the United States.

General Motors vehicles for which GMAC provides wholesale financing include vehicles manufactured under the Buick, Cadillac, Chevrolet, Pontiac, GMC, Hummer, Saab and Saturn trademarks. GMAC also extends credit to dealers that operate franchises for motor vehicle manufacturers other than General Motors.

The U.S. portfolio generally includes two types of credit lines or accounts:

•	credit lines or accounts under which advances are made to finance the purchase of automobiles and trucks; and

•	credit lines or accounts under which advances may be made to finance the purchase of vehicles intended for sale to fleet customers, generally in lots of more than 10, referred to as Fleet Accounts.

GMAC categorizes the vehicles it finances as new vehicles, used vehicles or auction vehicles. Currently, new vehicles consist of vehicles of any model year that are untitled and generally have been driven less than 200 miles, excluding any auction vehicles. GMAC classifies auction vehicles as those vehicles which are purchased at a closed auction conducted by General Motors, GMAC or others. In states where demonstration cars must be titled, vehicles are generally considered new vehicles if driven less than 200 miles. Used vehicles consist of auction vehicles and vehicles of any model year which have been previously titled, other than demonstration vehicles described above. The categorization of new vehicles, used vehicles and auction vehicles may change in the future based on GMAC’s practices and policies.

Creation of Receivables

GMAC makes advances to dealers in the U.S. portfolio in an amount equal to 100% of the wholesale invoice price of new vehicles, which includes destination and other miscellaneous charges and, with respect to vehicles manufactured by General Motors and other motor vehicle manufacturers, a price rebate from the manufacturer to the dealer in varying amounts as a percentage of the invoice price. This price rebate is known as a holdback. Holdbacks on General Motors-manufactured vehicles sold or leased by a dealer are generally returned to the dealer by General Motors on a monthly or quarterly basis, depending on the dealer’s arrangements with General Motors. For purposes of the trust, a receivable in respect of a new vehicle is originated by GMAC on the date on which interest begins accruing on that receivable on or following the estimated delivery date of the vehicle to the dealer. This date is approximately concurrent with the receipt of the vehicle by the dealer.

The amount advanced for a used vehicle, other than an auction vehicle, is generally up to 90% of the wholesale book value for the vehicle as set forth in a used vehicle wholesale guide book for the region in which the dealer is located. The amount advanced for an auction vehicle is generally 100% of the auction purchase price, including auction fees. Used vehicle receivables are originated by GMAC on the date on which funds are actually advanced to a dealer.

Once a dealer has commenced the floor plan financing of vehicles through GMAC, GMAC will finance virtually all purchases of new vehicles by that dealer from the applicable manufacturer or distributor. GMAC’s credit guidelines ordinarily require that advances to finance used vehicles be approved on a unit by unit basis. GMAC may limit or cancel a dealer’s floor plan financing arrangements at its discretion, including under the following circumstances:

•	the dealer has not met the credit guidelines set by GMAC;

•	the dealer is experiencing financial difficulties; and

•	the dealer is experiencing a general deterioration in its creditworthiness.

See “—Dealer Status; Realization on Collateral Security” in this prospectus.

Credit Underwriting Process

GMAC extends credit to dealers through established lines of credit. A dealer requesting a credit line must apply to a GMAC branch office.

The local branch office investigates the dealer by

•	reviewing bank references and credit reports;

•	if the dealer is an existing dealer, reviewing credit reports from the dealer’s current financing source;

•	evaluating the dealer’s marketing capabilities;

•	evaluating the dealer’s financial resources;

•	evaluating the dealer’s repayment capacity;

•	evaluating the dealer’s net worth; and

•	evaluating the dealer’s current state of operations and its management.

The local branch office prepares a written recommendation either approving or disapproving the dealer’s request. Depending on the size of the requested credit line and the financial profile of the dealer, the local branch office transmits this recommendation with the requisite documentation to the appropriate office. In some cases, the local branch office may contact GMAC’s executive offices for final approval or disapproval. GMAC generally applies the same underwriting standards for dealers franchised by General Motors as for dealers franchised by other motor vehicle manufacturers.

Upon approval, a dealer executes financing agreements with GMAC. These agreements evidence the debt and provide GMAC a security interest in the vehicles to be financed and in other collateral. The vehicles are required to be insured against comprehensive loss or damage.

The size of a credit line offered to a dealer, which is expressed in terms of number of vehicles or units, is based upon a number of factors, including the dealer’s sales record or expected annual sales and the dealer’s net worth. Generally, a credit line for new vehicles is intended to be an amount sufficient to finance a 90 day supply and for used vehicles is generally an amount sufficient to finance a 60 day supply. As described in this prospectus, the credit lines establish guidelines, not limits, which dealers may exceed from time to time, and which GMAC may limit from time to time.

Collateral Security

GMAC takes a first priority perfected purchase money security interest in the vehicles it finances for a dealer. Generally, the security interest in the vehicle terminates, as a matter of law, at the time of its sale or lease by the dealer to a retail customer in the ordinary course of business, but GMAC’s security interest continues in the proceeds from that sale or lease. In some instances, GMAC may take a security interest in, or a collateral assignment of, other assets of a dealer, including parts inventory, real estate, fixtures, tools, equipment, furniture, signs, funds held at GMAC and other receivables, as security for that dealer’s account. From time to time, GMAC may advance funds to dealers in the form of working capital loans, real estate financing and equipment loans. In these instances, to secure the loans, GMAC may take a security interest in assets of the dealer, including, in some cases, vehicles. Upon the dealer’s default, GMAC, in its sole discretion, may realize upon Collateral Security, other than vehicles, for its own benefit in respect of its loans or advances before this other Collateral Security can be realized upon for the benefit of the trust and noteholders. Because of the subordinate position of the trust in respect of this other Collateral Security, there is no assurance that the trust will be able to realize upon the other Collateral Security or any proceeds in respect of any other Collateral Security. See “The Transfer and Servicing Agreements—Intercreditor Arrangements” in this prospectus.

Dealer Payment Terms

GMAC may demand payment of interest and principal of the credit and loans extended at any time. However, unless GMAC terminates the credit line or the dealer defaults, GMAC generally requires payment of principal in full of the related loan:

•	upon the retail sale or lease of a vehicle; and

•	upon an appropriate administrative term established for each dealership based on risk and exposure of the account.

Refunds with respect to and returns of vehicles to dealers are uncommon, so adjustments to the loans in connection with these events are also uncommon. In addition, dealers do generally repay the loans prior to the applicable due date.

Interest on floor plan loans is generally payable monthly.

GMAC charges dealers interest at a floating rate indexed to the prime rate, as designated by GMAC, plus or minus a designated spread to the prime rate. The “prime rate” is, on any date in a semi-monthly period, the interest rate designated by GMAC as the effective prime rate for that semi-monthly period and is based on the prime rate of selected financial institutions as of the day preceding that semi-monthly period. The actual spread for each dealer is based on, among other things, competitive factors, the amount and status of the dealer’s credit lines and various incentive programs.

In some circumstances, under a program known as Delayed Payment Privilege, or “DPP,” GMAC may agree with a dealer not to require payment of principal promptly upon the sale or lease of the vehicle to a customer. DPP receivables will not be transferred to the trust. In some cases, a dealer will request DPP treatment for receivables originated in an account which is not a Fleet Account. For purposes of the trust, if a receivable is subject to DPP treatment at the time of its origination, that receivable will not be an Eligible Receivable and therefore will not be transferred to the trust. If an Eligible Receivable becomes subject to deferred payment after transfer to the trust, GMAC will be obligated to repurchase that receivable to the extent of the principal payment so delayed. This repurchase obligation is described in “The Transfer and Servicing Agreements—Representations and Warranties” in this prospectus.

From time to time, dealers maintain funds with GMAC, which are held for these as cash collateral and dealers for cash management, liquidity and working capital purposes. For purposes of the trust, the principal balance of receivables with respect to any dealer on any date is the aggregate principal balance of receivables net of any amount so held by GMAC on that date.

Billing and Collection Procedures

A statement setting forth billing and account information is prepared by GMAC and distributed on a monthly basis to each dealer. Interest and other non-principal charges are billed in arrears and are due upon receipt of the bill. Dealers remit payment directly to GMAC’s local branch offices.

Dealer Monitoring

GMAC monitors the level of borrowing under each dealer’s account. Dealers may exceed their stated credit lines from time to time. For example, a dealer might, prior to a seasonal sales peak, purchase more vehicles than its existing credit lines would otherwise permit. At any time that a dealer’s balance exceeds its stated credit line, GMAC, after evaluating the dealer’s financial position, may temporarily suspend the granting of additional credit, increase the dealer’s credit line or modify the dealer’s credit category. See “—Creation of Receivables” above and “—Dealer Status; Realization on Collateral Security” in this prospectus.

Branch office personnel periodically conduct audits of dealer vehicle inventories. The timing of audits varies and no advance notice is given to the audited dealer. Through the audit process, GMAC generally reconciles a dealer’s physical inventory with its records of financed vehicles. Among other things, audits are intended to determine whether a dealer has sold or leased vehicles without repaying the related loans as required under the floor plan financing agreements.

Dealer Status; Realization on Collateral Security

Through its proprietary dealer credit evaluation system, GMAC assigns a credit category of “satisfactory,” “limited,” “programmed” or “no credit” to each dealer based on various objective and subjective factors, including:

•	wholesale performance;

•	financial outlook; and

•	capital sufficiency and credit history with GMAC and others.

A “satisfactory” status, “S,” means that GMAC, through its proprietary dealer credit evaluation system, has determined that a dealer represents minimal risk. A dealer with S status typically has consistently profitable operations, positive cash flow, adequate credit base and satisfactory GMAC experience. A “limited” status, “L,” means that GMAC has determined that a dealer represents moderate risk. Circumstances under which a dealer receives L status may include unprofitable operating results, non-optimum cash flow, marginal credit base or less than satisfactory experience. Despite these risks, GMAC believes that the survival of the L rated account is not in jeopardy. A “programmed” status, “P,” means that GMAC has determined that a dealer represents significant risk due to imminent danger of financial failure and loss exposure to GMAC. Circumstances under which a dealer receives P status may include a weakness in character, capacity or capital, or unsatisfactory experience. A “no credit” status, “N,” means that GMAC has withdrawn an account’s credit lines due to an unacceptable degree of risk and exposure. Circumstances under which a dealer receives N status may include a dealer’s failure to remit principal or interest payments when due, liens, levies on, or attachments of the dealers assets, or a significant deterioration of the dealer’s financial condition. GMAC does not generally make further advances to a dealer who has been assigned a no credit status.

GMAC frequently attempts to work with dealers to resolve the circumstances that lead to a programmed or no credit status. If, however, those circumstances are not resolved, any of the following may occur:

•	an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales and leases to customers;

•	a self-help or court-ordered seizure and sale of the dealer’s inventory by GMAC; or

•	a voluntary surrender to GMAC and sale of the dealer’s inventory.

GMAC may sell these new vehicle inventories to the related motor vehicle manufacturer, including under agreements entered into at the time the credit line was established. In addition, GMAC may work with dealers and, in the case of General Motors-franchised dealers, General Motors, to find third parties to purchase troubled dealerships. The proceeds of this sale will be available to the creditors of the troubled dealership, including GMAC or, if applicable, the trust. Once liquidation has commenced, GMAC performs an analysis of its position and writes off any amounts identified at that time as uncollectible. Actual losses by GMAC may be more or less than the amounts initially written off as uncollectible. See “The Transfer and Servicing Agreements—Intercreditor Arrangements” in this prospectus.

Relationship of the Dealer Floor Plan Financing Business to General Motors

General Motors has historically provided financial assistance to General Motors-franchised dealers from time to time, but has no obligation to do so. This assistance may take the form of guarantees and agreements to repurchase inventory. General Motors, through various initiatives, may also contribute capital to some General Motors-franchised dealers in the form of an equity investment in the dealership.

In addition, General Motors offers financial and sales incentives to General Motors-franchised dealers through a number of programs. For example, General Motors currently has a supplemental floor plan assistance program, whereby General Motors provides a subsidy to General Motors-franchised dealers to assist these dealers in making interest payments to financing sources, including GMAC. This program encourages the purchase of an adequate supply of vehicles by the dealer to be held in inventory.

The financial assistance and incentives provided by General Motors are for the benefit of its dealers and do not relieve these dealers from their obligations to GMAC. These types of assistance and incentives are provided at the option of General Motors, which may terminate any of these programs in whole or in part at any time. If General Motors reduced or was unable, or elected not to provide this assistance or incentives, the timing and amounts of payments to GMAC in respect of its U.S. portfolio may be adversely affected. In addition, if a dramatic disruption in the supply of General Motors-manufactured vehicles occurred, the rate of sales of these vehicles would decrease and it is likely that payment rates and the loss experience of GMAC’s U.S. portfolio would also be adversely affected. A decrease in the rate of sales of General Motors manufactured vehicles would also slow the addition of new Eligible Receivables to the trust. Any event of this type may result in an Early Amortization Event with respect to the trust. See “Risk Factors—The trust is dependent on GMAC to generate new receivables; without new receivables, the trust may be unable to make payments on the notes.”

Under agreements between General Motors and General Motors-franchised dealers, upon franchise termination General Motors has the obligation to repurchase some of the new vehicles in a dealer’s inventory at their invoice price less a specified margin upon franchise termination. In most cases, General Motors repurchases only current year new vehicles that are undamaged and unmodified. General Motors also agrees to repurchase from dealers, at the time of franchise termination, parts inventory at specified percentages of the current list price. In addition, in the event GMAC or another creditor forecloses upon the property of a dealer, General Motors has the option, which it typically exercises, to purchase that dealer’s new General Motors-manufactured vehicles.

Loss and Aging Experience

Some information regarding loss and aging experience for the receivables in GMAC’s U.S. portfolio will be set forth in the accompanying prospectus supplement. Because the dealer accounts related to the trust will represent only a portion of the entire U.S. portfolio, actual loss and aging experience with respect to the dealer accounts related to the trust may be different from this information. There can be no assurance that the loss and aging experience of the receivables in the U.S. portfolio in the future will be similar to the historical loss and aging experience as set forth in any prospectus supplement.

THE ACCOUNTS

The receivables of the trust are rights to receive payments on advances made by GMAC to the related dealers under the dealer accounts included in the pool of accounts for the trust. The initial pool of accounts related to the trust will be selected from all of the dealer accounts in GMAC’s U.S. portfolio that were Eligible Accounts as of the date on which the trust issues its first series of notes. Only Eligible Receivables will be transferred to the trust. See “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security” in this prospectus. Information with respect to the dealer accounts initially included in the pool of accounts for the trust will be set forth in the accompanying prospectus supplement.

For the trust, pursuant to the trust sale and servicing agreement, the depositor will have the right and under certain circumstances, the obligation, to designate from time to time additional dealer accounts to be included in the pool of accounts. The depositor will have the right to purchase from GMAC the Eligible Receivables then existing and thereafter arising in those dealer accounts and to sell and assign those receivables to the trust. See “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security” in this prospectus. In order to be designated an additional dealer account, among other things, each additional dealer account must be an Eligible Account. Under the circumstances specified in the trust sale and servicing agreement, the depositor has the right to randomly remove dealer accounts from the pool of accounts. If a dealer account is so designated for removal or ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See “The Transfer and Servicing Agreements—Addition and Removal of Accounts” in this prospectus.

THE NOTES

The following summary describes the material terms of the form of notes, the form of indenture and the form of indenture supplement. The summary is not complete and you should read the full text of the notes and the indenture to understand their provisions. Where particular provisions or terms used in the indenture are referred to, the actual provisions, along with definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific indenture and the series issued pursuant to that indenture.

One or more series of notes will be issued pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part and an indenture supplement to the indenture, a form of which has been filed as an exhibit to the same registration statement. The notes will be secured by and paid from the all or a portion of assets of the trust. Each series of notes will be allocated a portion of collections from the assets in the trust based on the applicable Investor Percentages for that series and on the allocation of certain trust assets to the Nonoverconcentration Interest in the trust. The Investor Percentages for a series will be based on that series’ Net Invested Amount. For a discussion of the allocation of trust assets between the Overconcentration Interest and the Nonoverconcentration Interest, see “—Overconcentration Interest and Nonoverconcentration Interest” in this prospectus.

Unless the accompanying prospectus supplement specifies that the notes will be issued in definitive form, each series of notes will initially be represented by one or more notes, which will be registered in the name of Cede & Co., as the nominee of DTC in the United States, or Clearstream Banking, S.A.—“Clearstream”— or Euroclear in Europe, except as set forth below. Unless the accompanying prospectus supplement states otherwise, notes offered under this prospectus will be available for purchase in denominations of $100,000 and integral multiples of $1,000 thereof in book-entry form only.

Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. Unless otherwise indicated, all references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations, or DTC participants. All distributions, notices, reports and statements to noteholders will be sent to DTC or Cede & Co. as the registered holder of the notes, as the case may be, for distribution to beneficial owners in accordance with DTC’s procedures. See “—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

During the Revolving Period, the Invested Amount of a series or class will remain constant except under limited circumstances described in the accompanying prospectus supplement under “The Notes—Investor Defaulted Amount and Reallocated Principal Collections.” The pool balance of the trust, however, will vary each day as new Principal Receivables are created and others are paid, charged off or otherwise adjusted. In addition, the pool balance will increase when receivables arising in additional accounts are added to the trust and will decrease when receivables are removed from the trust. Similarly, the balance of the Nonoverconcentration Interest will vary each day as receivables are created, paid off or allocated to or from the Overconcentration Interest

The depositor initially will own the “Certificate Interest” for the trust, which represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to enhancement providers. The “Certificate Amount” for the trust will be that portion of the Certificate Interest that equals an amount equal to the sum of (a) the Nonoverconcentration Certificate Amount on that date and (b) the Overconcentration Certificate Amount on that date. The Nonoverconcentration Certificate Amount will generally increase to reflect reductions in the Net Invested Amount when a series or class is amortizing, which will generally cause the Certificate Amount to increase as well. In addition, the Certificate Amount will also change as the pool balance and the Nonoverconcentration Interest change. The Certificate Amount will also be reduced as the result of new issuances, as described under “—New Issuances.”

On each Business Day, an amount equal to the Principal Collections for the related Collection Period will be distributed to the owner trustee for distribution to the holders of the Certificate Interest in accordance with the trust agreement, but only to the extent that the Certificate Amount on such Business Day (determined after giving effect to any Principal Receivables transferred to the trust) exceeds the Required Certificate Amount for the immediately preceding Determination Date.

The “Required Certificate Amount” means, on any date, an amount equal to the sum of (a) the Required Nonoverconcentration Certificate Amount on that date and (b) the Required Overconcentration Certificate Amount on that date.

New Issuances

The indenture provides that the depositor may cause the trust to issue a new series of notes under an indenture supplement without the consent of any noteholder of any other series previously issued by the trust. Each series may have different terms and enhancements than any other series. The trust may offer any series under a prospectus or other disclosure document in offerings under this prospectus or a similar prospectus or in transactions either registered under the Securities Act of 1933, or exempt from registration, directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

A new series may be issued only if the conditions provided in the indenture are satisfied. The depositor may cause the trust to issue new series of notes by notifying the owner trustee, the indenture trustee, the servicer and each rating agency at least two Business Days in advance of the date upon which the new issuance will occur.

The indenture trustee will authenticate and execute the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

•	an indenture supplement specifying the principal terms of the new series;

•	a required legal opinion;

•	an enhancement agreement for any enhancement required by the related indenture supplement executed by the depositor and the series enhancer;

•	a certificate of an authorized officer of the depositor to the effect that such officer reasonably believes the new issuance will not cause an Early Amortization Event or an

Event of Default to occur, or materially and adversely affect the amount or timing of payments to be made to the noteholders of any outstanding series or class;

•	with respect to any Nonoverconcentration Series, after giving effect to the new issuance, the Adjusted Nonoverconcentration Pool Balance exceeds the Required Nonoverconcentration Pool Balance; and

•	with respect to any Overconcentration Series, after giving effect to the new issuance, the Adjusted Overconcentration Pool Balance exceeds the Required Overconcentration Pool Balance.

To the extent set forth in the prospectus supplement, additional notes of the same series may be issued subject to the foregoing conditions and any additional conditions set forth in the applicable indenture supplement.

Principal and Interest on the Notes

Interest Payments

Each class of notes will pay interest on the dates and at the interest rate specified in the prospectus supplement. Interest will be paid monthly, quarterly, semiannually or on other scheduled dates over the life of the notes. The interest rate on any class of notes may be a fixed or floating rate as specified in the prospectus supplement. If a class of notes bears interest at a floating or variable rate, the prospectus supplement will describe how that rate is calculated.

Each class of fixed rate notes will bear interest at the interest rate specified in the prospectus supplement. Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months, but the prospectus supplement may specify a different day count basis.

Each class of floating rate notes will bear interest determined by reference to an index as specified in the accompanying prospectus supplement plus a spread as specified in the prospectus supplement. Interest on floating rate notes typically will be computed based on the actual number of days in an interest period and a year of 360 days, but the prospectus supplement may specify a different day count basis.

For each series of notes and each related class, interest will accrue from its closing date on the applicable principal balance at the applicable interest rate. Interest on the notes generally will be paid to noteholders on the Distribution Dates specified in the prospectus supplement.

Interest payments or deposits on any Distribution Date will be paid out of:

•	Aggregate Dealer Interest Collections allocated to the Invested Amount during the preceding Collection Period or periods, except that if the notes are included in an Interest Reallocation Group, Interest Collections that would otherwise be allocated to them will instead be combined with those of other series in the group and made available for all series in that Interest Reallocation Group;

•	net investment earnings on any funds held in the trust’s bank accounts;

•	any Excess Interest Collections from other series in the same Excess Interest Sharing Group;

•	Reallocated Principal Collections; and

•	any Series Enhancement, including amounts available from any swap counterparty, if any, to the extent described in the prospectus supplement.

Principal Payments

The timing and priority of principal payments among series and classes may differ and will be described in the accompanying prospectus supplement. The amount of Principal Collections allocated to a series or class will depend on whether such series or class is in a Revolving Period or an accumulation or amortization period.

Revolving Period

Generally, each series or class of notes will begin with a “Revolving Period” during which the trust will not accumulate or pay principal for payment to the noteholders of that series or class. The Revolving Period for a series or class will end on the day before the start of an accumulation period or an amortization period for that series or class. Following its Revolving Period, each series or class will begin to accumulate principal or begin to distribute principal to noteholders. The prospectus supplement will describe the conditions under which an accumulation period or amortization period will begin for your series or class.

Accumulation Periods

Principal payments for any series or class of notes will be paid from Aggregate Dealer Principal Collections received during the related Collection Period or periods as specified in the prospectus supplement and allocated to that series or class. Principal will accumulate in a Note Distribution Account if your series or class of notes features a Controlled Accumulation Period or an Early Accumulation Period and one of these accumulation periods begins.

A “Controlled Accumulation Period” means the period during which principal is accumulated in specified amounts per month for a series or class and paid on an Expected Maturity Date. If applicable, the Controlled Accumulation Period for a series or class will begin on the date specified in the related prospectus supplement and end on the earlier of:

•	the end of the Collection Period preceding the Distribution Date on which the notes of that series or class will be paid in full; and

•	the close of business on the day preceding the commencement of an Early Amortization Period or an Early Accumulation Period for that series or class.

An “Early Accumulation Period” means the period during which principal is accumulated in varying amounts each month based on the amount of Aggregate Dealer Principal Collections collected and allocated to such series following the occurrence of an Early Amortization Event with respect to such series. The Early Accumulation Period for a series or class will begin on the first day of the Collection Period in which an Early Amortization Event occurs, unless the servicer is required to make daily deposits of collections into the Collection Account, in which case the Early Accumulation Period will begin on the day an Early Amortization Event occurs. The Early Accumulation Period will end on the earliest of:

•	the end of the Collection Period preceding the Distribution Date on which the notes of that series or class will be paid in full;

•	the Legal Maturity Date for that series or class; and

•	the trust termination date.

As described in the prospectus supplement, during a Controlled Accumulation Period, on each Distribution Date an amount of principal, up to the amount specified, will be deposited in a

Note Distribution Account. If your series or class of notes features an Early Accumulation Period, after an Early Amortization Event the amount of principal available to your series or class of notes will be deposited into the Note Distribution Account, up to the amount specified in the prospectus supplement. This accumulated principal will be paid to those noteholders on the “Expected Maturity Date” specified in the prospectus supplement, or earlier if an amortization period begins before your Expected Maturity Date. Although your series or class of notes may feature an accumulation period, your series or class of notes might not make use of it.

Funds on deposit in any Note Distribution Account for a series or class of notes may be subject to a guaranteed rate agreement or guaranteed investment contract to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal balance of a series or class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty.

Amortization Periods

If your series or class of notes features a Controlled Amortization Period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the prospectus supplement. Your series or class of notes might also begin to pay principal to you if the prospectus supplement specifies that your series or class features an Early Amortization Period and an Early Amortization Event occurs.

A “Controlled Amortization Period” means the period during which principal is paid in fixed amounts at scheduled intervals for a series or class. If applicable, the Controlled Amortization Period for a series or class will begin on the date specified in the related prospectus supplement and ends on the earlier of:

•	the end of the Collection Period preceding the Distribution Date on which the notes of that series or class will be paid in full; and

•	the day before the start of an Early Amortization Period or an Early Accumulation Period for that series or class.

An “Early Amortization Period” means the period during which principal is paid in varying amounts each month based on the amount of Aggregate Dealer Principal Collections collected and allocated to such series following an Early Amortization Event. The Early Amortization Period for a series or class will begin on the first day of the Collection Period in which an Early Amortization Event occurs, unless the servicer is required to make daily deposits of collections into the Collection Account, in which case the Early Amortization Period will begin on the day an Early Amortization Event occurs. The Early Amortization Period will end on the earliest of:

•	the end of the Collection Period preceding the Distribution Date on which the notes of that series or class will be paid in full;

•	the Legal Maturity Date for that series or class; and

•	the trust termination date.

If your series has multiple classes, each class may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do. The prospectus supplement will specify the manner, timing and priority of principal payments to noteholders of each class.

There can be no assurance that principal will be available when expected, either to accumulate or to pay to you. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions. The prospectus supplement will provide historical payment rates, losses and other information relating to GMAC’s U.S. dealer floor plan portfolio and relating to the trust’s portfolio. There can be no assurance that the performance of the trust’s portfolio will be consistent with this historical performance of GMAC’s U.S. dealer floor plan portfolio. The life of your notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of an Early Amortization Event may substantially shorten the average life of your notes.

Early Amortization Events

Early Amortization Events with respect to your series of notes will be specified in the accompanying prospectus supplement.

Upon the occurrence of any Early Amortization Event applicable to your series, an Early Amortization Event will be deemed to have occurred under the conditions specified in the accompanying prospectus supplement. The Early Amortization Period will commence as of the day on which the Early Amortization Event is deemed to occur. During an Early Amortization Period for a series, Available Investor Principal Collections will be allocated to principal payments on the notes and will be paid as set forth in the accompanying prospectus supplement.

In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to the depositor, the receivables of the trust may be liquidated and the trust terminated as described under “—Insolvency Events.”

Liquidity and Credit Support

The amounts and types of credit, liquidity and other enhancement arrangements and the provider thereof, if applicable, with respect to each series of notes will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, those arrangements may be in the form of any of the following or a variation of or combination of two or more of the following:

Subordination of Interests. The indenture may provide that one or more series or classes of securities may be subordinated in priority of payments to one or more other series or classes of securities. Subordinated series or classes of securities will be allocated available funds only after all or the applicable portion of the obligations of the senior series classes of securities have been paid. This subordination provides credit enhancement to the senior classes of securities, and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.

Reserve Fund. If so provided in the accompanying prospectus supplement, for the trust, there will be established and maintained in the name of the indenture trustee for the benefit of the noteholders of the series a Reserve Fund. The Reserve Fund will be an Eligible Deposit Account and funds in any Reserve Fund will be invested in Eligible Investments.

Except as otherwise provided in the accompanying prospectus supplement, with respect to the trust, any investment earnings, net of losses and investment expenses, with respect to the Reserve Fund will be Investment Proceeds and will be available for distribution as described in the accompanying prospectus supplement. Amounts on deposit in any Reserve Fund, other than Investment Proceeds, will be available to make payments and distributions on securities and for other purposes to the extent described in the accompanying prospectus supplement.

The Reserve Fund provides credit enhancement by adding an additional potential source of funds available to make payments on the securities.

Overcollateralization. If provided in the accompanying prospectus supplement, the series aggregate principal balance of the trust assets allocable to a series of notes may exceed the aggregate principal balance of the notes in that series. This excess creates credit enhancement by allowing for some amount of losses on the receivables before a shortfall in funds available to make payments on the securities would occur.

Cash Advances, Deposits or Letters of Credit. The depositor may fund accounts in addition to the Reserve Fund, or may otherwise provide cash advances, deposits or establish letters of credit to provide additional funds that can be applied to make payments on the securities issued by the trust. Any such arrangements will be disclosed in the accompanying prospectus supplement.

Excess Spread. Excess spread for a series for any Distribution Date will be the amount by which the Aggregate Dealer Interest Collections on the receivables during the related Collection Period allocated to your series exceeds certain fees and expenses of the trust relating to that series, including interest payments on the series of notes. Any excess spread for a series in an Excess Interest Sharing Group that is not needed to cover shortfalls for that series will be available on each Distribution Date to cover certain shortfalls for other series in the Excess Interest Sharing Group and any remaining excess spread will be distributed to the holders of the Certificate Interest.

Insurance Policy from a Monoline Financial Guarantor. A series of notes may be insured through an insurance policy from a monoline financial guarantor. Any such arrangements will be disclosed in the accompanying prospectus supplement. An insurance policy from a monoline financial guarantor creates credit enhancement because, should the trust fail to make payments on a series of notes, the monoline financial guarantor will have an unconditional and irrevocable obligation to pay those amounts not paid by the trust.

Derivatives. A series, or one or more classes of that series, may have the benefit of interest rate swaps, caps and floors and currency swaps, all as further described in the accompanying prospectus supplement. Payments required to be made with respect to one of these derivative products would be made from Available Investor Interest Collections for that series and, if specified in the accompanying prospectus supplement, funds received would become part of Available Investor Interest Collections for that series, which may be for the benefit of one or more series or classes of securities or all securities issued by the trust as described in the accompanying prospectus supplement.

Liquidity and credit support, are intended to increase the likelihood that the noteholders who are to benefit from those arrangements will receive the full amount of principal plus interest due. These forms of liquidity and credit support are also intended to decrease the likelihood that the noteholders will experience losses. These credit enhancements will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If shortfalls in available funds occur and exceed the amount covered by applicable arrangements or are not so covered, noteholders will bear their allocable share of those deficiencies as described herein and in the accompanying prospectus supplement. In addition, if an arrangement is for the benefit of more than one series or class of securities issued by the trust, noteholders of a given series or class will be faced with the risk that the arrangement will be exhausted by the claims of noteholders of other series or classes.

Optional Purchase by the Depositor or the Servicer

The depositor or the servicer will have the option to redeem the notes of any series by purchasing your series’ portion of the trust assets at any time after the remaining outstanding principal balance of that series has been reduced to a certain percentage of the initial principal balance of the series as specified in the accompanying prospectus supplement. This option may only be exercised by the respective party at the redemption price for that series of notes, which is the outstanding principal balance of the notes of that series plus accrued and unpaid interest through the day immediately preceding the redemption date.

Defeasance

With respect to a series of notes, the depositor may terminate its obligations in respect of that series by depositing with the indenture trustee, amounts sufficient to make all remaining scheduled interest and principal payments on that series on the dates scheduled for those payments and to pay all amounts owing to any Series Enhancers with respect to that series, if that action would not result in an Early Amortization Event for any series of notes issued by the trust. Before its exercise of its right to substitute money or Eligible Investments for receivables, the depositor will deliver to the indenture trustee:

•	a statement from a firm of nationally recognized independent public accountants, to the effect that the deposit is sufficient to make all the payments specified above;

•	an officers’ certificate stating that the depositor reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, cause an event of default or an amortization event with respect to any series;

•	written confirmation from each rating agency that the deposit and termination of obligations will not result in a reduction or withdrawal of its rating of any outstanding series or class;

•	a legal opinion that the deposit and termination of obligations will not result in the trust being required to register as an “investment company” within the meaning of the Investment Company Act; and

•	a required federal income tax opinion.

Groups

The notes of a series may be included in one or more groups of series that share or reallocate specified Aggregate Dealer Interest Collections and/or Aggregate Dealer Principal Collections. The prospectus supplement will identify whether your series will be included in one or more of the following groups. Other series issued in the future may also be included in any such group.

Excess Interest Sharing Groups

If a series is included in an “Excess Interest Sharing Group,” Aggregate Dealer Interest Collections allocated to that series in excess of the amount needed to make required deposits or distributions for that series (the “Excess Interest Collections”) may be applied to cover shortfalls in required deposits and distributions for other series in the same Excess Interest Sharing Group. Similarly, such series may benefit from Excess Interest Collections from other series in the same Excess Interest Sharing Group.

Interest Reallocation Groups

If a series is included in an “Interest Reallocation Group,” Aggregate Dealer Interest Collections that would otherwise be allocated to each series in the Interest Reallocation Group will instead be combined and will be available for required deposits and distributions to other series in the same Interest Reallocation Group. Any issuance of a new series in an Interest Reallocation Group may reduce or increase the amount of Aggregate Dealer Interest Collections allocated to any other series in that group.

Principal Sharing Groups

If a series is included in a “Principal Sharing Group,” Aggregate Dealer Principal Collections allocated to that series in excess of the amount needed to make required principal deposits or distributions for that series may be shared with other series in the same Principal Sharing Group. If available principal allocated to a series is shared with another series, the Invested Amount of the series from which available principal was shared will not be reduced.

Overconcentration Interest and Nonoverconcentration Interest

This section provides only a general description of the allocations of trust assets and collections between the Overconcentration Interest and Nonoverconcentration Interest in the trust. Descriptions of the actual calculation of, among other things, Nonoverconcentration Pool Balance, Nonoverconcentration Interest Collections and Nonoverconcentration Principal Collections are included in this prospectus under “— Glossary of Principal Terms.”

The assets of the trust allocated to the notes offered under this prospectus are subject to certain concentration limits. As of any date, the aggregate principal receivables available to make payments on the notes offered under this prospectus related to a single dealer may not exceed a certain threshold. Similarly, the aggregate principal receivables in the trust secured by used vehicles may not exceed a certain threshold amount. To maintain the required thresholds, a portion of the trust assets will be allocated to a separate interest in the trust, which we refer to as the “Overconcentration Interest” in the trust. All trust assets not allocated to the Overconcentration Interest in the trust will be allocated to the “Nonoverconcentration Interest” in the trust. Only collections in respect of assets allocated to the Nonoverconcentration Interest in the trust will be available to make payments on Nonoverconcentration Series of notes. A portion of the receivables will be allocated to and from the Overconcentration Interest on a daily basis as Used Vehicle Overconcentration Receivables and Dealer Overconcentration Receivables are added to and removed from the trust and, as a result, the Overconcentration Pool Balance and the Nonoverconcentration Pool Balance of the trust will change on a daily basis as well.

Overconcentration and Nonoverconcentration Pool Balances

As of any date, the Overconcentration Pool Balance of the trust will be equal to the sum of (a) the aggregate of the First Tier Overconcentration Amount for all dealers holding a Scheduled Account included in the trust, (b) the aggregate of the Second Tier Overconcentration Amount for all dealers holding a Scheduled Account included in the trust and (c) the aggregate of the Third Tier Overconcentration Amount for all dealers holding a Scheduled Account included in the trust.

With respect to each dealer holding a Scheduled Account included in the trust, receivables related to that dealer will be allocated to the Overconcentration Interest in the following order:

(1) the First Tier Overconcentration Amount will allocate to the Overconcentration Interest a portion of the receivables held by that dealer that are both Used Vehicle

Overconcentration Receivables with respect to the trust and Dealer Overconcentration Receivables with respect to that dealer;

(2) of the remaining receivables, the Second Tier Overconcentration Amount will allocate to the Overconcentration Interest, the remaining portions of new receivables held by that dealer that are Dealer Overconcentration Receivables with respect to that dealer; and

(3) of the remaining portion of receivables, the Third Tier Overconcentration Amount will allocate to the Overconcentration Interest, the receivables held by that dealer that are Used Vehicle Overconcentration Receivables, allocated from that dealer on a pro rata basis from each dealer holding Used Vehicle Overconcentration Receivables.

All portions of receivables not allocated to the Overconcentration Interest in the trust will be allocated to the Nonoverconcentration Interest. As of any date, the “Nonoverconcentration Pool Balance” equals the difference of (a) the Pool Balance as of that date, minus (b) the Overconcentration Pool Balance as of that date.

Interest Collections

Generally, Aggregate Dealer Interest Collections received in respect of assets allocated to the Overconcentration Interest in the trust will be treated as Overconcentration Interest Collections, which collections, unless specified in the accompanying prospectus supplement will not be available to make payments on the notes offered under this prospectus.

Aggregate Dealer Interest Collections received in respect of assets allocated to the Nonoverconcentration Interest in the trust will be treated as Nonoverconcentration Interest Collections and will be available to make payments on Nonoverconcentration Series. Those Nonoverconcentration Interest Collections that are designated as Reallocated Nonoverconcentration Interest Collections will be made available to make payments on Overconcentration Series of notes.

Principal Collections

Generally, Aggregate Dealer Principal Collections received in respect of assets allocated to the Overconcentration Interest in the trust will be treated as Overconcentration Principal Collections, which collections will not be available to make payments on the notes offered under this prospectus.

Aggregate Dealer Principal Collections received in respect of assets allocated to the Nonoverconcentration Interest in the trust will be treated as Nonoverconcentration Principal Collections.

Defaulted Amounts

Generally, Defaulted Eligible Principal Receivables allocated to the Overconcentration Interest in the trust will be allocated to the Overconcentration Interest in the trust.

Defaulted Eligible Principal Receivables allocated to the Nonoverconcentration Interest in the trust will be allocated to outstanding Nonverconcentration Interest in the trust.

Investor Percentage and Credit Enhancement Percentage

The servicer will allocate all Aggregate Dealer Interest Collections, all Aggregate Dealer Principal Collections and all defaulted amounts among each series issued and outstanding, the

Certificate Interest and, if the related prospectus supplement so states, any credit enhancement providers.

All allocations will be made by reference to the Investor Percentages for each series and, where applicable, the “Credit Enhancement Percentage” for each series. The related prospectus supplements will set forth how the Investor Percentages and Credit Enhancement Percentages are calculated.

The “Investor Percentage” for a series generally will be based on that series’ Invested Amount compared to the Nonoverconcentration Pool Balance for the trust. The “Invested Amount” for a series or a class of notes is an amount equal to:

(1) the initial principal balance of the notes of that series or class, minus

(2) the amount of principal previously paid to the noteholders of that series or class, minus

(3) the cumulative amount of unreimbursed Reallocated Principal Collections for that series or class, minus

(4) the cumulative amount of unreimbursed Investor Charge-Offs for that series or class.

With respect to a series of notes, the “Net Invested Amount” is an amount equal to that series’ Invested Amount, minus the amount then on deposit in that series’ Note Distribution Account.

The Indenture

The trust is party to the indenture with the indenture trustee, under which the trust will issue notes in one or more series, the terms of which will be specified in an indenture supplement to the indenture. The following summarizes the material terms of the indenture. We have filed forms of the indenture and the indenture supplement as exhibits to the registration statement filed with the Securities and Exchange Commission that includes this prospectus.

Modification of Indenture Without Noteholder Consent. The trust and indenture trustee, on the trust’s behalf, may, without consent of the related noteholders, enter into one or more supplemental indentures to the indenture or any indenture supplement thereto for any of the following purposes:

(1) to correct or amplify the description of the collateral or add additional collateral;

(2) to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

(3) to add additional covenants for the benefit of the related noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

(5) to cure any ambiguity or correct or supplement any provision in the indenture or in any indenture supplement which may be inconsistent with any other provision of the indenture or of any indenture supplement;

(6) to provide for the acceptance of the appointment of a permitted successor indenture trustee or to add to or change any of the provisions of the indenture or any indenture supplement as shall be necessary and permitted to facilitate the administration by more than one trustee;

(7) to modify, eliminate or add to the provisions of the indenture or any indenture supplement in order to comply with the Trust Indenture Act;

(8) to provide for the termination of any Series Enhancement in accordance with the related indenture supplement;

(9) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or any indenture supplement or modify in any manner the rights of noteholders under the indenture or any applicable indenture supplement; provided that any action specified in this clause (9) does not adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below; and

(10) to add provisions to or delete or modify the provisions of the indenture or any indenture supplement, as appropriate, to allow the trust to issue foreign currency-denominated notes, including without limitation, adding provisions granting rights under the indenture to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency-denominated notes.

Modification of Indenture With Noteholder Consent. With respect to the trust, with the consent of the holders of a majority of the principal balance of the outstanding notes affected thereby, the trust and the indenture trustee may execute a supplemental indenture to the indenture or any indenture supplement thereto to add provisions to, change in any manner or eliminate any provisions of, the indenture or indenture supplement, as applicable, or modify in any manner the rights of the related noteholders.

Without the consent of the holder of each outstanding related note affected thereby, however, no supplemental indenture will:

(1) change the due date of any instalment of principal of or interest on any note or reduce the principal balance thereof, the applicable interest rate or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a way that affects the calculation of the amount of any payment of interest or principal due on any note on any Payment Date;

(2) impair the right to institute suit for the enforcement of some of the provisions of the indenture regarding payment;

(3) reduce the percentage of the aggregate principal balance of the outstanding notes the consent of the holders of which is required for the supplemental indenture or the consent of the holders of which is required to waive compliance with provisions of the indenture or of defaults thereunder and their consequences as provided for in the indenture;

(4) modify or alter the provisions of the indenture or any indenture supplement regarding the voting of notes held by the trust, any other obligor on the notes, the depositor or an affiliate of any of them;

(5) reduce the percentage of the aggregate outstanding principal balance of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust estate if the proceeds of the sale would be insufficient to pay the principal balance and accrued but unpaid interest on the outstanding notes;

(6) decrease the percentage of the aggregate outstanding principal balance of the notes required to amend the sections of the indenture or any indenture supplement which specify the applicable percentage of aggregate outstanding principal balance of the notes necessary to amend the indenture; or

(7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

Events of Default; Rights Upon Event of Default. With respect to each series of notes, each “Event of Default” with respect to that series will be specified in the accompanying prospectus supplement.

However, the amount of principal required to be paid to noteholders following and Event of Default under the indenture and indenture supplement will generally be limited to amounts available to be deposited therefor in the Note Distribution Account. Therefore, unless the accompanying prospectus supplement specifies otherwise, the failure to pay principal on a series of notes will not generally result in the occurrence of an Event of Default until the applicable Legal Maturity Date.

If any series of notes of any trust are declared due and payable following an Event of Default with respect to those notes, the indenture trustee may institute proceedings to:

(1) collect amounts due on the notes of the affected series;

(2) exercise remedies as a secured party;

(3) at its own election or at the direction of the holders of at least a majority of the outstanding amount of the notes of any accelerated series, institute foreclosure proceedings with respect to the portion of the Trust Assets that secures that series, class or tranche by causing the trust to sell to a Permitted Assignee an amount of Trust Assets equal to the Net Invested Amount of the accelerated series, class or tranche but only if the indenture trustee determines that the proceeds of such sale will be sufficient to pay principal of and interest on such series, class or tranche in full; and

(4) at the direction of the holders of at least 66 2/3% of the outstanding amount of each class of the notes of any accelerated series or tranche or as otherwise required by the related indenture supplement, institute foreclosure proceedings from time to time with respect to the portion of the Trust Assets that secures the related series, class or tranche, regardless of the sufficiency of the proceeds thereof, by causing the trust to sell to a Permitted Assignee an amount of Trust Assets equal to the Net Invested Amount of the accelerated series, class or tranche or such other amount as is required by the related indenture supplement.

Although the indenture trustee must comply with its duties under the indenture and indenture supplement, if an Event of Default occurs and is continuing with respect to the notes of any trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture or indenture supplement at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. As set forth in the indenture, the holders of a majority in aggregate principal balance of the outstanding notes of an affected series of notes, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The holders of a majority of the aggregate principal balance of the affected series of notes then outstanding may, in some cases, waive any default with respect to that series of notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the notes.

If in exercising its remedies as a result of an Event of Default, the indenture trustee collects any money or property, for a series of notes, it shall pay out the money or property in the following order:

(1) First, to the indenture trustee for amounts due under the indenture and the applicable indenture supplement and to the owner trustee for amounts due under the trust agreement and the trust sale and servicing agreement; and

(2) Second, to the Collection Account for distribution pursuant to the applicable indenture supplement, with such amounts being deemed to be Available Investor Principal Collections and Available Investor Interest Collections for that series of notes in the same proportion as the outstanding principal balance of the notes bears to the accrued and unpaid interest on the notes (and, if any series of notes has a Series Enhancement, the amounts unpaid under Series Enhancement).

No noteholder of any series, class or tranche of notes will have the right to institute any proceeding regarding the indenture governing that note, unless:

(1) the holder previously has given to the indenture trustee written notice of a continuing Event of Default with respect to the applicable series, class or tranche;

(2) the holders of not less than 25% of the aggregate principal balance of each affected series, class or tranche have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

(3) the holder or holders have offered the indenture trustee reasonable indemnity;

(4) the indenture trustee has for 60 days failed to institute the proceeding; and

(5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the aggregate principal balance of the outstanding notes of the affected series, class or tranche.

If an Event of Default occurs and is continuing with respect to the trust and if it is known to the indenture trustee, the indenture trustee will mail notice of the Event of Default to each noteholder of the trust within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any note, the indenture trustee may withhold the notice beyond the 90 day period if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

In addition, the indenture trustee and each noteholder and note owner, by accepting a note, or interest in a note, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the trust or depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee in its individual capacity nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Material Covenants. The indenture provides that the trust may not consolidate with or merge into any other entity, unless, among other things

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

(3) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

(4) the trust has been advised that the ratings of the securities would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and

(5) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequences to the trust or to any related holder of securities.

The trust will not, among other things, except as expressly permitted by the Related Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

(2) other than amounts withheld under the Code or applicable state law, claim any credit on or make any deduction from the principal or interest payable in respect of the notes or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

(3) dissolve or liquidate in whole or in part;

(4) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the indenture except as may be expressly permitted thereby; or

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust estate or any part thereof, or any interest therein or the proceeds thereof.

Except as specified in the accompanying prospectus supplement, the trust may not engage in any activity other than as described above under “The Trust.” The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes, the indenture, or otherwise in accordance with the Transfer and Servicing Agreements.

Annual Compliance Statement. The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report. The indenture trustee will be required to mail each year to all noteholders for the trust, to the extent required under the Trust Indenture Act,

(1) a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture;

(2) any amounts advanced by it under the indenture;

(3) the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity;

(4) the property and funds physically held by the indenture trustee; and

(5) any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture. The indenture and indenture supplement for any series will be discharged with respect to the notes of that series upon the delivery of all of the notes in that series to the indenture trustee for cancellation or, with limitations, upon deposit of funds sufficient for the payment in full of all of the notes in the series with the indenture trustee.

Bank Accounts

With respect to the trust, the servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series of the trust, a Collection Account, for the benefit of noteholders of all Nonoverconcentration Series of the trust, an Excess Funding Account, and for the benefit of the noteholders of all Overconcentration Series of the trust, a Cash Collateral Account. For each series of notes issued by the trust, the servicer will establish and maintain, for the benefit of the noteholders and in the name of the indenture trustee, an Eligible Deposit Account referred to as the “Note Distribution Account”. The prospectus supplement may specify also that the servicer will establish and maintain a “Swap Distribution Account.”

For the trust, funds in the Collection Account, the Excess Funding Account and any Distribution Accounts or reserve accounts, if any, with respect to each series of notes issued by the trust and any other accounts identified as these accounts in the accompanying prospectus supplement are referred to collectively as the “Designated Accounts”—and the Certificate Distribution Account will be invested as provided in the trust sale and servicing agreement in Eligible Investments, which are specified categories of marketable securities. Eligible investments will generally be limited to investments acceptable to the rating agencies as being consistent with the rating of the securities.

Collection Account

The indenture trustee has established and will maintain with an Eligible Institution in the name of the indenture trustee a segregated trust account to serve as the “Collection Account.” The Collection Account is held by the indenture trustee for the benefit of the noteholders of all series issued by the trust, not just for the benefit of the holders of any particular series. The servicer will deposit into the Collection Account the required portion of amounts collected on the receivables. The servicer will deposit collections into the Collection Account on a daily, monthly (subject to certain conditions) or other basis that the rating agencies confirm in writing will not result in a reduction or withdrawal of its then existing rating of any note issued by the trust.

At the direction of the servicer, the indenture trustee will invest funds in the Collection Account in Eligible Investments that mature no later than the following Distribution Date. Net investment earnings on funds in the Collection Account will be deposited into the Collection Account and included in Interest Collections. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the indenture. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the indenture.

Excess Funding Account

The indenture trustee has established and will maintain with an Eligible Institution a segregated trust account for the benefit of the noteholders of all Nonoverconcentration Series issued by the trust to serve as the “Excess Funding Account.” On the initial closing date for the trust, the amount on deposit in the Excess Funding Account will be zero. The indenture provides that deposits will be made into the Excess Funding Account from available funds in an amount so that the Adjusted Nonoverconcentration Pool Balance is not less than the Required Nonoverconcentration Pool Balance.

In addition, the holders of the Certificate Interest may direct the servicer and the indenture trustee to deposit any amounts otherwise allocable to the holders of the Certificate Interest into the Excess Funding Account. The servicer will determine for each Distribution Date the amount by which the sum of the Adjusted Nonoverconcentration Pool Balance exceeds the Required Nonoverconcentration Pool Balance and will instruct the indenture trustee to withdraw that amount from the Excess Funding Account to the extent of the funds on deposit in the Excess Funding Account (excluding net investment earnings), and pay that amount to the holders of the Certificate Interest.

At the direction of the servicer, the indenture trustee will invest funds on deposit in the Excess Funding Account in Eligible Investments that mature no later than the following Distribution Date. Net investment earnings on funds in the Excess Funding Account will be deposited into the Collection Account and included in Interest Collections. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the Excess Funding Account for the purpose of carrying out its duties under the indenture.

Cash Collateral Account

The indenture trustee has established and will maintain with an Eligible Institution a segregated trust account for the benefit of the noteholders of all Overconcentration Series issued by the trust to serve as the “Cash Collateral Account.” On the initial closing date for the trust, the amount on deposit in the Cash Collateral Account will be zero. The indenture provides that deposits will be made into the Cash Collateral Account from available funds in an amount so that the Adjusted Overconcentration Pool Balance is not less than the Required Overconcentration Pool Balance.

In addition, the holders of the Certificate Interest may direct the servicer and the indenture trustee to deposit any amounts otherwise allocable to the holders of the Certificate Interest from amounts available from the Nonverconcentration Interest and, if the Adjusted Overconcentration Pool Balance is not less than the Required Overconcentration Balance, from amounts available from the Nonoverconcentration Interest, into the Cash Collateral Account. The servicer will determine for each Distribution Date the amount by which the sum of the Adjusted Overconcentration Pool Balance exceeds the Required Overconcentration Pool Balance and will instruct the indenture trustee to withdraw that amount from the Cash Collateral Account to the extent of the funds on deposit in the Cash Collateral Account (excluding net investment earnings), and pay that amount to the holders of the Certificate Interest.

At the direction of the servicer, the indenture trustee will invest funds on deposit in the Cash Collateral Account in Eligible Investments that mature no later than the following Distribution

Date. Net investment earnings on funds in the Excess Funding Account will be deposited into the Collection Account and included in Interest Collections. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the Cash Collateral Account for the purpose of carrying out its duties under the indenture.

Except as described below or in the trust sale and servicing agreements, Eligible Investments will be limited to obligations or securities that mature on or before the next Distribution Date or, in the case of the Note Distribution Account, the date of the next payment with respect to the notes. To the extent permitted by the rating agencies rating the notes, funds in any Reserve Fund and other cash collateral accounts, if any, may be invested in related notes that will not mature prior to the date of the next payment or distribution with respect to the notes. Except as otherwise specified in the accompanying prospectus supplement, the notes may only be sold prior to their maturity at a price less than the unpaid principal balance thereof if, following the sale, the amount on deposit in any Reserve Fund would not be less than the Reserve Fund Required Amount or other applicable limits, if any.

If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in Collections on the receivables or other assets specified in the accompanying prospectus supplement exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts available for distribution could result. Except as otherwise specified in the accompanying prospectus supplement, investment earnings on funds deposited in the Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, will be Investment Proceeds and will be available for distribution as described in the accompanying prospectus supplement. References to amounts on deposit in any Designated Account or the Certificate Distribution Accounts will not include the amount of any Investment Proceeds.

The Designated Accounts and the Certificate Distribution Accounts will be maintained as Eligible Deposit Accounts.

Any other accounts to be established with respect to the trust will be described in the accompanying prospectus supplement.

Application of Collections

The servicer will deposit into the Collection Account the payments received on the receivables in the trust portfolio during each calendar month, or “Collection Period.” The amount of the required deposit will be specified in the indenture for such trust and will depend upon, among other things, whether the series in such trust are in their Revolving Periods or accumulation or amortization periods. The servicer will be able to make these deposits on a monthly basis if the following conditions are met:

(1) GMAC is the servicer;

(2) no servicing default has occurred and is continuing;

(3) GMAC either;

(a) maintains a short-term debt rating of at least A-1 by Standard & Poor’s, P-1 by Moody’s and F1 by Fitch;

(b) arranges for and maintains a letter of credit or other form of credit support or enhancement in respect of the servicer’s obligations to make deposits of Collections on the receivables in the Collection Account that is acceptable in form and substance to each rating agency; or

(c) otherwise obtains the written confirmation from each rating agency that the failure by GMAC to make daily deposits will not result in a downgrade, suspension or withdrawal of the rating of any of the outstanding securities that it is then rating. In these circumstances, GMAC may use collections for its own benefit and will not be required to deposit the collections that it receives during any Collection Period until the Distribution Date occurring in the following calendar month. On that Distribution Date, GMAC will deposit into the Collection Account funds only to the extent that such funds are required for deposit into other trust accounts or for distribution to the noteholders and other parties pursuant to the terms of any indenture supplement, the transfer and servicing agreements or any series enhancement agreement. If the Collection Account balance ever exceeds this amount, the servicer may withdraw the excess. The servicer may retain its servicing fee with respect to any series and will not be required to deposit such fee into the Collection Account; and

(4) if any Daily Remittance Period is specified in the accompanying prospectus supplement, such Daily Remittance Period is in effect.

The servicer will allocate Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and the Nonoverconcentration Defaulted Amount as indicated below:

(1) The Investor Percentage of Nonoverconcentration Interest Collections allocated to each series will be available for deposit into the Collection Account for application and payment as set forth in the prospectus supplement.

(2) The Investor Percentage of Nonoverconcentration Principal Collections allocated to each series that is in its Revolving Period will be:

(a) available to make principal payments or deposits required by noteholders of one or more series in the same Principal Sharing Group if those collections are required to be treated as Shared Principal Collections;

(b) deposited into the Excess Funding Account in order to maintain the Adjusted Nonoverconcentration Pool Balance at the Required Nonoverconcentration Pool Balance; or

(c) paid to the holders of the Certificate Interest.

(3) The Investor Percentage of Nonoverconcentration Principal Collections allocated to each series that is in its Controlled Accumulation Period, Controlled Amortization Period, Early Amortization Period or Early Accumulation Period up to the amount, if any, specified in the prospectus supplement will be deposited into the Collection Account or a principal funding account, as applicable, for allocation and payment to noteholders as described in the prospectus supplement. However, if Aggregate Dealer Principal Collections exceed the principal payments required to be allocated or distributed to noteholders, the excess will be paid to other noteholders or to the holders of the Certificate Interest, subject to the limitations described in clauses (1) and (3) above.

(4) The Investor Percentage of Nonoverconcentration Principal Collections allocated to each series that is in its Early Amortization Period will be deposited into the Collection Account for application and payment as provided in the prospectus supplement.

Any Nonoverconcentration Interest Collections and Nonoverconcentration Principal Collections not allocated to an outstanding Nonoverconcentration Series will be distributed to the holder of the Certificate Interest. Any Nonoverconcentration Defaulted Amounts not allocated to an outstanding Nonoverconcentration Series will be allocated to the Certificate Interest.

Principal payments may also be funded from proceeds from the issuance of notes in the same Principal Sharing Group.

In the case of a series of notes having more than one class, the amounts in the Collection Account will be allocated and applied to each class in the manner and order of priority described in the prospectus supplement.

Any collections deposited into the Excess Funding Account on any date because the Adjusted Nonoverconcentration Pool Balance is less than the Required Nonoverconcentration Pool Balance will be withdrawn from the Excess Funding Account and paid to the holders of the Certificate Interest on any later date on which the Adjusted Nonoverconcentration Pool Balance exceeds the Required Nonoverconcentration Pool Balance. The “Required Nonoverconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Aggregate Nonoverconcentration Net Invested Amount on that date, (b) the Required Nonoverconcentration Certificate Amount for that date and (c) the Aggregate Reallocated Nonoverconcentration Amount on that date.

If an amortization period or accumulation period has begun, the amounts described in this section will be held for distribution to the noteholders on the dates specified in the prospectus supplement or accumulated for distribution on the Expected Maturity Date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the prospectus supplement.

The servicer will also allocate Overconcentration Interest Collections, Overconcentration Principal Collections and the Overconcentration Defaulted Amount among any outstanding Overconcentration Series and the Certificate Interest. Overconcentration Interest Collections and Overconcentration Principal Collections will not be available to make payments on your series of notes.

Except as otherwise specified in the accompanying prospectus supplement, Nonoverconcentration Interest Collections, Overconcentration Interest Collections, Nonoverconcentration Principal Collections and Overconcentration Principal Collections that are allocated to any series of notes or to the Certificate Interest will not be available to the noteholders of other series, any Series Enhancers related to any other series or the holders of the Certificate Interest.

Distributions

With respect to the trust, payments of principal and interest on the notes and distributions with respect of the certificates will be made from amounts deposited for that purpose into the Note Distribution Account and the Certificate Distribution Account, respectively, as described in the accompanying prospectus supplement. The timing, calculation, allocation, order, source, priorities and requirements for all payments to each series of noteholders and all distributions in respect of the Certificate Interest will be set forth in the accompanying prospectus supplement. Payments of principal on notes and distributions in respect of the certificates will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments of principal on the notes, all as more fully described in the accompanying prospectus supplement.

Investor Defaulted Amount and Reallocated Principal Collections

For each series of notes, on the determination date, the servicer will calculate the “Investor Defaulted Amount” for the preceding Collection Period, which will equal the amount of the Nonoverconcentration Defaulted Amounts for that Collection Period allocated to that series. An amount equal to the Investor Defaulted Amount for any Collection Period may be funded from Aggregate Dealer Interest Collections allocable to that series and other amounts specified in the prospectus supplement, including credit enhancement, and applied to pay principal to noteholders or, subject to limitations, the holders of the Certificate Interest.

For each Nonoverconcentration Series of notes, the series’ Invested Amount will be reduced by unfunded Investor Defaulted Amounts, called an “Investor Charge-Off” and equal to the excess of the Investor Defaulted Amount for that series over the amount available to reimburse such Investor Defaulted Amount as described in the prospectus supplement. In addition, a series’ Invested Amount may decrease by the amount of any Aggregate Dealer Principal Collections reallocated to pay interest on senior classes of notes and other amounts of such series. Reductions in a series’ Invested Amount due to Investor Charge-Offs and any Reallocated Principal Collections will be reimbursed on any subsequent Distribution Date to the extent that Aggregate Dealer Interest Collections on deposit in the Collection Account exceed the interest owed on the notes, the Investor Defaulted Amount and any other fees specified in the prospectus supplement that are payable on that date. This reimbursement will increase the Invested Amount with respect to that series.

Net Deposits and Payments

As an administrative convenience, the servicer will be permitted to make the deposit of Aggregate Dealer Interest Collections, Aggregate Dealer Principal Collections, servicer advances, if specified in the accompany prospectus supplement, and other amounts, for the trust, including amounts relating to any credit, liquidity or other enhancement arrangement, on any date net of distributions or payments to be made to the servicer on behalf of the trust on that date. The servicer, however, will account to the indenture trustee, the owner trustee and the noteholders with respect to the trust as if all deposits, distributions and transfers were made individually. In addition, in connection with the trust, at any time that the servicer is not required to remit Collections on a daily basis and payments or distributions on any securities are not required to be made monthly, the servicer may retain amounts allocable to the securities or the Distribution Accounts until the Payment Date or Distribution Date. Pending deposit into an account, the Collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. In this situation, all distributions, deposits or other remittances will be treated as having been distributed, deposited or remitted on the applicable Distribution Date for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that Distribution Date and other Distribution Dates.

Book-Entry Registration

Unless otherwise specified in the accompanying prospectus supplement, noteholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, noteholders will receive all distributions of principal and interest from the owner trustee or indenture trustee, as applicable, through DTC participants. Under a book-entry format, noteholders may experience some delay in their receipt of payments since these payments will be forwarded by the owner trustee or indenture trustee, as applicable, to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or noteholders. Except for the depositor, it is anticipated that the only noteholder will be Cede & Co., as nominee of DTC. Noteholders will not be recognized by the trustee as noteholders, as that term is used in the trust agreement and indenture, as applicable, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of noteholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.

DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the associated indenture or a certificateholder under the associated trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the notes or certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository and is subject to regulation by the Luxembourg Monetary Institute. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./ N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—The Notes—Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, neither the trust, the depositor, the servicer, the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede & Co., as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Notes

Unless the accompanying prospectus supplement states otherwise, notes will be issued in fully registered, certificated form, or definitive notes, to noteholders or their nominees, rather than to DTC or its nominee, only if:

(1) the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the notes and the trust is unable to locate a qualified successor;

(2) the administrator, at its option, elects to terminate the book-entry system through DTC; or

(3) after the occurrence of an Event of Default or a servicing default, note owners representing beneficial interests aggregating at least a majority of the outstanding principal balance of the related notes advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the note owners.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify the note owners and the indenture trustee of that occurrence and of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the related notes as definitive notes to holders thereof.

Payments of principal of, and interest on, the definitive notes will thereafter be made in accordance with the procedures set forth in the indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the last day of the preceding month. Those payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive note, however, will be made only upon presentation and surrender of the definitive note at the office or agency specified in the notice of final payment to the holders thereof.

Definitive notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

THE CERTIFICATES

The certificates will be issued pursuant to the terms of the trust agreement between the depositor and the owner trustee. The certificates will be issued on the initial issuance date. The certificates are not being offered pursuant to this prospectus or any accompanying prospectus supplement. The certificates will represent the Certificate Interest in the trust.

THE TRANSFER AND SERVICING AGREEMENTS

Except as otherwise specified in the accompanying prospectus supplement, the following summary describes some of the material terms of:

(1) the pooling and servicing agreement pursuant to which the depositor will purchase Eligible Receivables from GMAC, and the servicer will agree to service all receivables in the related dealer accounts;

(2) the trust sale and servicing agreement pursuant to which the trust will acquire those Eligible Receivables from the depositor and agree to the servicing of the receivables by the servicer;

(3) the trust agreement pursuant to which the trust will be created and certificates will be issued; and

(4) the administration agreement pursuant to which GMAC, as administrator, will undertake a number of administrative duties with respect to the trust.

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Upon request of a holder of securities described in the Transfer and Servicing Agreements, the depositor will provide a copy of the Transfer and Servicing Agreements. This copy will not include exhibits. This summary is not complete and you should read the full text of the Transfer and Servicing Agreements to understand their provisions. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of this summary.

Sale and Assignment of Receivables and Collateral Security

GMAC will sell and assign to the depositor, without recourse;

•	on the initial issuance date for the trust, its entire interest in the Eligible Receivables under the dealer accounts included in the pool of accounts as of the Initial Cut-Off Date; and

•	on each date on which receivables are originated in a dealer account in the pool of accounts, its entire interest in all Eligible Receivables created on that date in the dealer accounts in the pool of accounts. However, if GMAC becomes subject to a bankruptcy proceeding, GMAC will not assign receivables to the depositor without approval of the bankruptcy court.

In each case, GMAC will sell and assign to the depositor the related Collateral Security and the proceeds of all of the foregoing, pursuant to a pooling and servicing agreement between GMAC and the depositor.

On the trust’s initial issuance date and on each Receivables Transfer Date, the depositor will transfer and assign to the trust, without recourse, the Eligible Receivables and the other assets purchased from GMAC on that date, pursuant to the trust sale and servicing agreement among the depositor, the servicer and the trust.

In the pooling and servicing agreement, in connection with the sale of the receivables to the depositor, GMAC will agree to indicate in its records that the Eligible Receivables and Collateral Security have been sold to the depositor, and that, upon the execution of the trust sale and servicing agreement, the depositor has sold and assigned that property to the trust. In addition, GMAC will agree to provide a complete list to the depositor showing for each dealer account to be included in the pool of accounts, as of the Initial Cut-Off Date, its account number and the outstanding principal balance of receivables that GMAC represents are Eligible Receivables under that dealer account. In the trust sale and servicing agreement, the trust will accept the designation of GMAC as custodian to maintain possession, as the trust’s agent, of the documents relating to the receivables. GMAC will not deliver to the depositor, the owner trustee or the indenture trustee any records or agreements relating to the dealer accounts or the receivables. The records and agreements relating to the dealer accounts and receivables related to the trust will not be segregated from those relating to other accounts and receivables of GMAC or otherwise marked to reflect the sale of the receivables therein to the depositor or the subsequent sale to the trust. This helps to assure uniform quality in servicing both the receivables related to the trust and the servicer’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs. However, with respect to the trust, GMAC will file UCC financing statements with respect to the sale, transfer and assignment of receivables to the depositor and the depositor will file UCC financing statements with respect to the transfer and assignment of the receivables to the trust. In addition, the trust will file UCC financing statements with respect to the security interest in the trust’s assets granted to the indenture trustee under the indenture to secure the trust’s obligations thereunder. See “Legal Aspects—Transfer of Receivables” in this prospectus. The documents evidencing the receivables will remain in GMAC’s possession and will not be stamped or otherwise marked to reflect the sale and assignment of the interests in the receivables to the depositor or the trust. As a result of GMAC’s continued possession, if a subsequent purchaser were able to take possession of the receivables without knowledge of the assignment, and if the receivables are deemed “chattel paper” under applicable law, the trust’s interests in the receivables could be defeated. See “Legal Aspects—Transfer of Receivables” in this prospectus.

Pursuant to the trust sale and servicing agreement, as described in “—Addition and Removal of Accounts” in this prospectus, the depositor has the limited right and under certain circumstances, the obligation, to designate from time to time additional dealer accounts to be included in the pool of accounts. In connection with any designation of additional dealer accounts, the depositor will purchase from GMAC the Eligible Receivables in the additional dealer accounts and GMAC will follow the procedures set forth in the preceding paragraph, except that the list will show information for the additional dealer accounts as of the cut-off date for additional dealer accounts. The servicer will notify the depositor of this cut-off date in writing.

Representations and Warranties

In the pooling and servicing agreement, GMAC will represent and warrant to the depositor, among other things, that:

(1) as of the Initial Cut-Off Date, or, in the case of an additional dealer account, as of the cut-off date for additional dealer accounts, each dealer account or additional dealer account included in the pool of accounts is an Eligible Account; and

(2) as of the Initial Cut-Off date, or, in the case of an additional dealer account, as of the cut-off date for additional dealer accounts, and on each Receivables Transfer Date each receivable conveyed to the depositor on that date that is identified as an Eligible Receivable is actually an Eligible Receivable.

In the case of an additional dealer account, GMAC will make the above representations and warranties as of the related cut-off date.

In the trust sale and servicing agreement, the depositor will assign the representations and warranties of GMAC with respect to the dealer accounts and the receivables to the trust, and will represent and warrant to the trust that the depositor has taken no action which would cause the representations and warranties of GMAC to be false in any material respect as of the initial issuance date, each cut-off date for additional dealer accounts and each Receivables Transfer Date, as the case may be.

The depositor and the servicer may discover that (a) there has been a breach of a representation or warranty of the depositor or GMAC that materially and adversely affects the trust’s interest in a receivable or (b) the payment for any portion of a receivable has been deferred pursuant to DPP, an instalment sales program or a similar arrangement. Any receivable affected this way is referred to as a “Warranty Receivable.” Unless and to the extent the breach is cured in all material respects, GMAC or the depositor will repurchase a Warranty Receivable as follows:

(1) if the breach or deferral is a breach of a representation or warranty of GMAC, the depositor and the servicer will use reasonable efforts to enforce the obligation of GMAC under the pooling and servicing agreement to pay the related Warranty Payment, as defined below, and repurchase the receivable; or

(2) if the breach or deferral is a breach of a representation or warranty of the depositor, the depositor will repurchase the receivable.

Without limiting the generality of the foregoing, a receivable held by the trust will not be an Eligible Receivable, and thus will be repurchased if and to the extent (1) the principal balance thereof is adjusted downward because of a rebate, refund, credit adjustment or billing error to the related dealer, or (2) the receivable was created in respect of a vehicle that was refused or returned by a dealer.

The “Warranty Payment,” which is the price for a repurchase of a Warranty Receivable by GMAC or the depositor will be equal to the principal balance of the receivable. In the case of a breach or deferral affecting less than the entire principal balance of a receivable, the Warranty Payment will be to the extent of the breach or deferral, plus all accrued and unpaid interest thereon through the date of purchase. The Warranty Payment may be satisfied either by cash payment to the trust or by a reduction of the Certificate Interest. To the extent the Warranty Payment is made with cash, the principal portion of the Warranty Payment will be treated as Principal Collections and the remainder will be included in Interest Collections. All Warranty Payments will be deposited into the related Collection Account on the related Distribution Date. The repurchase obligations of the depositor and GMAC constitute the sole remedy available to the noteholders, the indenture trustee or the owner trustee for any uncured breach or deferral.

In the pooling and servicing agreement, GMAC will also make representations and warranties to the depositor to the effect that, among other things, as of the closing date for the sale of any securities:

(1) GMAC is duly formed and in good standing, it has the authority to consummate the transactions contemplated by the pooling and servicing agreement, and the pooling and servicing agreement constitutes legal, valid and binding obligations of GMAC; and

(2) the transfer of the receivables and the respective Vehicle Collateral Security, pursuant to the pooling and servicing agreement constitutes a valid sale, transfer and assignment to the depositor of all right, title and interest of GMAC in that receivable and the respective Vehicle Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

If the breach of any of the representations and warranties described in the previous paragraph results in the obligation of the depositor under the trust sale and servicing agreement to repurchase the receivables and the Collateral Security as described below, GMAC will be obligated to repurchase the property for an amount equal to the Reassignment Amount. In other circumstances in which the depositor is obligated under the trust sale and servicing agreement to repurchase the property, GMAC will not be obligated to repurchase the property.

In the trust sale and servicing agreement, the depositor will also make representations and warranties to the trust to the effect that, among other things, as of the closing date for the sale of any securities:

(1) the depositor is duly formed and in good standing, it has the authority to consummate the transactions contemplated by the pooling and servicing agreement, and the trust sale and servicing agreement constitutes a legal, valid and binding agreement of the depositor; and

(2) the transfer of the receivables pursuant to the trust sale and servicing agreement constitutes a valid sale, transfer and assignment to the trust of all right, title and interest of the depositor in the receivables and the related Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

With respect to the trust, if the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the interests of the noteholders, then any of the indenture trustee, the owner trustee or the holders of the outstanding securities evidencing not less than a majority of the outstanding principal balance of the notes and a majority of the Voting Interests of all outstanding certificates, by written notice to the depositor, may direct the depositor to accept the reassignment of all receivables and the Collateral Security within 60 days of the notice, or within the longer period specified in the notice. The depositor will be obligated to accept the reassignment and pay the Reassignment Amount on a Distribution Date occurring within the applicable period.

The reassignment will not be required to be made, however, if at or prior to the end of the applicable period, the representations and warranties are then true and correct in all material respects and any material adverse effect caused by the breach has been cured. With respect to the trust, the payment of the Reassignment Amount will be considered as payment in full for all receivables and the Collateral Security. The obligation of the depositor to pay the Reassignment Amount as described above will constitute the sole remedy respecting a breach of the representations and warranties available to the trust, the noteholders, the owner trustee or indenture trustee. It is not expected that the depositor will have significant assets other than its rights under the pooling and servicing agreement and the trust sale and servicing agreement with respect to the trust.

In the pooling and servicing agreement, GMAC will covenant that GMAC will not sell, pledge, assign or transfer any interest in any Eligible Receivables or the Vehicle Collateral Security, unless required to by agreements with other persons or entities. An exception to this covenant will be made for the sale and conveyances under the pooling and servicing agreement and the interests created under the trust sale and servicing agreement, or as otherwise permitted by the pooling and servicing agreement.

Addition and Removal of Accounts

Addition of Accounts. The Depositor may from time to time, in its sole discretion, subject to the conditions specified in the trust sale and servicing agreement, designate one or more dealer accounts as additional accounts to be included in the pool of accounts, as Scheduled Accounts, by giving written notice to the indenture trustee, the owner trustee and the rating agencies specifying the date on which such additional accounts will be added to the pool of accounts—the “Addition Notice.” An Addition Notice must be provided on or before the fifth Business Day but not more than the 30th day prior to the related “Addition Date.” If additional accounts are to be included in the pool of accounts, effective as of an Addition Date, the depositor will sell and assign to the trust, and the trust will purchase from the depositor, all of the depositor’s right, title and interest in, to and under the Eligible Receivables in the additional accounts and the related Collateral Security.

If, on the close of business on any Business Day, the Adjusted Nonoverconcentration Pool Balance (after giving effect to any deposits to the Excess Funding Account in respect of that day) is less than the Required Nonoverconcentration Pool Balance on that day, or the Adjusted Overconcentration Pool Balance (after giving effect to any deposits to the Cash Collateral Account in respect of that day) is less than the Required Overconcentration Pool Balance on that day, then the Depositor will, within 15 Business Days following the close of business on that day, designate additional Eligible Accounts as Additional Accounts to the trust such that, after giving effect to the transfer to the trust of all Eligible Receivables arising in connection with those Additional Accounts, the Adjusted Nonoverconcentration Pool Balance at the close of business on that Addition Date will be at least equal to that Required Nonoverconcentration Pool Balance and the Adjusted Overconcentration Pool Balance at the close of business on that Addition Date will be at least equal to that Required Overconcentration Pool Balance.

The depositor may convey to the trust all Eligible Receivables and the related Collateral Security in any additional accounts only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

(i) the depositor must represent and warrant that as of the related additional cut-off date each additional account is an Eligible Account and that each receivable arising thereunder identified as an Eligible Receivable and conveyed to the trust on the Addition Date is an Eligible Receivable;

(ii) the depositor must deliver to the owner trustee a duly executed written assignment in substantially the form required by the trust sale and servicing agreement;

(iii) the depositor must agree to deposit in the Collection Account all Collections with respect to Eligible Receivables arising in the additional accounts since the related additional cut-off date within two Business Days after the Addition Date (or such later date as may be permitted under the trust sale and servicing agreement;

(iv) as of the Addition Date, neither GMAC nor the depositor is insolvent nor will any of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(v) the depositor must represent and warrant that the designation of these additional accounts, the inclusion of these additional accounts in the pool of accounts and the purchase of the related receivables will not, in the reasonable belief of the depositor, result in the occurrence of an Early Amortization Event;

(vi) the Schedule of Accounts has been amended to reflect these additional accounts and the Schedule of Accounts as so amended is true and correct as of the Addition Date;

(vii) the depositor has delivered to the indenture trustee and the owner trustee a certificate of an authorized officer of the depositor confirming the items set forth in clauses (i) through (vi) above; and

(viii) the depositor has delivered to the owner trustee an opinion of counsel substantially in the form required by the trust sale and servicing agreement.

In addition, if the Depositor is voluntarily adding additional accounts to the trust, the Rating Agency Condition must be satisfied in order to transfer those additional accounts if either:

(a) the aggregate number of additional accounts in any calendar quarter or the aggregate amount of receivables arising in connection with such additional accounts as of the related additional cut-off dates in such calendar quarter exceeds [     ]% of the number of all accounts in the trust or [     ]% of the Nonoverconcentration Pool Balance, respectively, as of the first day of such calendar quarter; or

(b) the aggregate number of additional accounts in any twelve-month period commencing on [July 1] of each year or the aggregate amount of receivables arising in connection with such additional accounts as of the related additional cut-off dates in such twelve-month period exceeds [     ]% of the number of all accounts or [     ]% of the Nonoverconcentration Pool Balance, respectively, as of the first day of such twelve-month period, provided that any accounts from any terminated Superior Wholesale Inventory Financing Trust, whether may be added to the trust by the depositor without the satisfaction of the Rating Agency Condition and those accounts will not be included in any threshold calculations describe in clauses (a) and (b) above.

On the date any additional dealer account is added to the pool of accounts, all Eligible Receivables then in that dealer account will be sold by GMAC to the depositor and will be transferred by the depositor to the trust.

With respect to the trust, even though each additional dealer account must be an Eligible Account, additional dealer accounts may not be of the same credit quality as the initial dealer accounts because, among other things, those dealer accounts may not have been part of GMAC’s U.S. portfolio on the Initial Cut-Off Date. Additional dealer accounts may have been originated at a different time using credit criteria different from those applied to the initial dealer accounts.

Removal of Accounts. On any Business Day the depositor will have the right (which it may not exercise more than once in any calendar month) to require the removal of accounts and all of the receivables related to those accounts from the pool of accounts. To so remove accounts, the depositor (or the servicer on its behalf) will take the following actions and make the following determinations:

(i) not less than five Business Days but not more than 30 days prior to the Removal Commencement Date, furnish to the indenture trustee, the owner trustee and the rating agencies a written notice—the “Removal Notice”— specifying the date—the “Removal Commencement Date”— on which removal of one or more accounts which have been randomly selected by the depositor (or the servicer on its behalf)—the “Randomly Selected Accounts”— will commence, and if the depositor intends to remove receivables related to the Randomly Selected Accounts by transferring cash or receivables in exchange for the removed receivables, not less than five Business Days but not more than 30 days prior to the removal of those receivables, furnish to the indenture trustee, the owner trustee and the rating agencies, a written notice specifying the depositor’s intent to remove receivables, the Randomly Selected Accounts to which such receivables relate and the date the receivables will be removed; and

(ii) determine on the Removal Commencement Date with respect to those Randomly Selected Accounts the aggregate principal balance of Eligible Receivables in respect of each of the Randomly Selected Accounts—the “Removal Balance,” and amend the Schedule of Accounts by delivering to the owner trustee a true and complete list of the Randomly Selected

Accounts, specifying for each Randomly Selected Account, as of the Removal Commencement Date, its account number and the Removal Balance.

The removal of any of these accounts will be subject to the following conditions:

(i) the depositor will represent and warrant that such removal will not, in the reasonable belief of the depositor, result in the occurrence of an Early Amortization Event;

(ii) the depositor will represent and warrant that the Randomly Selected Accounts (or administratively convenient groups of accounts) have been randomly selected from the pool of accounts or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience;

(iii) the removal shall not cause the Adjusted Nonoverconcentration Pool Balance to be less than the Required Nonoverconcentration Pool Balance or the Adjusted Overconcentration Balance to be less than the Required Overconcentration Pool Balance;

(iv) the Rating Agency Condition has been satisfied with respect to that removal for each series or class of Securities then outstanding; and

(v) on or before the related Removal Commencement Date, the depositor has delivered to the owner trustee a certificate of an Authorized Officer confirming the items set forth in clauses (i), (ii), (iii) and (iv) above.

Subject to the satisfaction of the preceding conditions, from and after the Removal Commencement Date with respect to a Randomly Selected Account, (i) the depositor will not transfer receivables with respect to that Randomly Selected Account to the trust, and (ii) until the Removal Balance has been reduced to zero, all Principal Collections with respect to such Randomly Selected Account will be allocated to the oldest outstanding principal balance of receivables arising under that Randomly Selected Account. In addition, on any Business Day on or after the Removal Commencement Date, the depositor may remove from the trust all of the receivables related to the Randomly Selected Accounts by transferring to the trust, in exchange for the receivables to be removed, either transferring cash to the trust, or reducing the Certificate Interest held against it so that the total amount of transferred cash and Certificate Interest Reduction is equal to the Removal Balance related to those Randomly Selected Accounts as of the date of removal (provided that after giving effecting to such reduction neither the Excess Overconcentration Certificate Amount nor the Excess Nonoverconcentration Certificate Amount would be less than zero). All amounts so allocated to receivables owned by the trust or paid to the trust for the removal of receivables will constitute Principal Collections and will reduce the Removal Balance. The Removal Balance will also be reduced to the extent receivables in the Randomly Selected Accounts held by the trust on the Removal Commencement Date become Defaulted Receivables.

After the date the Removal Balance with respect to that Randomly Selected Account is reduced to zero—the “Removal Date,” (i) Collections thereon will cease to be allocated to the trust, (ii) that Randomly Selected Account will be deemed removed from the pool of accounts for all purposes—a “Removed Account,” (iii) all of the trust’s right, title and interest in, to and under the receivables arising in that account and the related Collateral Security will be deemed to be transferred and released by the trust to the depositor without recourse, representation or warranty, and (iv) the servicer will amend the Schedule of Accounts accordingly.

In addition, if a dealer account in the pool of accounts ceases to be an Eligible Account, that dealer account will be deemed a Randomly Selected Account to be removed on that date. Receivables arising thereafter in the account selected for removal will not be transferred to the trust. Receivables in any dealer account transferred to the trust prior to that date and Collections on those receivables will continue to be assets of the trust. The servicer will allocate all Principal Collections on receivables in a selected account to the oldest receivables in that dealer account. In addition, on any Business Day on or after the Removal Commencement Date, in exchange for the receivables related to a Randomly Selected Account, the depositor will have the right to transfer cash to the trust or to reduce the Certificate Interest in an amount equal to the Removal Balance related to that Randomly Selected Account as of the date of removal. All amounts so allocated to receivables owned by the trust or paid to the trust for the removed receivables will constitute Principal Collections and will reduce the Removal Balance. After the Removal Date with respect to that Randomly Selected Account, (a) Collections thereon will cease to be allocated in accordance with the preceding sentence, (b) that Randomly Selected Account will be deemed a Removed Account, (c) all of the trust’s right, title and interest in, to and under the receivables arising in that account and the related Collateral Security will be deemed to be transferred and released by the trust to the depositor without recourse, representation or warranty, and (d) the servicer will amend the Schedule of Accounts accordingly.

Servicer Covenants

In the pooling and servicing agreement, the servicer will agree that:

(1) it will maintain in effect all qualifications required in order to service the dealer accounts included in the pool of accounts and receivables and will comply in all material respects with all requirements of law in connection with servicing the dealer accounts and receivables, except where the failure to maintain that qualification to comply with those requirements would not have a material adverse effect on the noteholders of any outstanding series;

(2) it will not permit any rescission or cancellation of receivables held by the trust except as ordered by a court of competent jurisdiction or other government authority;

(3) it will do nothing to impair the rights of the noteholders in the receivables held by the trust and it will not reschedule, revise or defer payments due on any receivable held by the trust, except in a manner consistent with its servicing guidelines or as otherwise contemplated by the trust sale and servicing agreement; and

(4) it will not permit any receivable held by the trust to become subject to any right of set-off or any offsetting balance.

Pursuant to the pooling and servicing agreement and the trust sale and servicing agreement, the depositor or the servicer may from time to time discover or receive written notice that some of the covenants of the servicer set forth therein have not been complied with in all material respects with respect to any receivable transferred to the trust or dealer account, and the noncompliance has a material adverse effect on the interests of noteholders in or under the receivable or dealer account. If this occurs, the servicer will purchase the receivable or all receivables transferred to the trust under the dealer account—each, an “Administrative Receivable”—as applicable. The purchase will be made no later than two Business Days, or during any other period as may be agreed by the trustee, following the discovery by the servicer of the noncompliance.

With respect to each Administrative Receivable, the servicer will be obligated to deposit into the Collection Account on the date on which the purchase is deemed to occur an amount—the “Administrative Purchase Payment”—equal to the principal balance of the receivable plus accrued but unpaid interest thereon through the date of the purchase. An Administrative Purchase Payment will be included in (i) Principal Collections, to the extent of the principal balance of the receivable, and (ii) Interest Collections, as to the remainder of the amount. A purchase by the servicer constitutes the sole remedy available to the noteholders, the depositor, the owner trustee, the indenture trustee or the trust, if the covenant or warranty of the servicer is not satisfied.

Matters Regarding the Servicer

The trust sale and servicing agreement provides that the servicer may not resign from its obligations and duties as servicer thereunder and under the pooling and servicing agreement, except upon determination that the servicer’s performance of those duties is no longer permissible under applicable law. If, at the time of resignation, a successor servicer has not accepted appointment, the indenture trustee will assume the servicer’s servicing obligations and duties under the Transfer and Servicing Agreements.

The trust sale and servicing agreement further provides that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust, indenture trustee, owner trustee or any noteholders for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreements or for errors in judgment; except that neither the servicer nor any of those persons will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence—except errors in judgment—in the performance of duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. The trust sale and servicing agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the owner trustee for any contractual damages, liability or expense incurred by reason of the trustee’s wilful misfeasance, bad faith or negligence—except errors in judgment—in the performance of the trustee’s duties under the applicable Transfer and Servicing Agreements or by reason of reckless disregard of its obligations and duties thereunder.

In addition, the trust sale and servicing agreement provides that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the noteholders thereunder. The legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer will be entitled to be reimbursed therefor out of the Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders.

Under the circumstances specified in the trust sale and servicing agreement, any entity which succeeds the servicer will be treated as the successor of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement. This successor entity will assume the obligations of the servicer under those agreements. A successor entity of the servicer includes any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any entity 50% or more of the voting stock or interest of which is owned, directly or indirectly, by General Motors or GMAC and which is otherwise servicing wholesale receivables.

So long as GMAC acts as servicer, the servicer may at any time subcontract any duties as servicer under the trust sale and servicing agreement or pooling and servicing agreement to any entity more than 50% of the voting stock or interest of which is owned, directly or indirectly, by General Motors or GMAC or to any entity that agrees to conduct the duties in accordance with the servicer’s servicing guidelines and the trust sale and servicing agreement. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility with respect to those duties.

Servicing Default

Except as otherwise provided in the accompanying prospectus supplement, a servicing default under the trust sale and servicing agreement will consist of:

(1) the servicer fails at any time to make any required distribution, payment, transfer or deposit or to direct the indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

(2) the servicer fails at any time to duly observe or perform in any material respect any other covenant or agreement in the trust sale and servicing agreement, the pooling and servicing agreement, the indenture or the trust agreement, which failure materially and adversely affects the rights of the noteholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer and the indenture trustee and the owner trustee by holders of notes or Voting Interests, as applicable, evidencing not less than 25% in principal balance of the outstanding notes or Voting Interests or after discovery of the failure by an officer of the servicer;

(3) any representation, warranty or certification made by the servicer in the trust sale and servicing agreement or in any certificate delivered pursuant to the trust sale and servicing agreement proves to have been incorrect when made and the inaccuracy has a material adverse effect on the rights of the related noteholders and the effect continues unremedied for a period of 60 days after the giving of written notice thereof to the servicer by the indenture trustee or the owner trustee; or

(4) specified events of bankruptcy, insolvency or receivership involving the servicer occur.

Notwithstanding the foregoing, there will be no servicing default where a servicing default would otherwise exist under clause (1) above for a period of ten Business Days or under clause (2) or (3) for a period of 60 days if the delay or failure giving rise to the servicing default was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the trust sale and servicing agreement and the servicer will provide the indenture trustee, the owner trustee, the depositor and the noteholders with prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Servicing Default

As long as a servicing default under the trust sale and servicing agreement remains unremedied, the indenture trustee or holders of notes evidencing not less than a majority in principal balance of the then outstanding notes may terminate all the rights and obligations of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement. If the notes have been paid in full and the indenture has been discharged with respect thereto, by the owner trustee or certificateholders whose certificates evidence not less than a majority of the Voting Interests may terminate all the rights and obligations of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement. Upon termination, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under those agreements and will be entitled to similar compensation arrangements.

If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicing default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing. In the event that the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and who otherwise meets the eligibility requirements set forth in the trust sale and servicing agreement. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the trust sale and servicing agreement.

Waiver of Past Defaults

With respect to the trust, the holders of notes evidencing at least a majority in principal balance of the then-outstanding notes, voting as a single class, may, on behalf of all the noteholders, waive any default by the servicer in the performance of its obligations under the pooling and servicing agreement and the trust sale and servicing agreement and its consequences. However, a servicing default in making any required distributions, payments, transfers or deposits in accordance with the trust sale and servicing agreement may not be waived. No waiver of past defaults will impair the rights of the indenture trustee, the owner trustee, or the noteholders with respect to subsequent defaults.

Statements to Trustees and Trust

Prior to each Payment Date and Distribution Date, with respect to the trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports to be provided to noteholders on that date under the Transfer and Servicing Agreements.

Reports to Noteholders

With respect to the trust and the securities, on or prior to each Distribution Date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the holders of the notes on the Distribution Date. Each statement will include the following information as to the notes with respect to the Distribution Date or the period since the previous Distribution Date, as applicable:

(1) the amount, if any, of the distribution allocable to principal on each series of notes and in respect of the Certificate Interest;

(2) the amount, if any, of the distribution allocable to interest on each series of notes and in respect of the Certificate Interest;

(3) the aggregate outstanding principal for each series of notes, after giving effect to all payments reported under (1) above;

(4) if applicable, the amount of outstanding servicer advances;

(5) the amount of the Monthly Servicing Fee paid to the servicer with respect to the related Collection Period or Periods, as the case may be;

(6) the amount, if any, reinvested in additional receivables;

(7) the amount, if any, and purpose of any other fees or expenses accrued or paid;

(8) whether the Revolving Period has terminated early

(9) the Interest Rate applicable for the next Payment Date for any series of term notes with variable or adjustable rates;

(10) the amount, if any, withdrawn from or credited to the Reserve Fund;

(11) the accumulated interest shortfalls, if any, on each series or class of securities and the change in those amounts from the preceding Payment Date;

(12) the trust assets that were charged-off as uncollectible and Reallocated Principal Amounts allocated to each series or class of securities and the change in those amounts from the preceding Distribution Date;

(13) the balance of the Reserve Fund, if any, on the relevant date, after giving effect to changes therein on that date;

(14) the amount, if any, of excess cash distributed from the Reserve Fund to the depositor;

(15) the balance in the accumulation period reserve account;

(16) the number and dollar amount of receivables at the beginning and end of the applicable Collection Period, and updated pool composition information as of the end of the Collection Period;

(17) the amount of receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred;

(18) any material modifications, extensions, or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time;

(19) the Nonoverconcentration Pool Balance as of the related Determination Date;

(20) the Overconcentration Pool Balance as of the related Determination Date; and

(21) the Monthly Payment Rate.

Information regarding any additional securities issued by the trust will be included in the Form 10-D filed with respect to the calendar month in which the additional securities are issued. In addition, during the Revolving Period, information regarding the purchase of additional receivables by the trust will be included in the Form 10-D filed with respect to the applicable calendar month.

In addition, each year, the indenture trustee will mail a brief report, as described in “The Indenture Trustee” in the prospectus, to all noteholders of the trust.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any term notes are outstanding, the indenture trustee will furnish or cause to be furnished to each person or entity who at any time during the preceding calendar year was a holder of record of an offered note—initially Cede & Co., as the nominee of DTC—and received any payment thereon from the trust, a statement containing information for the purpose of assisting the Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the offered notes is Cede & Co., as nominee of DTC, beneficial owners of the offered notes will receive tax and other information from DTC participants and indirect DTC participants rather than from the indenture trustee. See “Federal Income Tax Consequences” in this prospectus.

Evidence as to Compliance

The trust sale and servicing agreement provides that a firm of independent public accountants will furnish to the owner trustee and the indenture trustee on or before March 15 of each year, beginning no later than March 15 of the calendar year after the trust’s initial issuance date, a statement as to the servicer’s assertion that it has complied during the preceding twelve months ended December 31 with some of the standards relating to the servicing of the receivables and other specified matters provided that, if the trust is not required to file periodic reports under the Securities Exchange Act of 1934 or any other law, the statement may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year. The first of these statements shall cover the period from the initial issuance date to December 31 of that year.

The trust sale and servicing agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before March 15 of each year, beginning no later than March 15 of the calendar year after the trust’s initial issuance date, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the trust sale and servicing agreement throughout the preceding twelve months ended December 31, or in the case of the first certificate, the period from the trust’s initial issuance date to December 31 of that year provided that, if the trust is not required to file periodic reports under the Securities Exchange Act of 1934 or any other law, the certificate may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year. If there has been a default in the fulfillment of this obligation, the certificate shall describe each default. The servicer has agreed to give the indenture trustee and the owner trustee notice of servicing defaults under the trust sale and servicing agreement.

Copies of these statements and certificates may be obtained by noteholders by request in writing addressed to the applicable indenture trustee or owner trustee.

Amendments

Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the noteholders

(1) to cure any ambiguity;

(2) to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements;

(3) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any noteholders, provided that if any addition affects any series or class of noteholders differently than any other series or class of noteholders, then the addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any series or class of noteholders;

(4) to add to the covenants, restrictions or obligations of the depositor, the servicer, the owner trustee or the indenture trustee for the benefit of noteholders;

(5) to add provisions to or delete or modify the provisions of any Transfer and Servicing Agreements as appropriate to allow the trust to issue foreign currency-denominated notes, including without limitation, adding provisions granting rights under any Transfer and Servicing Agreements to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency-denominated notes;

(6) to add, change or eliminate any other provision of the agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders;

(7) to reduce any credit, liquidity or other enhancement arrangement, provided that, prior to making the amendment, the parties thereto will have received notice from each of the rating agencies then rating the securities that the amendment will not adversely effect the then current rating of any outstanding securities; or

(8) upon the satisfaction of the Rating Agency Condition, to add, change, or eliminate the criteria used in the definitions of “Eligible Account,” “Eligible Deposit Account,” “Eligible Institution,” “Eligible Investment,” or “Eligible Receivable,” as each term is defined in the Transfer and Servicing Agreements.

Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority of the principal balance of then outstanding notes and the holders of certificates evidencing at least a majority of the Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreements or of modifying in any manner the rights of the noteholders, except that no amendment may

(1) change the due date of any instalment of principal of or interest on any security, or reduce the principal amount thereof, the interest rate applicable thereto, or the redemption price with respect thereto, change any place of payment where, or coin or currency which, any security or any distribution thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payments of amounts due on the notes without the consent of the holders thereof;

(2) adversely affect the rating of any series by any rating agency without the consent of two-thirds of the principal balance of the outstanding notes or the Voting Interests of the outstanding certificates, as appropriate, of that series or class; or

(3) reduce the aforesaid percentage required to consent to any amendment without the consent of the aforesaid percentage of noteholders.

Insolvency Events

If pursuant to federal law GMAC becomes party to any involuntary bankruptcy or similar proceeding, other than as a claimant, the depositor will suspend its purchase of receivables from GMAC under the pooling and servicing agreement. If GMAC or the depositor obtains an order approving the continued sale of receivables to the depositor on the same terms as, or on terms that do not have a material adverse effect on noteholders as compared to, the terms in effect prior to the commencement of the proceeding, GMAC may resume selling receivables to the depositor. Receivables will be considered transferred to the depositor only to the extent the purchase price therefor has been paid in cash on the same Business Day. If the involuntary proceeding has not been dismissed within 60 days of its filing, the depositor may not thereafter purchase receivables from GMAC under any pooling and servicing agreement and thus, no additional receivables will be transferred to the trust. See “Legal Aspects” in this prospectus.

The trust agreement provides that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all certificateholders, including the depositor, and the delivery to the owner trustee by each certificateholder, including the depositor, of a certificate certifying that each certificateholder reasonably believes that the trust is insolvent.

In the trust sale and servicing agreement, the servicer and the depositor will covenant that they will not, for a period of one year and one day after the final distribution with respect to the notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Servicer Liability; Indemnification

The trust sale and servicing agreement provides that the servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the transfer and servicing agreements, the indenture, any indenture supplement or any other basic document, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, this indemnification will be limited by the proviso that neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute wilful misfeasance, bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee and the noteholders against losses arising out of the negligence, wilful misfeasance or bad faith of the servicer in the performance of its duties under the Transfer and Servicing Agreements and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties with respect to the transactions contemplated in the trust sale and servicing agreement, other than taxes with respect to the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Termination

The trust will terminate on its “Trust Termination Date.” Upon termination of the trust and payment, or deposit to the Distribution Accounts, of all amounts to be paid to noteholders, the receivables and all other assets of the trust will be conveyed and transferred to the depositor. However, funds in the Distribution Accounts for the final distributions to the noteholders and after distribution to GMAC from the Collection Account of amounts on account of the Retained Property, if required, will not be conveyed and transferred to the depositor at that time.

Intercreditor Arrangements

The agreements governing the dealer accounts provide for a security interest in favor of GMAC in the vehicles related to receivables thereunder. With respect to the receivables to be conveyed to the trust, GMAC will represent in the pooling and servicing agreement that the security interest in the related vehicles is a first priority perfected security interest. The security interest in favor of GMAC in the vehicles related to each dealer account in the pool of accounts will be assigned by GMAC to the depositor pursuant to the pooling and servicing agreement and assigned to the trust by the depositor pursuant to the trust sale and servicing agreement. In its other lending activities, GMAC may have made capital loans, real estate loans or other loans to dealers that are also secured by a security interest in the vehicles. In the pooling and servicing agreement, GMAC will agree that any security interests in the vehicles that it may have in respect of advances or loans to dealers other than the related receivables shall be junior and subordinate to the security interests therein granted in connection with the related receivables and that it will not realize on any collateral in a manner materially adverse to the depositor or the trust and the noteholders until the depositor and the trust have been paid in full in respect of their interests in the receivables related to the vehicles.

In addition, in connection with any other loans or advances made by GMAC to a Dealer, GMAC may also have a security interest in property constituting Collateral Security other than vehicles. In those cases, GMAC, in its sole discretion, may realize on that other Collateral Security for its own benefit in respect of those loans or advances before the indenture trustee, on behalf of the trust, is permitted to realize upon that other Collateral Security and the security interests of the indenture trustee therein shall be junior and subordinate to the security interests of GMAC granted in connection with those other loans and advances. Because of the subordinate position of any indenture trustee in respect of the other Collateral Security, there is no assurance that any indenture trustee will realize any proceeds in respect of any other Collateral Security.

Administration Agreement

GMAC, in its capacity as administrator will enter into an administration agreement with the trust and the indenture trustee pursuant to which GMAC will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. With respect to the trust, the accompanying prospectus supplement states otherwise, as compensation for the performance of its obligations under the administration agreement and as reimbursement for its expenses related thereto, GMAC will be entitled to a monthly administration fee in an amount equal to $1,500. The servicer will pay the administration fee.

Ownership of Notes and Certificates

The depositor and any affiliate of the depositor may in its individual or any other capacity become the owner of notes or certificates.

LEGAL ASPECTS

Transfer of Receivables

On the initial issuance date for the trust, on each date on which dealer accounts are added to the pool of accounts and on each Receivables Transfer Date, GMAC will sell, transfer and assign to the depositor and the depositor will sell, transfer and assign the Eligible Receivables in the dealer accounts included in the pool of accounts to the trust. In the pooling and servicing agreement, GMAC will represent and warrant to the depositor that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of GMAC in and to the receivables to the depositor. In the trust sale and servicing agreement, the depositor will represent and warrant to the trust that the depositor has taken no action to make the representations and warranties false in any material respect and that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of the depositor in and to the receivables to the trust.

Each of GMAC and the depositor will also covenant that it will not sell, pledge, assign, transfer or grant any lien on the receivable other than to the depositor or to the trust, as applicable, or as otherwise contemplated by the Transfer and Servicing Agreements. For a discussion of the rights of the trust arising from these representations and warranties, see “The Transfer and Servicing Agreements—Representations and Warranties” in this prospectus. To secure its payment obligations under the notes, pursuant to the indenture, the trust will grant a security interest in the receivables to the indenture trustee.

GMAC will represent in the pooling and servicing agreement that the receivables to be conveyed to the trust are either “chattel paper,” “accounts” or “payment intangibles” for purposes of the UCC. Generally, pledges or sales of chattel paper, accounts or payment intangibles may be perfected by the filing of financing statements in the appropriate jurisdiction. Pledges or sales of tangible chattel paper may also be perfected by obtaining possession of the documentation evidencing the receivable. Pledges or sales of payment intangibles are generally automatically perfected upon attachment. Financing statements covering the receivables to be conveyed to the trust will be filed under the UCC by both the depositor and the trust to perfect and protect their respective interests in the receivables, to the extent the filings are required to so perfect and/or protect those interests. Continuation statements will be filed as required to continue the perfection of those interests. No filings with respect to chattel paper, accounts or payment intangibles will be made under any state laws other than the UCC.

There are circumstances under the UCC and applicable federal law in which some limited subsequent transferees of a receivable held by the trust could have an interest in a receivable with priority over the trust’s interest in that receivable. For example, a purchaser of chattel paper who gives new value and takes possession of the instruments which evidence the chattel paper in the ordinary course of the purchaser’s business may, under some circumstances, have priority over the interest of the trust in the chattel paper. If the transfer of receivables to the depositor or the trust were recharacterized as a pledge, a tax or other lien on property of GMAC or the depositor such transfer may also have priority over the interest of the trust in the receivable. Further, cash collections on the receivables held by the trust may be commingled with the funds of GMAC as servicer and amounts due to GMAC as the holder of the Retained Property held by the trust and, as a result, in the event of the bankruptcy of GMAC, the trust may not have a perfected interest in the collections.

GMAC will represent and warrant in the pooling and servicing agreement that each receivable at the time of the sale to the depositor is secured by a first priority perfected security interest in the related vehicles. Generally, under applicable state laws, a security interest in an automobile or light truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. GMAC takes all actions it deems necessary under applicable state laws to perfect GMAC’s security interest in vehicles. However, at the time a vehicle is sold or leased, GMAC’s security interest in the vehicle will generally terminate. Therefore, if a dealer fails to remit to GMAC amounts owed with respect to any vehicle that has been sold or leased, the receivable will no longer be secured by the vehicle, but will be secured by the proceeds of the retail sale or lease of the vehicle and, to the extent applicable, other Collateral Security. If the proceeds of the sale or lease include chattel paper—as is the case with most retail instalment contracts—some limited subsequent transferees of that chattel paper could have an interest in proceeds of the sale or lease with priority over the trust’s interest in proceeds of the sale or lease.

BANKRUPTCY ASPECTS OF THE ACCOUNTS

Bankruptcy of the Trust

It is unclear as to whether the issuing entity is eligible to be the subject of a bankruptcy case. If it is, then the issuing entity may be subject to a declaration of bankruptcy, receivership or other similar proceeding under federal bankruptcy law.

Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to include a “corporation” and “corporation” to include a “business trust”. The legislative history of the Bankruptcy Code, however, indicates that the term “person” does not otherwise include a “trust.” Therefore, the trust’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a business trust by the court determining eligibility.

Case law indicates that whether or not a statutory trust, such as the issuing entity, will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.

A reasonable argument can be made that the issuing entity engages in activities that will make it qualify as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. The issuing entity is structured as an enterprise for profit. Interests in the issuing entity may be sold and transferred. The issuing entity will acquire financial assets from the depositor, sell notes and certificates, invest and reinvest collections from such financial assets, and perform ancillary business activities with the ultimate purpose of creating profit for the noteholders, certificateholders, the sponsor, the depositor and the servicer.

If the issuing entity were to be subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the notes as explained in “Bankruptcy Aspects of the Accounts—Payment on the Notes and Certificates”.

If, on the other hand, a court were to find that the issuing entity does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the issuing entity that are predicated on the issuing entity being eligible as a “debtor” pursuant to Section 109 of the Bankruptcy Code.

Regardless of whether or not the issuing entity is itself an eligible debtor, the possibility exists that a court may apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the issuing entity with the assets and liabilities of the sponsor and/or the depositor in a bankruptcy proceeding initiated against the sponsor or the depositor. There are circumstances in which a court has consolidated assets of a non-debtor with those of a debtor. It appears that the legal principles involved in consolidating the assets of a non-debtor with those of a debtor are the same principles involved in consolidating two debtors. A court, however, may be more reluctant to apply substantive consolidation in such a circumstance because of the practical and jurisdictional problems that might arise from a consolidation.

The transaction documents contain provisions, and the sponsor and the depositor have taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely that the voluntary or involuntary application for relief by the sponsor, the depositor or the issuing entity under the United States Bankruptcy Code or similar applicable state laws would result in consolidation of the assets and liabilities of the depositor with those of the sponsor or of the depositor and/or the sponsor with those of the issuing entity, as applicable. These steps include the creation of the depositor, under its formation documents, as a limited-purpose entity/subsidiary pursuant to a limited liability company agreement containing various limitations. The formation documents of the issuing entity contain analogous provisions. These limitations also include restrictions on the nature of the depositor’s and issuing entity’s business and a restriction on the depositor’s and the issuing entity’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of the directors of the depositor, or the owner trustee, the noteholders and the certificateholders, in the case of the issuing entity. Under some circumstances, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.”

If, notwithstanding the foregoing measures, a court were to conclude that the assets and liabilities of the issuing entity should be consolidated with the assets and liabilities of the depositor or the sponsor in the event the depositor or the sponsor were to become a bankrupt debtor or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of those distributions, could occur. See also “Bankruptcy Aspects of the Accounts—Payment on the Notes and Certificates” in this prospectus.

Pursuant to its organizational documents, the affirmative vote of all the members of the Board of Directors of the depositor is required for the depositor to be subject to proceedings to be adjudicated bankrupt or insolvent, or to consent to any such proceedings, or to take any corporate action in furtherance of any such action.

Payments on the Notes and Certificates

The depositor’s limited liability company agreement includes a provision that, under some circumstances, requires the depositor to designate at least one director who qualifies under the limited liability company agreement as an “independent director.” The depositor’s limited liability company agreement provides that the depositor will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of its directors. Pursuant to the Transfer and Servicing Agreements, the owner trustee, the indenture trustee and all noteholders will covenant that they will not institute against the depositor any bankruptcy, reorganization or other proceedings under any insolvency laws until one year and one day after all securities have been paid in full. In addition, a number of other steps will be taken to avoid the depositor’s becoming a debtor in a bankruptcy case. The depositor will agree not to file a voluntary petition for relief under the insolvency laws so long as it is solvent and does not foresee becoming insolvent, and GMAC, as the sole stockholder of the depositor, will agree that it will not cause the depositor to file such a petition.

In addition, the transaction documents contain covenants pursuant to which the indenture trustee, the owner trustee and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the issuing entity to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of the notes and the certificates.

In the event that GMAC, the depositor or the issuing entity were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the debtor or the debtor itself were to request a court to order that GMAC should be substantively consolidated with the depositor or issuing entity, delays in payments on the securities could result. Should the bankruptcy court rule in favor of the creditor, trustee in bankruptcy or debtor, the amount of the payments could be reduced.

If GMAC, the depositor or the issuing entity were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. If this happened, all Principal Collections would be applied to principal payments on securities and receivables arising in the dealer accounts thereafter would no longer be sold to the depositor and transferred to the trust. The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will also result in a servicing default. A trustee in bankruptcy of the servicer, including the servicer as debtor in possession, may have the power to prevent either the indenture trustee, the owner trustee or the noteholders from appointing a successor servicer.

In addition, if any Transfer and Servicing Agreement is deemed an executory contract under bankruptcy laws, a trustee in bankruptcy of any party to those agreements, including the party as debtor in possession, may have the power to assume (i.e., reaffirm) or reject the agreement. A party deciding whether to assume or reject an agreement would be given a reasonable period of time to make that decision, perhaps even until the time of confirmation of the plan of reorganization, which could result in delays in payments or distributions on the securities.

Transfers made in some isolated transactions contemplated by the Transfer and Servicing Agreements (including payments made by GMAC or the depositor with respect to repurchases or reassignments of receivables and the transfers in connection with the designation of additional dealer accounts) may be recoverable by GMAC, the depositor, or the issuing entity, as debtor in possession, or by a trustee in bankruptcy of GMAC, the depositor or the issuing entity, as a preferential transfer from GMAC, the depositor or the issuing entity if the transfers are made within specified periods prior to the filing of a bankruptcy case in respect of GMAC, the depositor, or the issuing entity and other conditions are met.

In addition, application of federal bankruptcy and state debtor relief laws to any dealer could affect the interests of the trust and the indenture trustee in the receivables of the dealer if the enforcement of those laws result in any receivables conveyed to the trust being written off as uncollectible by the servicer. Whether or not any receivables are written off as uncollectible, delays in payments due on the receivables could result.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series offered in this prospectus and the accompanying prospectus supplement, except for any other series of notes which is specifically identified as receiving different tax treatment in the related prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Kirkland & Ellis LLP—“Tax Counsel”— with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a “trust” with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to noteholders.

This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the holders of notes in light of their particular investment circumstances nor, except for limited discussions of particular topics, to certain types of noteholders who have special treatment under the federal income tax laws. These noteholders include, for example, financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed to prospective purchasers who purchase notes in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes and/or certificates as “capital assets” within the meaning of Section 1221 of the Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization and Treatment of Notes

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series offered in this prospectus and the accompanying prospectus supplement, except for any other series of notes which is specifically identified as receiving different tax treatment in the related prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences—Tax Characterization and Treatment of Notes,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

Characterization as Debt. Prior to the sale of each series of notes, Tax Counsel will deliver its opinion with respect to each series of notes, other than any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, to the effect that although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the notes, based on the terms of the notes and the transactions set forth herein, the notes will be treated as debt for federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See “Tax Characterization of the Trust—Risk of Alternative Characterization” below for a discussion of the potential federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes and certificates for federal income tax purposes.

Notes Subject to Contingencies. The federal income tax consequences to a holder of the ownership and disposition of notes that provide for one or more contingent payments will vary depending on the exact terms of the notes and related factors. The notes may be subject to rules that differ from the general rules discussed below. The federal income tax consequences to a holder of notes that provide for contingent payments will be summarized in the applicable prospectus supplement.

Treatment of Stated Interest. Based on the foregoing opinion, and assuming the notes are not issued with original issue discount (“OID”), the stated interest on a note will be taxable as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on a note may constitute “investment income” for purposes of limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the related prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless the excess falls within a statutorily defined de minimis exception. A note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the note through maturity except “qualified stated interest.” “Qualified stated interest” is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution (other than of qualified stated interest) would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include the OID in income proportionately as principal payments are made on the term note.

A holder of a note which has a fixed maturity date not more than one year from the issue date of the note, which we refer to in this section as a short-term note, generally will not be required to include OID on the note in income as it accrues, provided the holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of a number of pass-through entities specified in the Code. Additionally, the holder may not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a short-term note would include the OID accrued on the note in gross income upon a sale or exchange of the term note or at maturity, or if the note is payable in installments, as principal is paid thereon. The holder of a short-term note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the short-term note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the term note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a short-term note on a ratable, straight-line, basis, unless the holder irrevocably elects under Treasury regulations, with respect to the obligation to apply a constant interest method, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Code.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income with respect to the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder with respect to the term note. Any gain or loss will be a capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding. The trustee will be required to report annually to the IRS, and to each related noteholder of record, the amount of interest paid on the notes, as well as the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is exempt from backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trustee will be required to withhold, from interest otherwise payable to the holder, an amount not in excess of 28% of the interest and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Tax Consequences to Foreign Noteholders. Based on the foregoing opinion that the notes will be treated as indebtedness for federal income tax purposes, if interest paid (or accrued) and/or OID (if any) accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest and/or OID (as the case may be), generally will be considered “portfolio interest” and generally will not be liable for United States federal income tax and withholding tax, provided that the Foreign Person:

(1) is not actually or constructively a “10 percent shareholder” of the trust or the depositor, including a holder of 10% of the outstanding certificates of the trust, or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Code or a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code, and

(2) provides to the U.S. person otherwise required to withhold federal income tax from such interest, an appropriate statement, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the indenture trustee within 30 days of the change and provide a new certificate or other documentation establishing the continuing validity of the exemption.

If the interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30%, unless the tax were reduced or eliminated pursuant to an applicable tax treaty. Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a noteholder who is a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be required to pay United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be required to pay a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for a number of items, unless it qualifies for a lower rate under an applicable tax treaty.

Under current Treasury regulations, backup withholding (imposed at a rate not in excess of 28%) will not apply to payments made in respect of a note if the certifications described above are received, provided in each case that the trust does not have actual knowledge that the payee is a U.S. Person.

Because the depositor will, for federal income tax purposes, treat all notes as indebtedness issued by the trust characterized as either a partnership or a division of whichever entity owns all of the Certificates, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterization of the trust.

Tax Characterization of the Trust

Depending upon whether certificates are owned by one or more persons, the depositor, the servicer and the certificateholders agree to treat the trust as a partnership or a division of the depositor for U.S. federal income tax purposes.

If the trust issues certificates only to the depositor, the equity of the trust will be wholly-owned by the depositor. In this case, the trust will be disregarded for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the trust and the obligor of all the liabilities of the trust. Accordingly, the trust would not be liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under the “check-the-box” Treasury regulations, unless it is treated as a “trust” for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes.

If certificates are issued to more than one person, the depositor, the servicer and the certificateholders will agree to treat the trust as a partnership for federal, state and local income and franchise tax purposes. Under this scenario the certificateholders would be the partners of the partnership, and the notes would be debt of the partnership. However, the proper characterization of this arrangement as it involves the certificates, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.

Risk of Alternative Characterization. If the trust were an association taxable as a corporation for federal income tax purposes, it would have to pay corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the applicable notes and certificates. Certificateholders could also be liable for any corporate income tax that is unpaid by the trust. However, upon the issuance of each series of certificates, Tax Counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation.

Even if the trust were not classified as an association taxable as a corporation but as a partnership, it would be subject to corporate income tax if it were a publicly traded partnership (“PTP”). In the opinion of Tax Counsel, even if certificates are issued to more than one person, the trust will not be a PTP.

Tax Shelter Disclosure and Investor List Requirements

Treasury regulations directed at abusive tax shelter activity can apply to transactions not conventionally regarded as tax shelters. Such Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with any applicable disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE, LOCAL AND FOREIGN TAX CONSEQUENCES

The above discussion does not address the tax treatment of any series of notes or the holders thereof under any state, local or foreign tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of this transaction. We suggest that prospective investors consult with their tax advisors regarding the state, local and foreign tax treatment of the trust as well as any state, local or foreign tax consequences to them of purchasing, holding and disposing of notes.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, including individual retirement accounts and some types of Keogh Plans, and collective investment funds or insurance company general or separate accounts or other entities in which benefit plans are significant investors (we refer to each of these as a “benefit plan”) from engaging in transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the depositor, the servicer, the trust, the owner trustee or the indenture trustee, any swap counterparty, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Transactions involving the trust might also be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, modified by Section 3(42) of ERISA (the “plan assets regulation”), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan asset regulation applied. An equity interest is defined under the plan asset regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as equity interests for these purposes and will therefore not be available for purchase by benefit plans. Subject to the restrictions noted above regarding prohibited transactions in the purchase of notes, notes that are debt instruments will generally be available for purchase by benefit plans. The treatment of a particular class of notes will be addressed in “ERISA Considerations” in the accompanying prospectus supplement.

If you are a benefit plan fiduciary considering the purchase of the notes, you should consult with your ERISA advisors and refer to the prospectus supplement with respect to whether the trust will be deemed to hold plan assets and the applicability of an exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code. Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements but may be subject to substantially similar laws.

PLAN OF DISTRIBUTION

On the terms and conditions set forth in an underwriting agreement, with respect to each series of notes offered thereby, the depositor will agree to sell to each of the underwriters named in the underwriting agreement and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the depositor, the principal balance of notes set forth in the underwriting agreement and in the accompanying prospectus supplement.

In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes described in the underwriting agreement which are offered by this prospectus and by the accompanying prospectus supplement if any of the notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each prospectus supplement will either:

(1) set forth the price at which each series of notes being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes; or

(2) specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any notes, the public offering price and the concessions may be changed.

The extent, if any, to which the closing of the sale of any series of notes is conditioned upon the closing of any other series of securities will be set forth in the accompanying prospectus supplement.

Each underwriting agreement will provide that the depositor will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

The indenture trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL OPINIONS

Some legal matters relating to the notes will be passed upon for the trust, the depositor and GMAC by Richard V. Kent, Esq., General Counsel of the depositor and Assistant General Counsel of GMAC, and by Kirkland & Ellis LLP, special counsel to the trust, the depositor and GMAC. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Specified federal income tax matters will be passed upon for the trust, the depositor and the servicer by Kirkland & Ellis LLP.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and current SEC reports, reports on assessment of compliance with servicing criteria, registered public accounting firm attestation reports, servicer compliance statements and other information about the trust that are required to be filed.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the trust until we terminate our offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling us at: GMAC LLC, 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-556-5000.

GLOSSARY OF TERMS

This Glossary of Terms does not purport to be complete and is qualified in its entirety by reference to the related Transfer and Servicing Agreements, forms of which are filed as an exhibit to the Registration Statement of which this prospectus is a part. Some of the capitalized terms used but not defined in the prospectus or this Glossary of Terms are defined in the accompanying prospectus supplement. References to the singular include references to the plural and vice versa.

“Addition Date” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Addition Notice” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Adjusted Nonoverconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Nonoverconcentration Pool Balance on that date and (b) the Excess Funding Account Amount on that date.

“Adjusted Overconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Overconcentration Pool Balance on that date and (b) the Cash Collateral Account Amount on that date.

“Adjusted Pool Balance” means, on any date, the sum of (a) the Pool Balance on that date, (b) the Excess Funding Account Amount on that date, and (c) the Cash Collateral Account Amount on that date.

“Administrative Purchase Payment” has the meaning set forth in “The Transfer and Servicing Agreements—Servicer Covenants.”

“Aggregate Dealer Interest Collections” means, for any Collection Period, an amount equal to the sum of (a) the aggregate amount of Dealer Interest Collections for each dealer during that Collection Period and (b) investment proceeds on the Collection Account for that Collection Period.

“Aggregate Dealer New Vehicle Principal Receivables” means, on any date, the aggregate of the Dealer New Vehicle Principal Receivables for each dealer on that date.

“Aggregate Dealer Overlap Overconcentration Amount” means, on any date, the aggregate of the Dealer Overlap Overconcentration Amounts for each dealer on that date.

“Aggregate Dealer Principal Collections” means, for any day or period, the aggregate amount of Dealer Principal Collections for each dealer on that day or for that period.

“Aggregate Dealer Used Vehicle Overconcentration Amount” means, on any date, the excess, if any, of (a) the Aggregate Dealer Used Vehicle Principal Receivables on that date over (b) the Maximum Used Vehicle Exposure Amount on that date.

“Aggregate Dealer Used Vehicle Principal Receivables” means, on any date, the aggregate of the Dealer Used Vehicle Principal Receivables for each dealer on that date.

“Aggregate First Tier Overconcentration Amount” means, on any date, the aggregate of the First Tier Overconcentration Amounts for each dealer on that date.

“Aggregate Nonoverconcentration Net Invested Amount” means, on any date, an amount equal to the aggregate of the Net Invested Amounts for each Nonoverconcentration Series on that date.

“Aggregate Overconcentration Defaulted Amount” means, on any date, an amount equal to the aggregate of the Dealer Overconcentration Defaulted Amounts for all of the dealers on that date.

“Aggregate Overconcentration Net Invested Amount” means, on any date, an amount equal to the aggregate of the Net Invested Amounts for each Overconcentration Series on that date.

“Aggregate Reallocated Nonoverconcentration Amount” means, on any date, an amount equal to the aggregate of the Reallocated Nonoverconcentration Amount for each Overconcentration Series on that date.

“Aggregate Second Tier Overconcentration Amount” means, on any date, the aggregate of the Second Tier Overconcentration Amounts for each dealer on that date.

“Aggregate Third Tier Overconcentration Amount” means, on any date, the excess, if any, of (a) the Aggregate Dealer Used Vehicle Overconcentration Amount over (b) the Aggregate First Tier Overconcentration Amount on that date.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Business Day” means, unless the accompanying prospectus supplement states otherwise, any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, remain closed.

“Certificate Amount” has the meaning set forth in “The Notes.”

“Certificate Distribution Account” means, for the trust, one or more accounts established by the servicer at and maintained with the owner trustee, in the name of the owner trustee on behalf of the related certificateholders, in which amounts to be applied for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

“Certificate Interest” has the meaning set forth in “The Notes.”

“Cash Collateral Account” means, an Eligible Deposit Account, established and maintained by the applicable indenture trustee or its nominee in the name of the applicable indenture trustee, clearly indicating that the funds and other property credited thereto are held for the benefit of the holders of any notes of any Overconcentration Series and any person or entity that provides any Series Enhancement of any Overconcentration Series, on behalf of the issuing entity.

“Cash Collateral Account Amount” means, on any date, an amount equal to the sum of (a) the amount on deposit in the Cash Collateral Account (excluding amounts related to investment earnings on that date) and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Cash Collateral Account on that date.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Collateral Security” means, with respect to a dealer account included in the pool of accounts and receivables arising in the dealer account, all collateral security granted to secure the obligations of the related dealer in connection therewith and any proceeds therefrom, including all Vehicle Collateral Security and, to the extent applicable, other motor vehicles, parts inventory, equipment, fixtures, service accounts, realty and guarantees.

“Collection Account” means, with respect to the trust, one or more bank accounts, established by the servicer at and maintained with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related securities, into which the trust’s share of all payments made on or with respect to the receivables in the dealer accounts related to the trust will be deposited.

“Collection Period,” including “related Collection Period,” means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs provided, however, that for the initial Distribution Date for the trust, the related Collection Period shall be a period from and including the Initial Cut-Off Date to and including the last day of the calendar month preceding the initial Distribution Date.

“Collections” means Interest Collections and Principal Collections.

“Controlled Accumulation Period” has the meaning set forth in “The Notes—Principal and Interest on the Notes—Accumulation Periods.”

“Controlled Amortization Period” has the meaning set forth in “The Notes—Principal and Interest on the Notes—Amortization Periods.”

“Credit Enhancement Percentage” has the meaning set forth in “The Notes—Investor Percentage and Credit Enhancement Percentage.”

“Cumulative Net Dealer Nonoverconcentration Defaulted Amount” means, for any dealer on any date, an amount equal to the excess, if any, of (a) the aggregate amount of all Dealer Nonoverconcentration Defaulted Amounts for that dealer over (b) the aggregate amount of all Dealer Nonoverconcentration Recoveries for that dealer.

“Dealer Defaulted Amount” means, for any dealer on any date, the amount (not less than zero) of Eligible Principal Receivables of that dealer that became Defaulted Receivables on that date other than any such receivables that are subject to repurchase by the depositor or the servicer or purchase by the servicer (unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the depositor, the seller or the servicer, as the case may be, in which event Defaulted Receivables shall include the principal amount of such otherwise excluded Receivables).

“Dealer Interest Collections” means, for any dealer for any Collection Period, the product of (a) the Interest Collections for that Dealer for that Collection Period and (b) a fraction (i) the numerator of which is the Eligible Interest Billed for that Dealer as of the last day of the Collection Period prior to that Collection Period and (ii) the denominator of which is the Total Interest Billed for that Dealer for the Collection Period prior to that Collection Period.

“Dealer New Vehicle Principal Receivables” means, for any dealer on any date, the Eligible Principal Receivables of that dealer on that date that were advanced against New Vehicles.

“Dealer Nonoverconcentration Defaulted Amount” means, for any dealer on any date, (a) the Dealer Defaulted Amount for that dealer for that date minus (b) the Dealer Overconcentration Defaulted Amount for that dealer on that date.

“Dealer Nonoverconcentration New Vehicle Principal Receivables” means, for any dealer on any date, (a) the Dealer New Vehicle Principal Receivables of that dealer on that date minus (b) the Second Tier Overconcentration Amount for that dealer on that date.

“Dealer Nonoverconcentration Principal Receivables” means, for any dealer on any date, the sum of (a) the Dealer Nonoverconcentration New Vehicle Principal Receivables for that dealer on that date and (b) the Dealer Nonoverconcentration Used Vehicle Principal Receivables for that dealer on that date.

“Dealer Nonoverconcentration Recoveries” means, for any dealer and any Collection Period, (a) the recoveries for that dealer during that Collection Period minus (b) the Dealer Overconcentration Recoveries for that that dealer during that Collection Period.

“Dealer Nonoverconcentration Used Vehicle Principal Receivables” means, for any dealer on any date, (a) the Dealer Used Vehicle Principal Receivables of that dealer on that date minus (b) the sum of (i) the First Tier Overconcentration Amount for that dealer on that date and (ii) the Third Tier Overconcentration Amount for that dealer on that date.

“Dealer Overconcentration Amount” means, for any Dealer on any date, the excess, if any, of (a) the Dealer Principal Receivables for that dealer on that date over (b) the excess, if any, of (i) the Maximum Dealer Exposure Amount for that dealer on that date over (ii) the Cumulative Net Dealer Nonoverconcentration Defaulted Amount for that Dealer on that date.

“Dealer Overconcentration Defaulted Amount” means, for any dealer on any date, (a) on or prior to the Systems Conversion Date, an amount equal to the product of (i) the Dealer Defaulted Amount for that dealer on that date and (ii) the Dealer Overconcentration Principal and Default Allocation Percentage for that dealer on that date and (b) after the Systems Conversion Date, an amount equal to the sum of (i) the product of (A) the Dealer Defaulted Amount relating to new vehicles for that dealer on that date and (B) the Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage for that dealer on that date and (ii) the product of (A) the Dealer Defaulted Amount relating to used vehicles for that dealer on that date and (B) the Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage for that dealer on that date.

“Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage” means, for any dealer on any date, the percentage equivalent of a fraction (a) the numerator of which is the Second Tier Overconcentration Amount for that dealer on that date and (b) the denominator of which is the Dealer New Vehicle Principal Receivables for that dealer on that date.

“Dealer Overconcentration Principal and Default Allocation Percentage” means, for any dealer on any date, the percentage equivalent of a fraction (a) the numerator of which is the Dealer Overconcentration Amount for that dealer on that date and (b) the denominator of which is the Dealer Principal Receivables for that dealer on that date.

“Dealer Overconcentration Principal Collections” means, for any dealer on any date, (a) on or prior to the Systems Conversion Date, an amount equal to the product of (i) the Dealer Principal Collections for that dealer on that date and (ii) the Dealer Overconcentration Principal and Default Allocation Percentage for that dealer on that date and (b) after the Systems Conversion Date, an amount equal to the sum of (i) the product of (A) the Dealer Principal Collections relating to new vehicles for that dealer on that date and (B) the Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage for that dealer on that date and (ii) the product of (A) the Dealer Principal Collections relating to used vehicles for that dealer on that date and (B) the Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage for that dealer on that date.

“Dealer Overconcentration Receivable” means, for any dealer and date prior to the Systems Conversion Date, a receivable that if transferred to the trust would result in (a) the aggregate amount of all receivables for that on that date to exceed (b) the Maximum Dealer Exposure Amount for that dealer on that date.

“Dealer Overconcentration Recoveries” means, for any dealer and any Collection Period, the aggregate with respect to each Defaulted Receivable of that dealer of (a) on or prior to the Systems Conversion Date, an amount equal to the product of (i) the Dealer Overconcentration

Principal and Default Allocation Percentage for that dealer on the date that Defaulted Receivable became a Defaulted Receivable and (ii) the recoveries on that Defaulted Receivable during that Collection Period and (b) after the Systems Conversion Date, an amount equal to the sum of (i) for each such Defaulted Receivable relating to a new vehicle, the product of (A) the Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage for such Dealer on the date that Defaulted Receivable became a Defaulted Receivable and (B) the recoveries on that Defaulted Receivable during that Collection Period and (ii) for each such Defaulted Receivable relating to a used vehicle, the product of (A) the Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage for such Dealer on the date that Defaulted Receivable became a Defaulted Receivable and (B) the recoveries on that Defaulted Receivable during that Collection Period.

“Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage” means, for any dealer on any date, the percentage equivalent of a fraction (a) the numerator of which is the sum of (i) the First Tier Overconcentration Amount for that dealer on that date and (ii) the Third Tier Overconcentration Amount for that dealer on that date and (b) the denominator of which is the Dealer Used Vehicle Principal Receivables for that dealer on that date.

“Dealer Overlap Overconcentration Amount” means, for any dealer on any date, the lesser of (a) the Dealer Overconcentration Amount for that dealer on that date and (b) the Dealer Used Vehicle Principal Receivables for that dealer on that date.

“Dealer Principal Collections” means, for any dealer and any, the sum of (a) Principal Collections on Eligible Principal Receivables for that dealer on that date and (b) the principal portion of all Warranty Payments and Administrative Purchase Payments, if any, on that date.

“Dealer Principal Receivables” means, for any dealer on any date, the sum of (a) Dealer New Vehicle Principal Receivables for that dealer on that date and (b) Dealer Used Vehicle Principal Receivables for that dealer on that date.

“Dealer Used Vehicle Principal Receivables” means, for any dealer on any date, the Eligible Principal Receivables of that dealer on that date that were advanced against Used Vehicles.

“Defaulted Receivables” means, for any date, all Eligible Receivables that were charged-off as uncollectible on or prior to that date.

“Designated Accounts” has the meaning set forth in “The Notes—Bank Accounts.”

“Determination Date” has the meaning set forth in the accompanying prospectus supplement.

“Distribution Accounts” means, collectively, the Note Distribution Account, the Certificate Distribution Account and the Swap Distribution Account, if any.

“Distribution Date” means, with respect to the trust, the fifteenth day of each calendar month (or such other day of each calendar month, if specified in the accompanying prospectus supplement) or, if that day is not a Business Day, the next succeeding Business Day, beginning on the Initial Distribution Date specified in the related prospectus supplement.

“DPP” has the meaning set forth in “The Dealer Floor Plan Financing Business—Dealer Payment Terms.”

“DTC” means the Depository Trust Company.

“Early Accumulation Period” has the meaning set forth in “The Notes—Principal and Interest on the Notes—Accumulation Periods.”

“Early Amortization Event,” with respect to a series of notes, has the meaning set forth in the accompanying prospectus supplement.

“Early Amortization Period” has the meaning set forth in “The Notes—Principal and Interest on the Notes—Amortization Periods.”

“Eligible Account” has the meaning set forth in the accompanying prospectus supplement.

“Eligible Deposit Account” means either

(1) a segregated account with an Eligible Institution; or

(2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank having corporate trust powers and acting as trustee for funds deposited in such account so long as any of the securities of such depository institution has a credit rating from each Rating Agency then rating such securities in one of its generic rating categories which signifies investment grade.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition and, unless specified otherwise in the accompanying prospectus supplement, without the consent of any other person.

“Eligible Institution” means, with respect to the trust, either

(1) the corporate trust department of the indenture trustee or owner trustee, as applicable; or

(2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank, (a) which has either (i) a long-term unsecured debt rating of A2 by Moody’s and acceptable to the other rating agencies rating the notes, or (ii) a short-term unsecured debt rating or certificate of deposit rating of P-1 by Moody’s and acceptable to the other rating agencies rating the notes and, and (b) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition and, unless specified otherwise in the accompanying prospectus supplement, without the consent of any other person.

“Eligible Interest Billed” means, for any dealer and any Collection Period, the interest [billed] [accrued] on Eligible Receivables for that dealer during that Collection Period.

“Eligible Principal Receivable” means any Principal Receivable that is an Eligible Receivable.

“Eligible Receivable” has the meaning specified in the accompanying prospectus supplement.

“ERISA” has the meaning set forth in “ERISA Considerations.”

“Event of Default” has the meaning set forth in “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

“Excess Certificate Amount” means, on any date, an amount equal to the sum of (a) the Excess Nonoverconcentration Certificate Amount on that date and (b) the Excess Oveconcentration Certificate Amount on that date.

“Excess Funding Account” has the meaning set forth in “The Notes—Excess Funding Account.”

“Excess Funding Account Amount” means, on any date, an amount equal to the sum of (a) the amount on deposit in the Excess Funding Account (excluding amounts related to investment earnings on that date) and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Excess Funding Account on that date.

“Excess Interest Collections” has the meaning set forth in “The Notes—Groups—Excess Interest Sharing Groups.”

“Excess Interest Sharing Group” has the meaning set forth in “The Notes—Groups—Excess Interest Sharing Groups.”

“Excess Nonoverconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Nonoverconcentration Certificate Amount on that date over (b) the sum of (i) the Required Nonoverconcentration Certificate Amount on that date and (ii) the Excess Required Overconcentration Certificate Amount on that date.

“Excess Overconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Overconcentration Certificate Amount on that date over (b) the sum of (i) Required Overconcentration Certificate Amount on that date and (ii) the Excess Required Nonoverconcentration Certificate Amount on that date.

“Excess Required Nonverconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Required Nonverconcentration Certificate Amount on that date over (b) the Nonverconcentration Certificate Amount on that date.

“Excess Required Overconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Required Overconcentration Certificate Amount over (b) the Overconcentration Certificate Amount on that date.

“Expected Maturity Date” means, with respect to any series of notes, the date, if any, specified in the accompanying prospectus supplement on which all principal is scheduled to be paid as principal on that series of notes, to the extent not previously paid.

“First Tier Overconcentration Amount” means, for any dealer on any date, (a) if the Aggregate Dealer Used Vehicle Overconcentration Amount is zero, zero, (b) if the Aggregate Dealer Used Vehicle Overconcentration Amount is greater than zero, the product of (i) the lesser of (x) 1.00 and (y) a fraction, the numerator of which is (1) the Aggregate Dealer Used Vehicle Overconcentration Amount on that date and the denominator of which is (2) the Dealer Overlap Overconcentration Amount for that Dealer and (ii) the Dealer Overlap Overconcentration Amount for that Dealer on that date.

“Foreign Person” means any noteholder other than a U.S. Person.

“GMAC” has the meaning specified in “Summary of Terms.”

“Initial Cut-Off Date” means, with respect to the trust, the date so specified in the accompanying prospectus supplement relating to the first series of notes issued by the trust.

“Insolvency Event” means, with respect to a specified entity:

(1) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator for the entity, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the entity’s affairs, and the continuance of that decree or order unstayed and in effect for a period of 90 consecutive days;

(2) the consent by the entity to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the entity or of or relating to substantially all of the entity’s property; or

(3) the entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

“Interest Collections” means, for any Collection Period, collections received during the Collection Period on the Interest Receivables existing under the dealer accounts in the pool of accounts, including Administrative Purchase Payments and Warranty Payments in that Collection Period in excess of the principal portion thereof.

“Interest Rate” means for any Payment Date and for any series of notes, the rate or rates of interest on the series of notes as specified in the related prospectus supplement.

“Interest Reallocation Group” has the meaning set forth in “The Notes—Groups—Interest Reallocation Groups.”

“Interest Receivable” means the portion of a receivable that is not attributed to principal by the servicer pursuant to its servicing guidelines.

“Invested Amount” has the meaning set forth in “The Notes—Investor Percentage and Credit Enhancement Percentage.”

“Investment Proceeds” means, with respect to any Designated Account or the Certificate Distribution Account and any Distribution Date, investment earnings on funds deposited in such Designated Accounts or the Certificate Distribution Account, as applicable, net of losses and investment expenses during the related Collection Period.

“Investor Charge-Off” has the meaning set forth in “The Notes—Investor Defaulted Amount and Reallocated Principal Collections.”

“Investor Defaulted Amount” has the meaning set forth in “The Notes—Investor Defaulted Amount and Reallocated Principal Collections.”

“Investor Percentage” has the meaning set forth in “The Notes—Investor Percentage and Credit Enhancement Percentage.”

“Legal Maturity Date” means, with respect to any series of notes or certificates, the date so set forth in the accompanying prospectus supplement, on which date the final payment on the notes or final distribution on the certificates is due.

“Maximum Dealer Exposure Amount” means, for any dealer on any date, the product of (a) the Maximum Dealer Exposure Percentage for that dealer on that date and (b) the Nonoverconcentration Pool Balance on the preceding Business Day.

“Maximum Dealer Exposure Percentage” means, for any dealer on any date,     % or such other amount specified by the Depositor upon satisfaction of the Rating Agency Condition; provided, however, that if on any date, after the adjustments to the Maximum Used Vehicle Exposure Amount Percentage described in the proviso thereof, the Aggregate Nonoverconcentration Net Invested Amount shall exceed the Adjusted Nonoverconcentration Pool Balance, the Maximum Dealer Exposure Percentage shall be increased until the Nonoverconcentration Pool Balance equals the Aggregate Nonoverconcentration Net Invested Amount, but in no event in excess of 100.00% or in excess of the percentage that would cause the Aggregate Overconcentration Net Invested Amount to exceed the Adjusted Overconcentration Pool Balance.

“Maximum Used Vehicle Exposure Amount” means, for any date, the product of (a) the Maximum Used Vehicle Exposure Percentage on that date and (b) the Nonoverconcentration Pool Balance on the preceding Business Day.

“Maximum Used Vehicle Exposure Percentage” means, for any date,     % or such other amount specified by the Depositor upon satisfaction of the Rating Agency Condition; provided, however, that if on any date, the Aggregate Nonoverconcentration Net Invested Amount shall exceed the Adjusted Nonoverconcentration Pool Balance, the Maximum Used Vehicle Exposure Percentage shall be increased until the Nonoverconcentration Pool Balance equals the Aggregate Nonoverconcentration Net Invested Amount, but in no event in excess of 100.00% or in excess of the percentage that would cause the Aggregate Overconcentration Net Invested Amount to exceed the Adjusted Overconcentration Pool Balance.

“Monthly Interest” has the meaning specified in the accompanying prospectus supplement.

“Monthly Servicing Fee” has the meaning specified in the accompanying prospectus supplement.

“Net Invested Amount” has the meaning set forth in “The Notes—Investor Percentage and Credit Enhancement Percentage.”

“Nonoverconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any of (a) the Adjusted Nonoverconcentration Pool Balance on that date over (b) the sum of (i) the Aggregate Nonoverconcentration Net Invested Amount on that date and (ii) the Aggregate Reallocated Nonoverconcentration Amount on that date.

“Nonoverconcentration Defaulted Amount” means, for any date, an amount equal to (a) the Defaulted Eligible Principal Receivables for that date minus (b) the Aggregate Overconcentration Defaulted Amount for that date.

“Nonoverconcentration Interest” means interest in the trust assets represented by the Nonoverconcentration Pool Balance, including any amounts allocated to such interest pursuant to the indenture or any indenture supplement.

“Nonoverconcentration Interest Collections” means, with respect to any Collection Period, an amount equal to the sum of (a) an amount equal to (i) the Aggregate Dealer Interest Collections for that Collection Period minus (ii) the Overconcentration Interest Collections for that Collection Period, (b) the Nonoverconcentration Recoveries for that Collection Period, and (c) the investment proceeds with respect to the Excess Funding Account for that Collection Period.

“Nonoverconcentration Pool Balance” means, on any date, an amount equal to (a) the Pool Balance on that date minus (b) the Overconcentration Pool Balance on that date.

“Nonoverconcentration Principal Collections” means, for any date, an amount equal to (a) the Aggregate Dealer Principal Collections for that date minus (b) the Dealer Overconcentration Principal Collections for that date.

“Nonoverconcentration Recoveries” means, for any Collection Period, an amount equal to (a) the aggregate recoveries for all Defaulted Receivables for that Collection Period minus (b) the Overconcentration Recoveries for that Collection Period.

“Nonoverconcentration Series” means, any series of notes issued pursuant to an indenture supplement with respect to the Nonoverconcentration Interest.

“Note Distribution Account” has the meaning set forth in “The Notes—Bank Accounts.”

“Note Distribution Account Amount” means, on any date, an amount equal to the sum of (a) the amount on deposit in the Note Distribution Account (excluding amounts related to investment earnings) on that date and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Note Distribution Account.

“OID” has the meaning set forth in “Federal Income Tax Consequences—Tax Characterization and Treatment of Term Notes.”

“Overconcentration Certificate Amount” means, on any date, an amount equal to excess, if any, of (a) the Adjusted Overconcentration Pool Balance on that date over (b) the Aggregate Overconcentration Net Invested Amount on that date.

Overconcentration Interest” means, the interest in the trust assets represented by the Overconcentration Pool Balance, including any amounts allocated to such interest pursuant to the indenture or any indenture supplement.

“Overconcentration Interest Allocation Percentage” means, for any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the average of the Overconcentration Pool Balance for each day in that Collection Period and (b) the denominator of which is the average of the Pool Balance for each date in that Collection Period.

“Overconcentration Interest Collections” means, for any Collection Period, an amount equal to the sum of (a) the product of (i) Aggregate Dealer Interest Collections for that Collection Period and (ii) the Overconcentration Interest Allocation Percentage for that Collections Period, (b) the Overconcentration Recoveries for that Collection Period and (c) the Investment Proceeds with respect to the Cash Collateral Account for that Collection Period.

“Overconcentration Pool Balance” means, on any date, the sum of (a) the Aggregate First Tier Overconcentration Amount, (b) the Aggregate Second Tier Overconcentration Amount, and (c) the Aggregate Third Tier Overconcentration Amount.

“Overconcentration Recoveries” means, for any Collection Period, the aggregate of the Dealer Overconcentration Recoveries for each dealer for each day of that Collection Period.

“Overconcentration Series” means, for any series of notes issued pursuant to an indenture supplement with respect to the Overconcentration Interest.

“Permitted Delayed Remittances” means for any date and with respect to any Designated Account, any amount that would have been required to be deposited into that Designated Account on or prior to that date but is not yet required to be so deposited pursuant to the provision of the indenture, the pooling and servicing agreement or the trust sale and servicing agreement that permits the delayed deposit of funds into the applicable Designated Account.

“Payment Date” means, with respect to a series of notes, each date specified for payment of interest or principal on the notes in the accompanying prospectus supplement. With respect to a series of notes providing for monthly payment of interest or principal, Payment Date means a Distribution Date.

“Pool Balance” means, the aggregate amount of all Eligible Principal Receivables in the trust.

“Principal Collections” means, for any date, collections received and identified as relating to a particular receivable on that date on Principal Receivables existing under the Scheduled Accounts, including the principal portion of Warranty Payments and Administrative Purchase Payments on that date.

“Principal Receivable” means, on any date, the portion of a receivable that is attributed to principal by the servicer pursuant to its servicing guidelines.

“Principal Sharing Group” has the meaning set forth in “The Notes—Groups—Principal Sharing Groups.”

“PTP” has the meaning set forth in “Federal Income Tax Consequences—Tax Characterization of the Trust.”

“Randomly Selected Account” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Rating Agency Condition” has the meaning specified in the accompanying prospectus supplement.

“Reallocated Principal Collections” for a series of notes, has the meaning set forth in the accompanying prospectus supplement.

“Reassignment Amount” means, for any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the principal balance of the notes in your series on such Distribution Date, plus (b) the Monthly Interest for that Distribution Date, together with any Monthly Interest previously due but not paid to the noteholders of your series on prior Distribution Dates, plus (c) any Additional Interest for such Distribution Date.

“Receivables Transfer Date” means, unless the accompanying prospectus supplement states otherwise, each Business Day during the related Revolving Period on which Eligible Receivables are created in any dealer account Scheduled Account, except as described under “The Transfer and Servicing Agreements—Insolvency Events.”

“Related Documents” means the indenture, any indenture supplements, the transfer and servicing agreements, and other related documents for the trust.

“Removal Balance” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removal Commencement Date” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removal Date” means, with respect to a Randomly Selected Account, the date on which the Removal Balance is reduced to zero.

“Removal Notice” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removed Account” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Required Certificate Amount” has the meaning set forth in “The Notes.”

“Required Nonoverconcentration Pool Balance” has the meaning set forth in “The Notes—Application of Collections.”

“Required Nonoverconcentration Certificate Amount” means, on any date, an amount equal to the aggregate for Series Required Certificate Amounts for each Nonoverconcentration Series.

“Required Overconcentration Certificate Amount” means, on any date, an amount equal to the aggregate for Series Required Certificate Amounts for each Overconcentration Series.

“Required Overconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Aggregate Overconcentration Net Invested Amount on that date and (b) the Required Overconcentration Certificate Amount on that date.

“Required Pool Percentage” for a series of notes, has the meaning set forth in the accompanying prospectus supplement.

“Reserve Fund” means, with respect to the trust, an Eligible Deposit Account maintained for the benefit of the trust and the noteholders as described in “The Notes—Liquidity and Credit Support.”

“Reserve Fund Required Amount” means, with respect to the trust, the amount, if any, specified in the accompanying prospectus supplement.

“Retained Property” means (i) receivables in the Scheduled Accounts that GMAC does not transfer to the depositor and collections thereon and (ii) any receivables and collections thereon repurchased by GMAC from the depositor or the trust as described herein.

“Revolving Period” has the meaning set forth in “The Notes—Principal and Interest on the Notes—Revolving Period.”

“Schedule of Accounts” means the list of the dealer accounts included in the pool of accounts, which may be amended and supplemented from time to time.

“Scheduled Accounts” has the meaning set forth in “The Trust—The Trust Estate.”

“Second Tier Overconcentration Amount” means, for any dealer on any date, the excess, if any of (a) the Dealer Overconcentration Amount for that dealer on that date over (b) the First Tier Overconcentration Amount for that dealer on that date.

“Series Cut-Off Date” for a series of notes will be specified in the accompanying prospectus supplement.

“Series Enhancement” means the rights and benefits provided to the trust or the noteholders of any series or class pursuant to any subordination, collateral interest, insurance policy, Cash Collateral Account or guaranty, swap arrangement, interest rate cap agreement, letter of credit, surety bond, reserve fund, spread account, accumulation period reserve account, guaranteed rate agreement, tax protection agreement or other similar arrangement. The subordination of any series or class to another series or class will be deemed to be a Series Enhancement.

“Series Required Certificate Amount” for a series of notes will be specified in the accompanying prospectus supplement.

“Swap Distribution Account” means, if so specified in the accompanying prospectus supplement, one or more accounts established by the servicer at and maintained with the indenture trustee, in the name of the indenture trustee on behalf of the counterparty to an applicable currency swap, interest rate swap or other swap, together with the holders of the notes of the relevant series, in which amounts to be applied for distribution to such counterparty will be deposited and from which distributions to such counterparty will be made.

“Systems Conversion Date” means the date, which shall be the last day of a Collection Period, specified as such in a prior written notice from the servicer to the trust, the depositor, the sponsor and each rating agency.

“Target Overlap Overconcentration Amount” means, on any date, the lesser of (a) the Aggregate Dealer Overlap Overconcentration Amount on that date and (b) the Aggregate Dealer Used Vehicle Overconcentration Amount on that date.

“Tax Counsel” has the meaning set forth in “Federal Income Tax Consequences.”

“Third Tier Overconcentration Amount” means, for any dealer on any date, the product of (a) the Third Tier Overconcentration Percentage and (b) excess, if any of (i) the Dealer Used Vehicle Principal Receivables for that dealer on that date over (ii) the First Tier Overconcentration Amount for that dealer on that date.

“Third Tier Overconcentration Percentage” means, for any date, the percentage equivalent of a fraction (a) the numerator of which is the Aggregate Third Tier Overconcentration Amount and (b) the denominator of which is the excess of (i) the Aggregate Dealer Used Vehicle Principal Receivables for that date over (ii) the Aggregate First Tier Overconcentration Amount for that date.

“Total Interest Billed” means, for any dealer and any Collection Period, the interest [billed] [accrued] on all receivables of that dealer during that Collection Period.

“Transfer and Servicing Agreements” means, with respect to the trust, the pooling and servicing agreement, the trust sale and servicing agreement, the trust agreement and the administration agreement.

“Trust Termination Date” is the date the trust will terminate and will be on the earlier to occur of

(1) the day following the Distribution Date on which all amounts required to be paid to the related noteholders pursuant to the related Transfer and Servicing Agreements have been paid or have been deposited in the related Distribution Accounts, if the depositor elects to terminate the trust at that time; and

(2) the specified Trust Termination Date as set forth in the accompanying prospectus supplement.

“U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction, as may be amended from time to time.

“Used Vehicle Overconcentration Receivable” means, for any date prior to the Systems Conversion Date, a receivable that if transferred to the trust would result in (a) the aggregate amount of all Principal Receivables under the Scheduled Accounts held by the trust on that date exceeding (b) the Maximum Used Vehicle Exposure Amount for that date.

“Vehicle Collateral Security” means, with respect to a receivable, the security interest in the applicable financed vehicle granted to secure the obligations of the related dealer in connection therewith and any proceeds therefrom.

“Voting Interests” means, as of any date, the aggregate beneficial ownership interest of all outstanding certificates.

“Warranty Payment” has the meaning set forth in “The Transfer and Servicing Agreements—Representations and Warranties.”

“Warranty Receivable” has the meaning set forth in “The Transfer and Servicing Agreements—Representations and Warranties.”

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, that information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.

Until the expiration of 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SWIFT MASTER AUTO RECEIVABLES TRUST
ISSUING ENTITY

$[ • ]
CLASS A FLOATING RATE ASSET
BACKED NOTES,
SERIES 2007-A

$[ • ]
CLASS B FLOATING RATE ASSET
BACKED NOTES,
SERIES 2007-A

$[ • ]
CLASS C FLOATING RATE ASSET
BACKED NOTES,
SERIES 2007-A

$[ • ]
CLASS D FLOATING RATE ASSET
BACKED NOTES,
SERIES 2007-A

WHOLESALE AUTO
RECEIVABLES LLC
DEPOSITOR

GMAC LLC
SPONSOR AND SERVICER

PROSPECTUS SUPPLEMENT

[UNDERWRITERS]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the offering of the term notes, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission registration fee	*
Printing and engraving costs	*
Legal fees	*
Trustee fees and expenses	*
Accountant’s fees	*
Rating Agencies’ fees	*
Miscellaneous expenses	*
Total	*

*	To be filed by Amendment.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Limited Liability Company Agreement of Wholesale Auto Receivables LLC, as amended, provides that Wholesale Auto Receivables LLC will indemnify and advance expenses to every officer and director and, in some cases, to members to the fullest extent permitted by applicable law, against all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by any of them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was an officer, director or member, as applicable, of Wholesale Auto Receivables LLC. Further, the Limited Liability Company Agreement of Wholesale Auto Receivables LLC provides that Wholesale Auto Receivables LLC may purchase and maintain insurance on behalf of its officers and directors against liabilities asserted against them in their capacities as officers and directors, respectively. Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to standard restrictions, if any, as are set forth in its limited liability company agreement.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

(a) As to Rule 415:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b)) that is part of this registration statement.

Provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) If the registrant is relying on Rule 430B (§ 230.430B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3)) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) ((§ 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of this registration statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430(a)), shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to the equity offerings of nonreporting registrants

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

(f) As to Rule 430A:

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) As to Regulation AB:

The undersigned registrant hereby undertakes:

(1) That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.

(3) To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 21st day of March 2007.

WHOLESALE AUTO RECEIVABLES LLC

/s/ WILLIAM J. McGRANE III
William J. McGrane III
Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 21, 2007 by the following persons in the capacities indicated.

Signature	Title

* Sanjiv Khattri	Chairman of the Board and Director

William F. Muir	President and Director

* Eric A. Feldstein	Director

David C. Walker	Vice President and Director

Barbara J. Stokel	Vice President and Director

* Mark E. Newman	Vice President and Director (Principal Financial Officer)

* Cynthia A. Ranzilla	Vice President and Director

David J. Brophy	Director

* Robert D. Kemp, Jr.	Director

Signature		Title

/s/ WILLIAM J. MCGRANE III William J. McGrane III		Controller (Principal Accounting Officer)

*By:	/s/ WILLIAM J. McGRANE III Name: William J. McGrane IIITitle: Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Index	Description

1.1	Form of Underwriting Agreement for the Notes.*
3.1	Limited Liability Company Agreement entered into by the Registrant on October 20, 2006 and Amendment No. 1 to Limited Liability Company Agreement, entered into by the Registrant on January 29, 2007. (incorporated by reference to Registrant from Registration Statement File No. 333-131524)
4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee.*
4.2	Form of Pooling and Servicing Agreement between GMAC and the Depositor.*
4.3	Form of Trust Agreement between the Depositor and the Owner Trustee.*
4.4	Form of Indenture Supplement between the Issuing Entity and the Indenture Trustee.*
5.1	Opinion of Kirkland & Ellis LLP with respect to legality of notes.*
8.1	Opinion of Kirkland & Ellis LLP with respect to tax matters of notes.*
23.1	Consent of Kirkland & Ellis LLP (to be included as part of Exhibits 5.1* and 8.1*)
24.1	Power of Attorney
25.1	Statement of Eligibility of the Indenture Trustee for the notes.**
99.1	Form of Trust Sale and Servicing Agreement among the Issuing Entity, the Depositor and the Servicer.*
99.2	Form of Custodian Agreement between the Custodian and the Depositor.*
99.3	Form of Administration Agreement among the Servicer, the Owner Trustee and the Indenture Trustee.*

*	To be filed by Amendment.

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

E-1